Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-132747

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Yield Optimization Securities with Contingent Protection Linked to Standard and Poor’s Depositary Receipts®	$35,173,997	$1,382.34
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PRICING SUPPLEMENT (To Prospectus dated March 27, 2006 and Product Supplement dated March 4, 2008)

Yield Optimization Notes with Contingent Protection

Enhanced Income Strategies for Equity Investors

UBS AG $35,173,997 Notes linked to Standard and Poor’s Depositary Receipts® due February 27, 2009

Investment Description

Yield Optimization Notes with Contingent Protection (the “Notes”) are notes issued by UBS AG (“UBS”) linked to the performance of S&P Depositary Receipts issued by the SPDR Trust, Series I, a unit investment trust (the “SPDR Trust”). Each S&P Depository Receipt (a “SPDR”) represents a fractional undivided ownership interest in the SPDR Trust. The SPDR Trust is an exchange traded fund designed and intended to track the performance of the S&P 500 Index by investing its assets pro rata in the equity securities that constitute the S&P 500 Index as well as other financial instruments. The prospectus related to the SPDRs, dated January 25, 2008, is attached to this pricing supplement as Annex A for your review. The Notes pay an enhanced coupon and provide either a return of principal or SPDRs at maturity. The enhanced coupon is designed to compensate you for the risk that you may receive a SPDR at maturity for each Note held that is worth less than your principal. At maturity, you will receive one SPDR (subject to adjustment in the case of certain events described in the accompanying YONCP product supplement under “General Terms of the Notes—Antidilution Adjustments”) for each of your Notes if the closing price of a single SPDR falls below a specified price (the “Trigger Price”) on any trading day during the observation period. Otherwise, you will receive your principal in cash. We will make coupon payments during the term of the Notes regardless of the performance of the SPDRs. Investing in the Notes involves significant risks. You may lose some or all of your principal. The contingent protection feature applies only if you hold the securities to maturity.

Features
☐	Enhanced coupon payments are made regardless of the performance of the SPDRs and are designed to compensate you for the fact that the Notes are not fully principal protected and that you could lose some or all of your principal.
☐	Contingent protection feature protects your principal only if the closing price of the SPDRs never falls below the trigger price during the observation period and you hold the Notes to maturity:
♦	If the closing price of the SPDRs never falls below the trigger price, at maturity you will receive a cash payment equal to your principal amount. You will not participate in any appreciation of the SPDRs at maturity.
♦	If the closing price of the SPDRs falls below the trigger price on any trading day during the observation period, at maturity you will receive one SPDR for each of your Notes. If you receive SPDRs at maturity, they may be worth less (or more) than your principal or may be worthless.

Key Dates

Trade Date	August 25, 2008
Settlement Date*	August 29, 2008
Coupon Payment Dates	November 28, 2008, February 27, 2009
Final Valuation Date**	February 24, 2009
Maturity Date**	February 27, 2009
*	We expect to deliver each offering of the Notes against payment on or about the fourth business day following the trade date. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the trade date will be required, by virtue of the fact that each Note initially will settle in four business days (T+4), to specify alternative settlement arrangements to prevent a failed settlement.
**	Subject to postponement in the event of a market disruption event, as described in the product supplement.
Offering of Notes

Underlying	Coupon per Annum*	Initial Price	Trigger Price	CUSIP	ISIN
Standard and Poor’s Depositary Receipts®	8.40%	$127.02	$101.62, which is 80% of Initial Price	90264M228	US90264M2281
*	Paid quarterly in arrears in two installments.

See “Additional Information about UBS and the Notes” on page 2. The Notes we are offering will have the terms set forth in the YONCP product supplement relating to the Notes, the accompanying prospectus and this pricing supplement. See “Key Risks” on page 8 and the more detailed “Risk Factors” beginning on page PS-11 of the YONCP product supplement relating to the Notes for risks related to an investment in the Notes. Your Note does not guarantee any return of principal at maturity. At maturity, if you receive SPDRs, they may be worth less (or more) than your principal or may be worthless.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this pricing supplement, or the accompanying YONCP product supplement or prospectus. Any representation to the contrary is a criminal offense. The securities are not deposit liabilities of UBS AG and are not FDIC insured.

Price to Public		Underwriting Discount		Proceeds to UBS AG
Total	Per Security*	Total	Per Security	Total	Per Security**
$35,173,997	$127.02	$351,739.97	1.00%	$34,822,257.37	$125.75
*	Dollar value is equal to 100% of the initial price.
**	Dollar value is equal to 99% of the initial price, which reflects the deduction of the total underwriting discount from the price to public.

UBS Financial Services Inc.	UBS Investment Bank

Pricing Supplement dated August 25, 2008

Additional Information about UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Notes) with the Securities and Exchange Commission, or SEC, for the offerings to which this pricing supplement relates. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC web site at www.sec.gov. Our Central Index Key, or CIK, on the SEC Web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 800-657-9836.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	YONCP product supplement dated March 4, 2008:

http://www.sec.gov/Archives/edgar/data/1114446/000139340108000139/v105342_690122-424b2.htm

♦	Prospectus dated March 27, 2006:

http://www.sec.gov/Archives/edgar/data/1114446/000095012306003728/y17280ae424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, references to the “YONCP product supplement” mean the UBS product supplement, dated March 4, 2008, relating to the Notes generally, and references to the “accompanying prospectus” mean the UBS prospectus, dated March 27, 2006.

Indicative Terms of the Notes

Issuer	UBS AG, Jersey Branch
Principal Amount per Note	Equal to the initial price (as defined below) of one SPDR
Term	6 months (178 days)
Coupon Payment	Coupon paid in two equal quarterly installments based on the coupon per annum, regardless of the performance of the SPDRs. The coupon per annum is 8.40%.(1)
1st Installment:	2.077%
2nd Installment:	2.077%
Payment at Maturity (per Note)	➢ If the closing price of the SPDRs never falls below the trigger price on any trading day during the observation period, at maturity we will pay you an amount in cash equal to your principal amount.
➢ If the closing price of the SPDRs falls below the trigger price on any trading day during the observation period, at maturity we will deliver to you one SPDR for each Note you own.
Each Note is not fully principal protected. The SPDRs you may receive at maturity could be worth less than your principal or may be worthless.
Closing Price	On any trading day, the last reported sale price of one SPDR on the principal national securities exchange on which it is listed for trading
Initial Price	The closing price of one SPDR on the trade date
Observation Period	The period starting on the trade date and ending on, and including, the final valuation date

Determining Payment at Maturity

You will receive one SPDR for each Note you own (subject to adjustments in the case of certain corporate events, as described in the accompanying YONCP product supplement and this pricing supplement).

♦	If the market price of the SPDRs on the maturity date is less than the initial price, the SPDRs you receive at maturity will be worth less than the principal amount of your Notes.
♦	If the market price of the SPDRs on the maturity date is greater than the initial price, the SPDRs you receive at maturity will be worth more than the principal amount of your Notes.

Your Notes are not fully principal protected. The SPDRs you may receive at maturity could be worth less than your principal or may be worthless.

(1)	Interest calculations will be made on a 30/360 calendar convention.

2

Investor Suitability

The Notes may be suitable for you if:

♦	You have a moderate to high risk tolerance.
♦	You are willing to receive SPDRs at maturity that may be worth less than your principal or may be worthless.
♦	You believe the market price of the SPDRs is not likely to appreciate by more than the value of the coupons paid on the Notes.
♦	You believe the closing price of the SPDRs is not likely to fall below the trigger price at any time during the observation period.
♦	You are willing to make an investment that will be exposed to the same downside price risk as an investment in the SPDRs.
♦	You are willing to accept the risk of fluctuations in the market price of the SPDRs.
♦	You are willing to invest in the applicable Note based on the stated coupon.
♦	You are willing to hold the Notes to maturity and accept that there may be little or no secondary market for the Notes.

The Notes may not be suitable for you if:

♦	You seek an investment that is 100% principal protected.
♦	You are not willing to receive SPDRs at maturity.
♦	You believe the market price of the SPDRs is likely to appreciate by more than the value of the coupons paid on the Notes.
♦	You believe the closing price of the SPDRs is likely to fall below the trigger price during the observation period.
♦	You are not willing to accept the risks of owning equities in general and the SPDRs in particular.
♦	You prefer lower risk and, therefore, accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.
♦	You are unable or unwilling to hold the Notes to maturity.
♦	You seek an investment for which there will be an active secondary market.

3

Supplemental U.S. Tax Considerations

The United States federal income tax consequences of your investment in the Notes are uncertain. The following is a general description of certain material United States federal income tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Notes and receiving payments of interest, principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

This discussion applies to you only if you hold your Notes as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

♦	a dealer in securities or foreign currencies,
♦	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
♦	a bank,
♦	a life insurance company,
♦	a tax exempt organization,
♦	a person that owns the Notes as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the Notes or a “wash sale” with respect to the Notes or the SPDRs,
♦	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Note, you should consult your own tax adviser concerning the application of the United States federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

If a partnership, or an entity treated as a partnership for U.S. federal income tax purposes, holds the Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Notes.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons are authorized to control all of its substantial decisions.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

This discussion does not address the U.S. federal income tax consequences to you of holding or disposing of any SPDRs that you may receive in connection with your investment in the Securities. You should consult your tax advisor with regard to the U.S. federal income tax consequences regarding the possible receipt of SPDRs.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW YOUR NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN A NOTE ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Notes as an investment unit consisting of (i) a non-contingent debt instrument issued by us to you (the “Debt Portion”) and (ii) a put option contract (the “Put Option”) in respect of a forward contract relating to the SPDRs (the “Forward Contract”), which you entered into with us on the trade date as part of your initial investment in the Notes. The terms of the Notes require you and us (in the absence of an administrative determination or judicial ruling to the contrary) to treat the Notes for all U.S. federal income tax purposes in accordance with such characterization, and any reports to the Internal Revenue Service (the “IRS”) and United States holders will be consistent with such treatment. In purchasing your Notes, you agree to these terms. Except as otherwise noted below, the discussion below assumes that the Notes will be so treated.

4

Underlying	Coupon per Annum	Debt Component per Annum	Put Option Component per Annum
Standard and Poor’s Depositary Receipts®	8.40%	2.89%	5.51%

Treatment as an Investment Unit.  If your Notes are properly treated as an investment unit consisting of a Debt Portion and Put Option, the Debt Portion of your Notes would likely be treated as having been issued for the principal amount of the Notes and the interest payment on the Notes would likely be treated in part as a payment of interest and in part as a payment for the Put Option. The amounts treated as interest on the Debt Portion are likely to be subject to the general rules governing interest payments on short term notes and therefore would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers that elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers are likely to be required to include interest into income upon receipt of such interest.

Amounts treated as payments for the Put Option are likely to be deferred and would either be included in income by you upon the maturity of your Notes or would reduce the basis of any SPDRs you receive upon the maturity of your Notes. Except as otherwise noted, the discussion below assumes that the payments for the Put Option component will be so treated. The terms of your Notes require you and us to treat the Debt Portion as paying interest and the Put Option as making payments as set forth in this pricing supplement.

A cash payment of the full principal amount of your Notes upon the maturity of your Notes is likely to be treated as (i) payment in full of the principal amount of the Debt Portion, which does not result in the recognition of gain or loss if you are an initial purchaser of your Notes and (ii) the lapse of the Put Option which results in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Option and deferred as described above.

A payment in SPDRs upon the maturity of your Notes is likely to be treated as (i) payment in full of the principal amount of the Debt Portion, which does not result in the recognition of gain or loss if you are an initial purchaser of your Notes and (ii) the deemed exercise by us of the Put Option on the trading day that the closing price of the SPDRs fell below the Trigger Price and the settlement of the Forward Contract with your purchase of SPDRs for an amount equal to the principal amount of your Notes. Your U.S. federal income tax basis in SPDRs you receive would equal the principal amount of your Notes less the amount of payments you received for the Put Option and deferred as described above. Your holding period in the SPDRs you receive would begin on the day after you beneficially receive such SPDRs. If you receive cash in lieu of a fractional share of SPDRs, you would generally recognize a short-term capital gain or loss in an amount equal to the difference between the amount of cash you receive and your tax basis (determined in the manner described above) in the fractional share. The deductibility of capital losses is subject to limitations.

Upon a sale or exchange of your Notes you would be required to apportion the value of the amount you receive between the Debt Portion and Put Option (or the Forward Contract, if the Put Option is deemed to have been exercised because the closing price of the SPDRs fell below the Trigger Price prior to such sale or exchange of the Notes) on the basis of the fair market values thereof on the date of the sale or exchange. You would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) your adjusted United States federal income tax basis in the Debt Portion (which would generally be equal to the principal amount of your Notes if you are an initial purchaser of your Notes). Except to the extent attributable to accrued but unpaid interest with respect to the Debt Portion, such gain or loss would be short-term capital gain or loss. If the Put Option has not been deemed exercised (because the closing price of the SPDRs has not fallen below the Trigger Price prior to such sale or exchange of the Notes), the amount of cash that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the Put Option has been deemed exercised (because the closing price of the SPDRs fell below the Trigger Price prior to such sale or exchange of the Notes), the amount of cash that is apportioned to the Forward Contract would be short-term capital gain or loss. If the value of the Debt Portion on the date of the sale of your Notes is in excess of the amount you receive upon such sale, you are likely to be treated as having made a payment to the purchaser equal to the amount of such excess in order to extinguish your rights and obligations under the Put Option or Forward Contract. In such a case, you are likely to recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the Put Option or Forward Contract and the amount of the deemed payment made by you to extinguish the Put Option or Forward Contract.

If you are a secondary purchaser of the Notes, you would be required to allocate your purchase price for the security between the Debt Portion and Put Option (or the Forward Contract, if the Put Option is deemed to have been exercised because the closing price of the SPDRs fell below the Trigger Price prior to such sale or exchange of the Notes) based on the respective fair market values of each on the date of purchase. If the portion of your purchase price allocated to the Debt Portion is at a discount from the principal amount of the Notes, special market discount rules applicable to short-term debt instruments may apply. If, however, the portion of your purchase price allocated to the Debt Portion in accordance with the preceding sentence is in excess of your purchase price for your Notes, you are likely to be treated for U.S. federal income tax purposes as having paid nothing for the Put Option or Forward Contract (i.e., your purchase price for the Put Option or Forward Contract would be zero) and as having received a payment for obligating yourself under the Put Option or Forward Contract (which will be deferred as described above) in an amount equal to such excess. The portion of your purchase price that is allocated to the Put Option or Forward Contract is likely to be offset for tax purposes against amounts you subsequently receive with respect to the Put Option or Forward Contract (including amounts received upon a sale of the Notes that are attributable to the Put Option or Forward Contract), thereby reducing the amount of gain or increasing the amount of loss you would recognize with respect to the Put Option or Forward Contract or with respect to the sale of any SPDRs you receive upon the settlement of the Forward Contract. It is possible that you could take a basis in the Debt Portion greater than your purchase price as a result of being treated as receiving a payment for obligating yourself under the Put Option. You should consult your tax advisor with respect to such rules if you purchase your Notes at a discount.

5

Alternative Characterizations

Due to the absence of authorities that directly address the proper treatment of the Notes, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment of the Notes described above. If the IRS were successful in asserting an alternative treatment of the Notes, the timing and character of income on your Notes could differ materially from our description herein.

Contingent Short-Term Debt Instrument.  It is possible that your Notes could be treated as a single contingent short-term debt instrument. However, there are no specific rules that govern this type of instrument, and therefore if your Notes were characterized as a single contingent short-term debt instrument, the U.S. federal income tax treatment of your Notes would not be entirely clear.

Other Alternative Characterizations.  Because there is no specific authority that addresses the U.S. federal income tax treatment of your Notes, it is possible that your Notes could be treated in a manner that differs from that described above. For example, it is possible that you may be required to include the entire coupon into income when it is received. It is also possible that your Notes may be characterized in whole or in part as a notional principal contract. Prospective investors should consult their tax advisors regarding any potential alternative characterizations of the Notes.

Notice 2008-2

The IRS has announced in Notice 2008-2 that it and the Treasury Department are considering whether holders of prepaid forward or financial contracts should be required to accrue income during the term of the transaction, even if such contracts are not otherwise treated as indebtedness for U.S. federal income tax purposes and solicited comments with respect to the appropriate methodology, scope and other tax issues associated with such transactions, including appropriate transition and effective dates. Legislation has also been proposed that would require holders of certain prepaid forward contracts to accrue income during the term of the transaction. It is possible that any guidance or legislation that is adopted may extend to Notes such as described herein, in which case a United States holder may be required to accrue ordinary income over the term of the Notes.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Notes or a sale of the Notes is not likely to be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Notes or a sale of the Notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Backup Withholding and Information Reporting

In general, information returns will be filed with the IRS in connection with payments of proceeds from a sale, exchange or settlement of Notes. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

♦	payments of principal and interest on the Notes within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
♦	the payment of the proceeds from the sale of the Notes effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

♦	fails to provide an accurate taxpayer identification number,
♦	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
♦	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of the Notes effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of the Notes that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

♦	the proceeds are transferred to an account maintained by you in the United States,
♦	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
♦	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

6

In addition, a sale of the Notes effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

♦	a United States person,
♦	a “controlled foreign corporation” for U.S. federal income tax purposes,
♦	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
♦	a foreign partnership, if at any time during its tax year: (i) one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (ii) such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person. The amount of any backup withholding imposed on a payment to you may be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

Non-United States Holders

A Non-United States holder should generally not be subject to U.S. federal withholding tax with respect to the Notes, but may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status. It is possible that future guidance or legislation, such as discussed above regarding Notice 2008-2, could subject Non-United States holders to U.S. federal withholding tax on any deemed income accrual from the Notes.

In general, gain realized on the sale, exchange or retirement of the Notes by a Non-United States holder will not be subject to federal income tax, unless:

♦	the gain with respect to the Notes is effectively connected with a trade or business conducted by the Non-United States holder in the United States, or
♦	the Non-United States holder is a nonresident alien individual who holds the Notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

If the gain realized on the sale, exchange or retirement of the Notes by the Non-United States holder is described in either of the two preceding bullet points, the Non-United States holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

7

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the YONCP product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

♦	Risk of Loss of Contingent Protection — Your principal will be protected only if the closing price of the SPDRs never falls below the trigger price on any trading day during the observation period and the Notes are held to maturity. If the closing price of the SPDRs falls below the trigger price on any trading day during the observation period, the contingent protection feature will be eliminated and you will be fully exposed at maturity to any decline in the market price of the SPDRs. Greater expected volatility with respect to the SPDRs reflects a higher expectation as of the trade date that the price of the SPDRs could fall below the trigger price over the term of the Note. This greater expected risk will generally be reflected in a higher coupon payable on the Notes. The SPDRs’ volatility, however, can change significantly over the term of the Notes. The price of the SPDRs could fall sharply, which could result in a significant loss of principal.
♦	The amount you receive on the Notes at maturity will exceed their stated principal amount only in limited circumstances — Even though you will be subject to the risk of a decline in the price of the SPDRs, you will generally not participate in any appreciation in the price of the SPDRs. Your return on the Notes will not exceed the coupon payable on the Notes except for the situation in which (1) the closing price of one SPDR is less than the trigger price on at least one day during the observation period (and, therefore, you receive SPDRs instead of cash at maturity) and (2) the closing price of one SPDR at maturity is greater than the initial price.
♦	Single ETF Risk — The price of the SPDRs can rise or fall sharply due to factors specific to the SPDRs, such as volatility, earnings, financial conditions, corporate, industry and regulatory developments, and other events affecting the companies whose common shares make up the components of the S&P 500 Index.
♦	The value of the SPDRs may not completely track the value of the shares of the securities in which the SPDRs invest — Although the trading characteristics and valuations of the SPDRs will usually mirror the characteristics and valuations of the shares of the securities in which the SPDRs invest, the value of the SPDRs may not completely track the value of the shares of the securities in which SPDRs invest. The value of the SPDRs will reflect transaction costs and fees that the shares of the securities in which SPDRs invest do not have. In addition, although SPDRs may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the SPDRs or that there will be liquidity in the trading market.
♦	Fluctuation of NAV — The net asset value (the ``NAV”) of the SPDRs may fluctuate with changes in the market value of the SPDRs’ securities holdings. The market prices of the SPDRs may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of one SPDR may differ from its NAV per share; SPDRs may trade at, above or below their NAV per share.
♦	Failure of the SPDRs to track the level of the S&P 500 Index — While the SPDRs are designed and intended to track the level of the S&P 500 Index, various factors, including fees and other transaction costs, will prevent the SPDRs from correlating exactly with changes in the level of the S&P 500 Index. Accordingly, the performance of the SPDRs will not be equal to the performance of the S&P 500 Index during the term of the Notes.
♦	There may be little or no secondary market for the Notes — No offering of the Notes will be listed or displayed on any securities exchange or any electronic communications network. A secondary trading market for the Notes may not develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in each offering of the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.
♦	Owning the Notes is not the same as owning the SPDRs — The return on your Notes may not reflect the return you would realize if you actually owned the SPDRs. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the SPDRs over the term of your Notes. Furthermore, the SPDRs may appreciate substantially during the observation period and you will not participate in such appreciation unless the closing price of the SPDRs falls below the Trigger Price at least once during the observation period. Moreover, you will only participate in the appreciation in these circumstances if the market price of the SPDRs on the maturity date is greater than the initial price.
♦	Credit of UBS — An investment in the Notes is subject to the credit risk of UBS, and the actual and perceived creditworthiness of UBS may affect the market value of the Notes.
♦	Price prior to maturity — The market price of your Notes will be influenced by many unpredictable and interrelated factors, including the market price of the SPDRs, the expected price volatility of the SPDRs, the income dividend rate on the SPDRs, the time remaining to the maturity of your Notes, interest rates, geopolitical conditions, economic, financial and political, regulatory or judicial events.
♦	Impact of fees on secondary market prices — Generally, the market price of the Notes in the secondary market is likely to be lower than the issue price of the Notes, since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.
♦	Potential UBS impact on market price of SPDRs — Trading or transactions by UBS or its affiliates in the SPDRs and/or

8

over-the-counter options, futures or other instruments with returns linked to the performance of the SPDRs, the S&P 500 Index or the equity securities underlying the S&P 500 Index may adversely affect the market price of the SPDRs and, therefore, the market value of your Notes.
♦	Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of the equity securities that constitute the S&P 500 Index, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. The calculation agent, an affiliate of UBS, will determine whether the closing price of the SPDRs on any trading day has fallen below the Trigger Price and, accordingly, the payment at maturity on your Notes. The calculation agent may postpone the maturity date if a market disruption event occurs or is continuing on the final valuation date.
♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may have recently published research or other opinions that call into question the investment view implicit in the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation regarding merits of investing in the Notes and the SPDRs to which the Notes are linked.
♦	Antidilution adjustments — Although the calculation agent will adjust the amount payable at maturity by adjusting the number of SPDRs that may be delivered for certain events affecting the SPDRs, such as share splits, share dividends, and certain other actions involving the SPDRs, the calculation agent is not required to make an adjustment for every event that can affect the SPDRs. If an event occurs that does not require the calculation agent to adjust the number of SPDRs that may be delivered at maturity, the market value of your Notes and the payment at maturity may be materially and adversely affected.
♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the section above entitled “Supplemental U.S. Tax Considerations” and consult your tax advisor about your tax situation.
Hypothetical Examples

Hypothetical Examples — Note Returns at Maturity

The following examples illustrate the payment at maturity on a hypothetical offering of the Notes assuming the following:

Term:	6 months (178 days)
Coupon per annum:	8.40%
Coupon per annum prorated for 178 days:	8.307% (or $2.64 per quarterly period)
Initial price of the SPDRs:	$127.02 per SPDR
Trigger price:	$101.62 (80% of the initial price)
Principal amount:	$127.02 per Note (set equal to the initial price)
Dividend yield on the SPDRs*:	1%
*	Dividend yield assumed received by holders of the SPDRs during the term of the Notes.

Scenario #1: The closing price of the SPDRs never falls below the trigger price of $101.62 during the observation period.

Since the closing price of the SPDRs did not fall below the trigger price of $101.62 on any trading day during the observation period, principal is protected and you will receive at maturity a cash payment equal to the principal amount of the Notes. This investment would outperform an investment in the SPDRs if the price appreciation of the SPDRs (plus dividends, if any) is less than 4.157%.

If the closing price of the SPDRs on the final valuation date is $127.02 (no change in the price of the SPDRs):

Payment at Maturity:	$127.02
Coupons:	$5.28	($2.64×2 = $5.28)
Total	$132.30
Total Return on the Notes:	4.15%

In this example, the total return on the Notes is 4.15% while the total return on the SPDRs is 1% (including dividends).

If the closing price of the SPDRs on the final valuation date is $165.13 (an increase of 30%):

Payment at Maturity:	$127.02
Coupons:	$5.28	($2.64×2 = $5.28)
Total	$132.30
Total Return on the Notes:	4.15%

In this example, the total return on the Notes is 4.15% while the total return on the SPDRs is 31% (including dividends).

9

If the closing price of the SPDRs on the final valuation date is $114.32 (a decline of 10%):

Payment at Maturity:	$127.02
Coupons:	$5.28	($2.64×2 = $5.28)
Total	$132.30
Total Return on the Notes:	4.15%

In this example, the total return on the Notes is 4.15% while the total return on the SPDRs is a loss of 9% (including dividends).

Scenario #2: The closing price of the SPDRs falls below the trigger price of $101.62 during the observation period.

Since the closing price of the SPDRs fell below the trigger price of $101.62 on one or more trading days during the observation period, you will receive at maturity one SPDR for every Note you hold. The value received at maturity and the total return on the Notes at that time depends on the closing price of the SPDRs on the maturity date.

If the closing price of the SPDRs on the maturity date is $57.16 (a decline of 55%):

Value of SPDR received:	$57.16
Coupons:	$5.28	($2.64×2 = $5.28)
Total	$62.44
Total Return on the Notes:	-50.85%

In this example, the total return on the Notes is a loss of 50.85% while the total return on the SPDRs is a loss of 54% (including dividends).

If the closing price of the SPDRs on the maturity date is $107.97 (a decline of 15%):

Value of SPDR received:	$107.97
Coupons:	$5.28	($2.64×2 = $5.28)
Total	$113.25
Total Return on the Notes:	-10.85%

In this example, the total return on the Notes is a loss of 10.85% while the total return on the SPDRs is a loss of 14% (including dividends).

If the closing price of the SPDRs on the maturity date is $139.72 (an increase of 10%):

Value of SPDR received:	$139.72
Coupons:	$5.28	($2.64×2 = $5.28)
Total	$145.00
Total Return on the Notes:	14.15%

In this example, the total return on the Notes is 14.15% while the total return on the SPDRs is 11% (including dividends).

10

Hypothetical Return Table of the Notes at Maturity

The table below is based on the following assumptions:

Term:	6 months (178 days)
Coupon per annum:	8.40%
Coupon per annum prorated for 178 days:	8.307% (or $2.64 per quarterly period)
Initial price:	$127.02 per share
Trigger price:	$101.62 (80% of the initial price)
Principal amount:	$127.02 per Note (set equal to the initial price)
Dividend yield*:	1.00%
*	Full annual dividend yield assumed received by holders of the SPDRs during the term of the Notes.

Underlying Stock			Trigger Event Does Not Occur(1)		Trigger Event Occurs(2)
Final SPDR Price(3)	SPDR Price Return	Total Return at Maturity(4)	Payment at Maturity	Total Return at Maturity(5)	Payment at Maturity(6)	Total Return at Maturity
$190.53	50.0%	51.00%	$132.30	4.15%	$195.81	54.15%
$184.18	45.0%	46.00%	$132.30	4.15%	$189.46	49.15%
$177.83	40.0%	41.00%	$132.30	4.15%	$183.11	44.15%
$171.48	35.0%	36.00%	$132.30	4.15%	$176.76	39.15%
$165.13	30.0%	31.00%	$132.30	4.15%	$170.41	34.15%
$158.78	25.0%	26.00%	$132.30	4.15%	$164.06	29.15%
$152.42	20.0%	21.00%	$132.30	4.15%	$157.70	24.15%
$146.07	15.0%	16.00%	$132.30	4.15%	$151.35	19.15%
$139.72	10.0%	11.00%	$132.30	4.15%	$145.00	14.15%
$133.37	5.0%	6.00%	$132.30	4.15%	$138.65	9.15%
$127.02	0%	1.00%	$132.30	4.15%	$132.30	4.15%
$120.67	-5%	-4.00%	$132.30	4.15%	$125.95	-0.85%
$114.32	-10%	-9.00%	$132.30	4.15%	$119.60	-5.85%
$107.97	-15%	-14.00%	$132.30	4.15%	$113.25	-10.85%
$101.62	-20%	-19.00%	$132.30	4.15%	$106.90	-15.85%
$95.27	-25%	-24.00%	n/a	n/a	$100.55	-20.85%
$88.91	-30%	-29.00%	n/a	n/a	$94.19	-25.85%
$82.56	-35%	-34.00%	n/a	n/a	$87.84	-30.85%
$76.21	-40%	-39.00%	n/a	n/a	$81.49	-35.85%
$69.86	-45%	-44.00%	n/a	n/a	$75.14	-40.85%
$63.51	-50%	-49.00%	n/a	n/a	$68.79	-45.85%
$57.16	-55%	-54.00%	n/a	n/a	$62.44	-50.85%
$50.81	-60%	-59.00%	n/a	n/a	$56.09	-55.85%
$44.46	-65%	-64.00%	n/a	n/a	$49.74	-60.85%
$38.11	-70%	-69.00%	n/a	n/a	$43.39	-65.85%
(1)	A trigger event does not occur if the closing price of the SPDRs never falls below the trigger price on any trading day during the observation period.
(2)	A trigger event occurs if the closing price of the SPDRs falls below the trigger price on at least one trading day during the observation period.
(3)	The final SPDR price is as of the final valuation date, if the closing price of the SPDRs never falls below the trigger price during the observation period. If the closing price of the SPDRs falls below the trigger price during the observation period, the final SPDR price is as of the maturity date.
(4)	The total return at maturity on the SPDRs includes a 1% cash dividend payment.
(5)	The total return at maturity on the Notes includes coupon payments.
(6)	Payment will consist, in part, of SPDRs valued as of the maturity date.
Information about the Underlying

Included on the following pages is a brief description of the issuer of the SPDRs. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for the SPDRs. The information given below is for the four calendar quarters in each of 2004, 2005, 2006 and 2007. Full data is provided for the first two calendar quarters of 2008 and partial data is provided for the third calendar quarter of 2008. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the SPDRs as an indication of future performance.

The SPDRs are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the SPDRs with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the issuer of the SPDRs under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

11

Standard & Poor’s Depositary Receipts®

We have derived all information contained in this pricing supplement regarding the SPDR Trust, Series I, a unit investment trust (the “SPDR Trust”), from publicly available information. Such information reflects the policies of, and is subject to change by, PDR Services LLC, the sponsor of the SPDR Trust.

The SPDR Trust is an exchange traded fund designed to generally correspond to the price and yield performance of the S&P 500 Index. Information provided to or filed with the Securities and Exchange Commission (“SEC”) by the SPDR Trust can be located by reference to SEC file number 033-46080 or CIK code 0000884394 through the SEC’s website at http://www.sec.gov.

The payment you receive at maturity on the Notes linked to SPDRs will be based on the value of the depositary receipts of the SPDR Trust (the “SPDRs”), each of which represents a fractional undivided ownership interest in the SPDR Trust.

Because you may receive SPDRs as the payment due to you at the maturity of the Notes, in making your decision to invest in the Notes you should review the prospectus related to the SPDRs, dated January 25, 2008, filed by the SPDR Trust (“the SPDR Prospectus”) attached to this pricing supplement as Annex A. In addition, the SPDR Prospectus is available on the SEC website at : http://www.sec.gov/Archives/edgar/data/884394/000095013608000351/file1.htm. In making your decision to invest in the Notes you should pay particular attention to the sections of the SPDR Prospectus entitled “Risk Factors” and “Restrictions on Purchases of SPDRs by Investment Companies.”

As of September 30, 2007, ordinary operating expenses of the SPDR Trust accrue at an annual rate of 0.0945% of the SPDR Trust’s daily net asset value. The expenses of the SPDR Trust may increase in the future. Expenses of the SPDR Trust reduce the net value of the assets held by the SPDR Trust and, therefore, reduce the value of each SPDR.

We are authorized to participate in the creation and redemption of SPDRs by the SPDR Trust. This means that we have executed a Participant Agreement with the SPDR Trust and may participate in the creation of SPDRs by following the procedures set forth in the SPDR Prospectus under the caption “The Trust” and may redeem SPDRs by following the procedures set forth in the SPDR Prospectus under the caption “Redemption of SPDRs.”

The S&P 500 Index was developed by S&P and is calculated, maintained and published by S&P. S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of the S&P 500 Index at any time.

The S&P 500 Index is composed of five hundred (500) selected stocks, of which are listed on the Exchange, the NYSE or NASDAQ, and spans over 24 separate industry groups. As of December 31, 2007, the five largest industry groups comprising the S&P 500 Index were: Energy (12.9%), Capital Goods (9.3%), Diversified Financials (8.5%), Pharmaceuticals, Biotechnology and Life Sciences (7.8%) and Technology Hardware & Equipment (7.6%). Since 1968, the S&P 500 Index has been a component of the U.S. Commerce Department’s list of Leading Indicators that track key sectors of the U.S. economy. Current information regarding the market value of the S&P 500 Index is available from market information services. The S&P 500 Index is determined, comprised and calculated without regard to the Trust. This information is subject to change by S&P.

Historical Performance of the SPDRs

The following table sets forth the quarterly high and low closing prices for the SPDRs, based on daily closing prices on the American Stock Exchange, as reported by Bloomberg. The closing price of the SPDRs on August 25, 2008 was $127.02.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2004	3/31/2004	$116.38	$109.46	$113.10
4/1/2004	6/30/2004	$115.27	$108.83	$114.53
7/1/2004	9/30/2004	$113.66	$106.85	$111.76
10/1/2004	12/31/2004	$121.36	$109.86	$120.87
1/3/2005	3/31/2005	$122.79	$116.53	$117.96
4/1/2005	6/30/2005	$121.57	$113.80	$119.18
7/1/2005	9/30/2005	$124.72	$119.48	$123.04
10/3/2005	12/30/2005	$127.81	$117.43	$124.51
1/3/2006	3/31/2006	$131.03	$125.48	$129.83
4/3/2006	6/30/2006	$132.62	$122.55	$127.23
7/3/2006	9/29/2006	$133.74	$123.34	$133.58
10/2/2006	12/29/2006	$143.12	$134.92	$141.62
1/3/2007	3/30/2007	$146.04	$137.35	$142.00
4/2/2007	6/29/2007	$154.10	$143.85	$150.43
7/2/2007	9/28/2007	$155.07	$141.04	$152.58
10/1/2007	12/31/2007	$156.48	$140.95	$146.21
1/2/2008	3/31/2008	$144.93	$128.00	$131.97
4/1/2008	6/30/2008	$143.05	$127.53	$127.98
7/1/2008*	8/25/2008*	$130.71*	$120.99*	$127.02*
*	As of the date of this pricing supplement available information for the third calendar quarter of 2008 includes data for the period from July 1, 2008 through August 25, 2008. Accordingly the “Quarterly High,” “Quarterly Low,” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third quarter of 2008.

12

The graph below illustrates the performance of the SPDRs from June 1, 1998 through August 25, 2008, based on information from Bloomberg. The dotted line represents the Trigger Price, equal to 80% of the closing price of the SPDRs on August 25, 2008. Past performance of the SPDRs is not indicative of the future performance of the SPDRs.

13

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

As of June 30, 2008 (unaudited)	CHF	USD
	(in millions)
Debt
Debt issued(1)	360,426	352,802
Total Debt	360,426	352,802
Minority Interest(2)	8,010	7,841
Shareholders’ equity	44,283	43,346
Total capitalization	412,719	403,989
(1)	includes Money Market Paper and Medium Term Notes as per Balance sheet position
(2)	includes Trust preferred securities

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.97885 (the exchange rate in effect as of June 30, 2008).

14

Annex

The following supplements the discussion under “Supplemental U.S. Tax Considerations” in this pricing supplement and is subject to the limitations and exceptions expressed therein. It sets forth formulas for United States holders who are initial purchasers of the Notes to use to determine the amount of capital gain and loss and ordinary income to recognize either upon maturity or a sale of the Notes. The formulas below assume that the Notes are properly treated as an investment unit consisting of a debt component and a put option component, as described in “Supplemental U.S. Tax Considerations.”

The tax consequences described below are not binding on the IRS or a court and are the result of only one of several possible reasonable treatments of the Notes for U.S. federal income tax purposes. Although there are other possible treatments, we and, by purchasing the Notes, you agree to treat the Notes for all U.S. federal income tax purposes according to the treatment described in this pricing supplement. No statutory, judicial or administrative authority directly addresses the treatment of the Notes or instruments similar to the Notes for U.S. federal income tax purposes, and we do not plan to request a ruling from the IRS. Significant aspects of the U.S. federal income tax consequences of an investment in the Notes are uncertain, and no assurance can be given that the IRS or a court will agree with the treatment described herein. We do not provide tax advice. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes (including alternative treatments).

Defined Terms as Used in this Annex:

“Accrued Coupon at Sale” is equal to the amount labeled “Accrued Interest” on your confirmation of sale, divided by Quantity Sold.

“Aggregate Option Premium Received” is the total amount of all payments of Option Premium received by you on a Note during the period you held the Note.

“Aggregate Coupons Received” is the total amount of all coupons received by you on a Note. It does not include Accrued Coupon at Sale.

“Coupon per Annum” is provided with respect to each offering on page 1 of this pricing supplement.

“Debt Component Per Annum” is provided on page 5 of this pricing supplement.

“Debt Sale Amount” is equal to Bond Value x Initial Price. “Bond Value” will be provided on your confirmation of sale, and is the value of the Debt Instrument expressed as a percentage of the Initial Price of your Notes. The “Bond Value” may exceed 100%.

“Initial Price” is provided on page 1 of this pricing supplement.

“Option Premium” is equal to the amount of a coupon with respect to a Note multiplied by (Put Option Component per Annum/Coupon per Annum).

“Option Sale Amount” is equal to Sale Price – Debt Sale Amount. The “Sale Price” will be labeled “Price” on your confirmation of sale. The Option Sale Amount may be positive or negative.

“Put Option Component per Annum” is provided on page 5 of this pricing supplement.

“Quantity at Maturity” is the number of Notes with respect to this offering held by you at maturity.

“Quantity Sold” will be labeled “Quantity” on your confirmation of sale.

At Maturity

If the Notes are held to maturity, you will have either:

1)	Short-term capital gain. If you receive the principal amount of the Notes (plus the final coupon payment) in cash, then you will recognize short-term capital gain on the option portion of the Notes, equal to:
♦	Aggregate Option Premium Received × Quantity at Maturity; or
2)	No tax event. If you receive shares of the applicable underlying stock, the receipt of those shares will not be a taxable event, except to the extent of cash received in lieu of fractional shares. Your basis in the shares received will be equal to:
♦	(Initial Price – Aggregate Option Premium Received) × Quantity at Maturity.

Your holding period in the shares will begin on the day after receipt. If you receive cash in lieu of a fractional share of the applicable underlying stock, you will recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash you receive and your basis (as determined above) in the fractional share.

15

Sale, Exchange or Retirement of the Notes Prior to Maturity

Upon a sale, exchange or retirement of the Notes prior to maturity, you will recognize:

1)	Ordinary income. You will recognize ordinary income in respect of any accrued but unpaid interest on the debt portion of the Notes, equal to:
♦	Accrued Coupon at Sale × (Debt Component per Annum/Coupon per Annum) × Quantity Sold.
2)	Capital gain or loss. You will recognize short-term capital gain or loss in respect of the debt portion of the Notes equal to:
♦	(Debt Sale Amount - Initial Price) × Quantity Sold;

and in respect of the option portion of the Notes, equal to:

♦	(Option Sale Amount + (Accrued Coupon at Sale × (Put Option Component per Annum/Coupon per Annum))) × Quantity Sold; plus
♦	Aggregate Coupons Received × (Put Option Component per Annum/Coupon per Annum) × Quantity Sold.

16

ANNEX A

Prospectus

STANDARD & POOR’S DEPOSITARY RECEIPTS®

(‘‘SPDRs’’)

SPDR Trust, Series 1
(A Unit Investment Trust)

•	SPDR Trust is an exchange traded fund designed to generally correspond to the price and yield performance of the S&P 500® Index.
•	SPDR Trust holds all of the S&P 500 Index stocks.
•	Each SPDR represents an undivided ownership interest in the SPDR Trust.
•	The SPDR Trust issues and redeems SPDRs only in multiples of 50,000 SPDRs in exchange for S&P 500 Index stocks and cash.
•	Individual SPDRs trade on the American Stock Exchange like any other equity security.
•	Minimum trading unit: 1 SPDR.

SPONSOR: PDR SERVICES LLC
(Solely Owned by American Stock Exchange LLC)

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES NOR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus Dated January 25, 2008

COPYRIGHT 2008 PDR Services LLC

STANDARD & POOR’S DEPOSITARY RECEIPTS (‘‘SPDRs’’)
SPDR TRUST, SERIES 1

TABLE OF CONTENTS
Summary	1
Essential Information as of September 30, 2007	1
Highlights	3
Risk Factors	11
Report of Independent Registered Public Accounting Firm	15
Statement of Assets and Liabilities	16
Statements of Operations	17
Statements of Changes in Net Assets	18
Financial Highlights	19
Notes to Financial Statements	21
Schedule of Investments	28
The Trust	34
Creation of Creation Units	34
Procedures for Creation of Creation Units	35
Placement of Creation Orders Using SPDR Clearing Process	37
Placement of Creation Orders Outside SPDR Clearing Process	37
Securities Depository; Book-Entry-Only System	38
Redemption of SPDRs	40
Procedures for Redemption of Creation Units	40
Placement of Redemption Orders Using SPDR Clearing Process	43
Placement of Redemption Orders Outside SPDR Clearing Process	43
The Portfolio	43
Portfolio Securities Conform to the S&P 500 Index	44

TABLE OF CONTENTS cont’d

Adjustments to the Portfolio Deposit	47
The S&P 500 Index	49
License Agreement	51
Exchange Listing	52
Federal Income Taxes	53
Tax Treatment of the Trust	53
Tax Treatment of the Beneficial Owners	54
ERISA Considerations	57
Continuous Offering of SPDRs	57
Dividend Reinvestment Service	58
Expenses of the Trust	59
Trustee Fee Scale	61
Valuation	62
Administration of the Trust	63
Distributions to Beneficial Owners	63
Statements to Beneficial Owners; Annual Reports	65
Rights of Beneficial Owners	65
Amendments to the Trust Agreement	65
Termination of the Trust Agreement	66
Sponsor	67
Trustee	68
Depository	70
Legal Opinion	70
Independent Registered Public Accounting Firm	70
Code of Ethics	70
Information and Comparisons Relating to Trust, Secondary Market Trading, Net Asset Size, Performance and Tax Treatment	71
Glossary	78

‘‘Standard & Poor’s®’’, ‘‘S&P®’’,‘‘S&P 500®’’, ‘‘Standard & Poor’s 500®’’, ‘‘500’’, ‘‘Standard & Poor’s Depositary Receipts®’’ and ‘‘SPDRs®’’ are trademarks of The McGraw-Hill Companies, Inc. State Street Global Markets, LLC is permitted to use these trademarks pursuant to a ‘‘License Agreement’’ with Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and SPDR Trust, Series 1, is permitted to use these trademarks pursuant to a sublicense from State Street Global Markets, LLC. SPDR Trust, Series 1 is not, however, sponsored by or affiliated with Standard & Poor’s or The McGraw-Hill Companies, Inc.

i

SUMMARY

Essential Information as of September 30, 2007*

Glossary:	All defined terms used in this Prospectus and page numbers on which their definitions appear are listed in the Glossary on page 78.
Total Trust Assets:	$79,145,617,840
Net Trust Assets:	$78,638,466,554
Number of SPDRs:	515,730,360
Fractional Undivided Interest in the Trust Represented by each SPDR:	1/515,730,360th
Dividend Record Dates:	Quarterly, on the second (2nd) Business Day after the third Friday in each of March, June, September and December.
Dividend Payment Dates:	Quarterly, on the last Business Day of April, July, October and January.
Trustee’s Annual Fee:	From 6/100 of one percent to 10/100 of one percent, based on the NAV of the Trust, as the same may be adjusted by certain amounts.
Estimated Ordinary Operating Expenses of the Trust:	9.45/100 of one percent (0.0945%) (after a waiver of a portion of Trustee’s annual fee).**
NAV per SPDR (based on the value of the Portfolio Securities, other net assets of the Trust and number of SPDRs outstanding):	$152.48
Evaluation Time:	Closing time of the regular trading session on the New York Stock Exchange, LLC. (ordinarily 4:00 p.m. New York time).
Licensor:	Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

Mandatory Termination Date:	The Trust is scheduled to terminate no later than January 22, 2118, but may terminate earlier under certain circumstances.
Discretionary Termination:	The Trust may be terminated if at any time the value of the securities held by the Trust is less than $350,000,000, as adjusted for inflation. The Trust may also be terminated under other circumstances.
Fiscal Year End:	September 30
Market Symbol:	SPDRs trade on the American Stock Exchange under the symbol ‘‘SPY’’.
CUSIP:	78462F103

*	The Trust Agreement became effective, the initial deposit was made and the Trust commenced operation on January 22, 1993.
**	Ordinary operating expenses of the Trust, net of the Trustee waiver, accrue at 0.0945%. As of the fiscal year ended September 30, 2007, gross ordinary operating expenses of the Trust were 0.1177%. Future accruals will depend primarily on the level of the Trust’s net assets and the level of Trust expenses. The Trustee has agreed to waive a portion of its fee until February 1, 2009, but may thereafter discontinue this voluntary waiver policy. The Trustee’s fee waiver will be calculated after earnings credits are applied. The amount of the earnings credit will be equal to the then current Federal Funds Rate, as reported in nationally distributed publications, multiplied by each day’s daily cash balance in the Trust’s cash account, reduced by the amount of reserves for that account required by the Federal Reserve Board of Governors. The Sponsor has undertaken that the ordinary operating expenses of the Trust will not exceed an amount that is 0.1845% of the daily NAV of the Trust, but this amount may be changed. Therefore, there is no guarantee that the Trust’s ordinary operating expenses will not exceed the current 0.0945% or 0.1845% of the Trust’s daily NAV.

Highlights

•       SPDRs are Ownership Interests in the SPDR Trust

SPDR Trust, Series 1 (‘‘Trust’’) is a unit investment trust that issues securities called ‘‘Standard & Poor’s Depositary Receipts’’ or ‘‘SPDRs.’’ The Trust is organized under New York law and is governed by an amended and restated trust agreement between State Street Bank and Trust Company (‘‘Trustee’’) and PDR Services LLC (‘‘Sponsor’’), dated as of January 1, 2004 and effective as of January 27, 2004, as amended (‘‘Trust Agreement’’). The Trust is an investment company registered under the Investment Company Act of 1940. SPDRs represent an undivided ownership interest in a portfolio of all of the common stocks of the Standard & Poor’s 500 Composite Stock Price Index® (‘‘S&P 500 Index’’).

•	SPDRs Should Closely Track the Value of the Stocks Included in the S&P 500 Index

SPDRs intend to provide investment results that, before expenses, generally correspond to the price and yield performance of the S&P 500 Index. Current information regarding the value of the S&P 500 Index is available from market information services. Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’), obtains information for inclusion in, or for use in the calculation of, the S&P 500 Index from sources S&P considers reliable. None of S&P, the Sponsor, the Trust, the Trustee or the Exchange accepts responsibility for or guarantees the accuracy and/or completeness of the S&P 500 Index or any data included in the S&P 500 Index.

The Trust holds the Portfolio and cash and is not actively ‘‘managed’’ by traditional methods, which typically involve effecting changes in the Portfolio on the basis of judgments made relating to economic, financial and market considerations. To maintain the correspondence between the composition and weightings of stocks held by the Trust (‘‘Portfolio Securities’’ or, collectively, ‘‘Portfolio’’) and component stocks of the S&P 500 Index (‘‘Index Securities’’), the Trustee adjusts the Portfolio from time to time to conform to periodic changes in the identity and/or relative weightings of Index Securities. The Trustee aggregates certain of these adjustments and makes changes to the Portfolio at least monthly or more frequently in the case of significant changes to the S&P 500 Index. Any change in the identity or weighting of an Index Security will result in a corresponding adjustment to the prescribed Portfolio Deposit effective on any day that the New York Stock Exchange, LLC (‘‘NYSE’’) is open for business (‘‘Business Day’’) following the day on which the change to the S&P 500 Index takes effect after the close of the market.

The value of SPDRs fluctuates in relation to changes in the value of the Portfolio. The market price of each individual SPDR may not be identical to the net asset value (‘‘NAV’’) of such SPDR but, historically, these two valuations have been very close.

•       SPDRs Trade on the American Stock Exchange

SPDRs are listed for trading on the American Stock Exchange (‘‘Exchange’’ or ‘‘AMEX’’), and are bought and sold in the secondary market like ordinary shares of stock at any time during the trading day. SPDRs are traded on the Exchange in 100 SPDR round lots, but can be traded in odd lots of as little as one SPDR. The Exchange may halt trading of SPDRs under certain circumstances.

•       Brokerage Commissions on SPDRs

Secondary market purchases and sales of SPDRs are subject to ordinary brokerage commissions and charges.

•	The Trust Issues and Redeems SPDRs in Multiples of 50,000 SPDRs Called ‘‘Creation Units’’

The Trust issues and redeems SPDRs only in specified large lots of 50,000 SPDRs or multiples thereof referred to as ‘‘Creation Units.’’ Fractional Creation Units may be created or redeemed only in limited circumstances.*

Creation Units are issued by the Trust to anyone who, after placing a creation order with ALPS Distributors, Inc. (‘‘Distributor’’), deposits with the Trustee a specified portfolio of Index Securities and a cash payment generally equal to dividends (net of expenses) accumulated up to the time of deposit. If the Trustee determines that one or more Index Securities are likely to be unavailable, or available in insufficient quantity, for delivery upon creation of Creation Units, the Trustee may permit the cash equivalent value of one or more of these Index Securities to be included in the Portfolio Deposit as a part of the Cash Component in lieu thereof. If a creator is restricted by regulation or otherwise from investing or engaging in a transaction in one or more Index Securities, the Trustee may permit the cash equivalent value of such Index Securities to be included in the Portfolio Deposit based on the market value of such Index Securities as of the Evaluation Time on the date such creation order is deemed received by the Distributor as part of the Cash Component in lieu of the inclusion of such Index Securities in the stock portion of the Portfolio Deposit.

Creation Units are redeemable in kind only and are not redeemable for cash. Upon receipt of one or more Creation Units, the Trust delivers to the redeeming holder a portfolio of Index Securities (based on NAV of the Trust), together with a cash payment. Each redemption has to be accompanied by a Cash Redemption Payment that on any given Business Day is an amount

*	See, however, the discussion of termination of the Trust in this Summary and ‘‘Dividend Reinvestment Service,’’ for a description of the circumstances in which SPDRs may be redeemed or created by the Trustee in less than a Creation Unit size aggregration of 50,000 SPDRs.

identical to the Cash Component of a Portfolio Deposit. If the Trustee determines that one or more Index Securities are likely to be unavailable or available in insufficient quantity for delivery by the Trust upon the redemption of Creation Units, the Trustee may deliver the cash equivalent value of one or more of these Index Securities, based on their market value as of the Evaluation Time on the date the redemption order is deemed received by the Trustee, as part of the Cash Redemption Payment in lieu thereof.

•       Creation Orders Must be Placed with the Distributor

All orders to create Creation Units must be placed with the Distributor. To be eligible to place these orders, an entity or person must be (a) a ‘‘Participating Party,’’ or (b) a DTC Participant, and in each case must have executed an agreement with the Distributor and the Trustee, as may be amended from time to time (‘‘Participant Agreement’’). The term ‘‘Participating Party’’ means a broker-dealer or other participant in the SPDR Clearing Process, through the Continuous Net Settlement (‘‘CNS’’) System of the National Securities Clearing Corporation (‘‘NSCC’’), a clearing agency registered with the Securities and Exchange Commission (‘‘SEC’’). Payment for orders is made by deposits with the Trustee of a portfolio of securities, substantially similar in composition and weighting to Index Securities, and a cash payment in an amount equal to the Dividend Equivalent Payment, plus or minus the Balancing Amount. ‘‘Dividend Equivalent Payment’’ is an amount equal, on a per Creation Unit basis, to the dividends on the Portfolio (with ex-dividend dates within the accumulation period), net of expenses and accrued liabilities for such period (including, without limitation, (i) taxes or other governmental charges against the Trust not previously deducted, if any, and (ii) accrued fees of the Trustee and other expenses of the Trust (including legal and auditing expenses) and other expenses not previously deducted), calculated as if all of the Portfolio Securities had been held for the entire accumulation period for such distribution. The Dividend Equivalent Payment and the Balancing Amount collectively are referred to as ‘‘Cash Component’’ and the deposit of a portfolio of securities and the Cash Component collectively are referred to as a ‘‘Portfolio Deposit.’’ Persons placing creation orders with the Distributor must deposit Portfolio Deposits either (i) through the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units, such processes referred to herein as the ‘‘SPDR Clearing Process,’’ or (ii) with the Trustee outside the SPDR Clearing Process (i.e. through the facilities of DTC).

The Distributor acts as underwriter of SPDRs on an agency basis. The Distributor maintains records of the orders placed with it and the confirmations of acceptance and furnishes to those placing such orders confirmations of acceptance of the orders. The Distributor also is responsible for delivering a prospectus to persons creating SPDRs. The Distributor also maintains a record of the delivery instructions in response to orders and may provide certain other administrative services, such as those related to state securities law compliance.

The Distributor is a corporation organized under the laws of the State of Colorado and is located at 1290 Broadway, Suite 1100, Denver, CO 80203, toll free number: 1-800-843-2639. The Distributor is a registered broker-dealer and a member of FINRA (the successor organization to the National Association of Securities Dealers, Inc.). The Sponsor of the Trust pays the Distributor for its services a flat annual fee. The Sponsor will not seek reimbursement for such payment from the Trust without obtaining prior exemptive relief from the SEC.

•        Expenses of the Trust

The expenses of the Trust are accrued daily and reflected in the NAV of the Trust. After reflecting waivers (including earnings credits as a result of uninvested cash balances of the Trust), the Trust currently is accruing ordinary operating expenses at an annual rate of 0.0945%.

Shareholder Fees:*	None*
(fees paid directly from your investment)

Estimated Trust Annual Ordinary Operating Expenses:

Current Trust Annual Ordinary Operating Expenses	As a % of Trust Net Assets
Trustee’s Fee	.0609%
Trustee Reduction for Earnings Credits**	(.0143)%
S&P License Fee	.0350%
Registration Fees	.0006%
Marketing	.0200%
Other Operating Expenses	.0017%
Total:	.1039%
Trustee Waiver**	(.0094)%
Net Expenses After Waiver	.0945%

Future expense accruals will depend primarily on the level of the Trust’s net assets and the level of expenses.

*	Investors do not pay shareholder fees directly from their investment, but purchases and redemptions of Creation Units are subject to Transaction Fees (described below in ‘‘A Transaction Fee is Payable For Each Creation and For Each Redemption of Creation Units’’), and purchases and sales of SPDRs in the secondary market are subject to ordinary brokerage commissions and charges (described above in ‘‘Brokerage Commissions on SPDRs’’).
**	Until February 1, 2009, the Trustee has agreed to waive a portion of its fee to the extent operating expenses exceed 0.0945% after taking into consideration the earnings credit with respect to uninvested cash balances of the Trust. The amount of the earnings credit will be equal to the then current Federal Funds Rate, as reported in nationally distributed publications, multiplied by each day’s daily cash balance in the Trust’s cash account, reduced by the amount of reserves for that account required by the Federal Reserve Board of Governors. Thereafter, the Trustee may discontinue this voluntary waiver policy. Therefore, there is no guarantee that the Trust’s ordinary operating expenses will not exceed 0.0945% of the Trust’s daily NAV.

•       Bar Chart and Table

The bar chart below and the table on the next page entitled ‘‘Average Annual Total Returns (for periods ending December 31, 2007)’’ (‘‘Table’’) provide some indication of the risks of investing in the Trust by showing the variability of the Trust’s returns based on net assets and comparing the Trust’s performance to the performance of the S&P 500 Index. Past performance (both before and after tax) is not necessarily an indication of how the Trust will perform in the future.

The after-tax returns presented in the Table are calculated using the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Your actual after-tax returns will depend on your specific tax situation and may differ from those shown below. After-tax returns are not relevant to investors who hold SPDRs through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. The total returns in the bar chart below, as well as the total and after-tax returns presented in the Table, do not reflect Transaction Fees payable by those persons purchasing and redeeming Creation Units, nor do they reflect brokerage commissions incurred by those persons purchasing and selling SPDRs in the secondary market (see footnotes (3) and (4) to the Table).

This bar chart shows the performance of the Trust for each full calendar year for the past 10 years ended December 31, 2007. During the period shown above (January 1, 1998 through December 31, 2007), the highest quarterly return for the Trust was 21.21% for the quarter ended December 31, 1998, and the lowest was −17.26% for the quarter ended September 30, 2002.

(1)	Total return figures are calculated assuming the reinvested price for the 12/21/07 income distribution is the 12/31/07 NAV. The actual reinvestment price is the 1/31/08 NAV, which was not available at the time of the above calculations. Actual performance calculations may or may not differ based on this assumption.

Average Annual Total Returns (for periods ending December 31, 2007)

	Past One Year	Past Five Years	Past Ten Years
SPDR Trust, Series 1
Return Before Taxes(1)(2)(3)(4)	5.39%	12.67%	5.79%
Return After Taxes on Distributions(1)(2)(3)(4)	5.04%	12.36%	5.39%
Return After Taxes on Distributions and Redemption of Creation Units(1)(2)(3)(4)	3.83%	11.05%	4.87%
S&P 500 Index(5)	5.49%	12.83%	5.91%

(1)	Total return figures are calculated assuming the reinvested price for the 12/21/07 income distribution is the 12/31/07 NAV. The actual reinvestment price is the 1/31/08 NAV, which was not available at the time of the above calculations. Actual performance calculations may or may not differ based on this assumption.
(2)	Includes all applicable ordinary operating expenses set forth above in the section of ‘‘Highlights’’ entitled ‘‘Expenses of the Trust’’.
(3)	Does not include the Transaction Fee which is payable to the Trustee only by persons purchasing and redeeming Creation Units as discussed below in the section of ‘‘Highlights’’ entitled ‘‘A Transaction Fee is Payable For Each Creation and For Each Redemption of Creation Units’’. If these amounts were reflected, returns would be less than those shown.
(4)	Does not include brokerage commissions and charges incurred only by persons who make purchases and sales of SPDRs in the secondary market as discussed above in the section of ‘‘Highlights’’ entitled ‘‘Brokerage Commissions on SPDRs’’. If these amounts were reflected, returns would be less than those shown.
(5)	Does not reflect deductions for taxes, operating expenses, Transaction Fees, brokerage commissions, or fees of any kind.

SPDR TRUST, SERIES 1

GROWTH OF $10,000 INVESTMENT
SINCE INCEPTION(1)

1	Past performance is not necessarily an indication of how the Trust will perform in the future.
2	Effective as of September 30, 1997 the Trust’s fiscal year end changed from December 31 to September 30.
•	A Transaction Fee is Payable for Each Creation and for Each Redemption of Creation Units

The transaction fee payable to the Trustee in connection with each creation and redemption of Creation Units made through the SPDR Clearing Process (‘‘Transaction Fee’’) is non-refundable, regardless of the NAV of the Trust. This Transaction Fee is the lesser of $3,000 or 10/100 of one percent (10 basis points) of the value of one Creation Unit at the time of creation (‘‘10 Basis Point Limit’’) per Participating Party per day, regardless of the number of Creation Units created or redeemed on such day. The Transaction Fee is currently $3,000.

For creations and redemptions outside the SPDR Clearing Process, an additional amount not to exceed three (3) times the Transaction Fee applicable for one Creation Unit is charged per Creation Unit per day. Under the current schedule, therefore, the total fee charged in connection with creation or redemption outside the SPDR Clearing Process would be $3,000 (the Transaction Fee for the creation or redemption of one Creation Unit) plus an additional amount up to $9,000 (3 times $3,000), for a total not to exceed $12,000. Creators and redeemers restricted from engaging in transactions in one or more Index Securities may pay the Trustee the Transaction Fee and may pay an additional amount per Creation Unit not to exceed three (3) times the Transaction Fee applicable for one Creation Unit.

•       SPDRs are Held in Book Entry Form Only

The Depository Trust Company (‘‘DTC’’) or its nominee is the record or registered owner of all outstanding SPDRs. Beneficial ownership of SPDRs is shown on the records of DTC or its participants. Individual certificates are not issued for SPDRs. See ‘‘The Trust—Depository; Book-Entry-Only System.’’

•       SPDRs Make Periodic Dividend Payments

SPDR holders receive on the last Business Day of April, July, October and January an amount corresponding to the amount of any cash dividends declared on the Portfolio Securities during the applicable period, net of fees and expenses associated with operation of the Trust, and taxes, if applicable. Because of such fees and expenses, the dividend yield for SPDRs is ordinarily less than that of the S&P 500 Index. Investors should consult their tax advisors regarding tax consequences associated with Trust dividends, as well as those associated with SPDR sales or redemptions.

Quarterly distributions based on the amount of dividends payable with respect to Portfolio Securities and other income received by the Trust, net of fees and expenses, and taxes, if applicable, are made via DTC and its participants to Beneficial Owners on each Dividend Payment Date. Any capital gain income recognized by the Trust in any taxable year that is not previously treated as distributed during the year ordinarily is to be distributed at least annually in January of the following taxable year. The Trust may make additional distributions shortly after the end of the year in order to satisfy certain distribution requirements imposed by the Internal Revenue Code of 1986, as amended (‘‘Code’’). Although all distributions are currently made quarterly, under certain limited circumstances the Trustee may vary the periodicity with which distributions are made. Those Beneficial Owners interested in reinvesting their quarterly distributions may participate through DTC Participants in the DTC Dividend Reinvestment Service (‘‘Service’’) available through certain brokers. See ‘‘The Trust—Depository; Book-Entry-Only System.’’ Under limited certain circumstances, special dividend payments also may be made to the Beneficial Owners. See ‘‘Administration of the Trust—Distributions to Beneficial Owners.’’

•       The Trust Intends to Qualify as a Regulated Investment Company

For the fiscal year ended September 30, 2007, the Trust believes that it qualified for tax treatment as a ‘‘regulated investment company’’ under Subchapter M of the Code. The Trust intends to continue to so qualify and to distribute annually its entire investment company taxable income and net capital gain. Distributions that are taxable as ordinary income to Beneficial Owners generally are expected to constitute qualified dividend income eligible (a) for the maximum 15% tax rate for non-corporate taxpayers through 2008 and (b) for federal income tax purposes for the dividends-received deduction available to many corporations to the extent of qualified dividend income received by the Trust. The Trust’s regular quarterly distributions are based on the dividend performance of the Portfolio during such quarterly distribution period rather than the actual taxable income of the Trust. As a result, a portion of the distributions of the Trust may be treated as a return of capital or a capital gain dividend for federal income tax purposes or the Trust may be required to make additional distributions to maintain its status as a regulated investment company or to avoid imposition of income or excise taxes on undistributed income.

•       Termination of the Trust

The Trust has a specified lifetime term. The Trust is scheduled to terminate on the first to occur of (a) January 22, 2118 or (b) the date 20 years after the death of the last survivor of eleven persons named in the Trust Agreement, the oldest of whom was born in 1990 and the youngest of whom was born in 1993. Upon termination, the Trust may be liquidated and pro rata shares of the assets of the Trust, net of certain fees and expenses, distributed to holders of SPDRs.

•       Restrictions on Purchases of SPDRs by Investment Companies

Purchases of SPDRs by investment companies are subject to restrictions set forth in Section 12(d)(1) of the Investment Company Act of 1940. The Trust has received an SEC order that permits registered investment companies to invest in SPDRs beyond these limits, subject to certain conditions and terms. One such condition is that registered investment companies relying on the order must enter into a written agreement with the Trust. Registered investment companies wishing to learn more about the order and the agreement should telephone 1-800-THE-AMEX.

The Trust itself is also subject to the restrictions of Section 12(d)(1). This means that (a) the Trust cannot invest in any registered investment company, to the extent that the Trust would own more than 3% of that regulated investment company’s outstanding share position, (b) the Trust cannot invest more than 5% of its total assets in the securities of any one registered investment company, and (c) the Trust cannot invest more than 10% of its total assets in the securities of registered investment companies in the aggregate.

Risk Factors

Investors can lose money by investing in SPDRs. Investors should carefully consider the risk factors described below together with all of the other information included in this Prospectus before deciding to invest in SPDRs.

Investment in the Trust involves the risks inherent in an investment in any equity security.    An investment in the Trust is subject to the risks of any

investment in a broadly based portfolio of common stocks, including the risk that the general level of stock prices may decline, thereby adversely affecting the value of such investment. The value of Portfolio Securities may fluctuate in accordance with changes in the financial condition of the issuers of Portfolio Securities (particularly those that are heavily weighted in the S&P 500 Index), the value of common stocks generally and other factors. The identity and weighting of Index Securities and the Portfolio Securities also change from time to time.

The financial condition of the issuers may become impaired or the general condition of the stock market may deteriorate (either of which may cause a decrease in the value of the Portfolio and thus in the value of SPDRs). Common stocks are susceptible to general stock market fluctuations and to volatile increases and decreases in value as market confidence in and perceptions of their issuers change. These investor perceptions are based on various and unpredictable factors including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic and banking crises.

Holders of common stocks of any given issuer incur more risk than holders of preferred stocks and debt obligations of the issuer because the rights of common stockholders, as owners of the issuer, generally are inferior to the rights of creditors of, or holders of debt obligations or preferred stocks issued by, such issuer. Further, unlike debt securities that typically have a stated principal amount payable at maturity, or preferred stocks that typically have a liquidation preference and may have stated optional or mandatory redemption provisions, common stocks have neither a fixed principal amount nor a maturity. Common stock values are subject to market fluctuations as long as the common stock remains outstanding. The value of the Portfolio may be expected to fluctuate over the entire life of the Trust.

There can be no assurance that the issuers of Portfolio Securities will pay dividends. Distributions generally depend upon the declaration of dividends by the issuers of Portfolio Securities and the declaration of such dividends generally depends upon various factors, including the financial condition of the issuers and general economic conditions.

The Trust is not actively managed.    The Trust is not actively ‘‘managed’’ by traditional methods, and therefore the adverse financial condition of an issuer will not result in the elimination of its stocks from the Portfolio unless the stocks of such issuer are removed from the S&P 500 Index.

A liquid trading market for certain Portfolio Securities may not exist. Although most of the Portfolio Securities are listed on a national securities exchange, the principal trading market for some may be in the over-the-counter market. The existence of a liquid trading market for certain Portfolio Securities may depend on whether dealers will make a market in such stocks.

There can be no assurance that a market will be made for any Portfolio Securities, that any market will be maintained or that any such market will be or remain liquid. The price at which Portfolio Securities may be sold and the value of the Portfolio will be adversely affected if trading markets for Portfolio Securities are limited or absent.

The Trust may not always be able exactly to replicate the performance of the S&P 500 Index.     It is possible that, for a short period, the Trust may not fully replicate the performance of the S&P 500 Index due to the temporary unavailability of certain Index Securities in the secondary market or due to other extraordinary circumstances. In addition, the Trust is not able to replicate exactly the performance of the S&P 500 Index because the total return generated by the Portfolio is reduced by Trust expenses and transaction costs incurred in adjusting the actual balance of the Portfolio.

Investment in the Trust may have adverse tax consequences.    Investors in the Trust should also be aware that there are tax consequences associated with the ownership of SPDRs resulting from the distribution of Trust dividends and sales of SPDRs as well as under certain circumstances the sales of stocks held by the Trust in connection with redemptions.

NAV may not always correspond to market price.    The NAV of SPDRs in Creation Unit size aggregations and, proportionately, the NAV per SPDR, changes as fluctuations occur in the market value of Portfolio Securities. Investors should be aware that the aggregate public trading market price of 50,000 SPDRs may be different from the NAV of a Creation Unit (i.e., 50,000 SPDRs may trade at a premium over, or at a discount to, the NAV of a Creation Unit) and similarly the public trading market price per SPDR may be different from the NAV of a Creation Unit on a per SPDR basis. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for SPDRs is closely related to, but not identical to, the same forces influencing the prices of Index Securities trading individually or in the aggregate at any point in time. Investors also should note that the size of the Trust in terms of total assets held may change substantially over time and from time to time as Creation Units are created and redeemed.

The Exchange may halt trading in SPDRs.    SPDRs are listed for trading on the Exchange under the market symbol SPY. Trading in SPDRs may be halted under certain circumstances, as set forth in the Exchange rules and procedures, that, in the view of the Exchange, makes trading in SPDRs inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to Exchange ‘‘circuit breaker’’ rules that require trading to be halted for a specified period based on a specified market decline. The Exchange also must halt trading if required intraday valuation information is not disseminated for longer than one Business Day. There can be no assurance that the requirements of the Exchange necessary to maintain the listing of

SPDRs will continue to be met or will remain unchanged. The Trust will be terminated if SPDRs are delisted from the Exchange.

SPDRs are subject to market risks.    SPDRs are subject to the risks other than those inherent in an investment in equity securities, discussed above, in that the selection of the stocks included in the Portfolio, the expenses associated with the Trust, or other factors distinguishing an ownership interest in a trust from the direct ownership of a portfolio of stocks may affect trading in SPDRs.

The regular settlement period for Creation Units may be reduced.    Except as otherwise specifically noted, the time frames for delivery of stocks, cash, or SPDRs in connection with creation and redemption activity within the SPDR Clearing Process are based on NSCC’s current ‘‘regular way’’ settlement period of three (3) days during which NSCC is open for business (each such day an ‘‘NSCC Business Day’’). NSCC may, in the future, reduce such ‘‘regular way’’ settlement period, in which case there may be a corresponding reduction in settlement periods applicable to SPDR creations and redemptions.

Clearing and settlement of Creation Units may be delayed or fail.    The Trustee delivers a portfolio of stocks for each Creation Unit delivered for redemption substantially identical in weighting and composition to the stock portion of a Portfolio Deposit as in effect on the date the request for redemption is deemed received by the Trustee. If redemption is processed through the SPDR Clearing Process, the stocks that are not delivered are covered by NSCC’s guarantee of the completion of such delivery. Any stocks not received on settlement date are marked-to-market until delivery is completed. The Trust, to the extent it has not already done so, remains obligated to deliver the stocks to NSCC, and the market risk of any increase in the value of the stocks until delivery is made by the Trust to NSCC could adversely affect the NAV of the Trust. Investors should note that the stocks to be delivered to a redeemer submitting a redemption request outside of the SPDR Clearing Process that are not delivered to such redeemer are not covered by NSCC’s guarantee of completion of delivery.

SPDR TRUST SERIES 1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustee and Unitholders of SPDR Trust, Series 1

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of SPDR Trust, Series 1 (the ‘‘Trust’’) at September 30, 2007, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as ‘‘financial statements’’) are the responsibility of the Trust’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at September 30, 2007 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 28, 2007

SPDR Trust Series 1
Statement of Assets and Liabilities
September 30, 2007

Assets
Investments in securities, at value (including affiliated investments at value of $157,152,968)	$78,433,090,251
Cash	539,969,097
Receivable for investments sold	84,273,745
Dividends receivable	88,284,747
Total Assets	79,145,617,840
Liabilities
Payable for investments purchased	60,933,865
Payable for SPDR’s repurchased in-kind	20,204,170
Accrued Trustee expense	2,477,430
Income distribution payable	403,762,780
Accrued expenses and other liabilities	19,773,041
Total Liabilities	507,151,286
Net Assets	$78,638,466,554
Net Assets Represented by:
Paid in surplus	$92,473,543,917
Distribution in excess of net investment income	(354,299,342)
Accumulated net realized loss on investments	(6,474,732,820)
Net unrealized depreciation on investments	(7,006,045,201)
Net Assets	$78,638,466,554
Net asset value per SDPR	$152.48
Units of fractional undivided interest (‘‘SPDRs’’) outstanding, unlimited units authorized, $0.00 par value	515,730,360
Cost of investments (including cost of affiliated investments of $158,506,359)	$85,439,135,452

See accompanying notes to financial statements.

SPDR Trust Series 1
Statements of Operations

	For the Year Ended September 30, 2007	For the Year Ended September 30, 2006	For the Year Ended September 30, 2005
Investment Income
Dividend income – unaffiliated issuers	$1,230,919,171	$1,039,969,618	$1,088,830,574
Dividend income – affiliated issuers	1,534,780	1,232,565	1,074,217
Total Investment Income	1,232,453,951	1,041,202,183	1,089,904,791
Expenses
Trustee expense	39,138,318	33,325,993	31,597,760
Marketing expense	12,846,106	12,253,449	15,473,877
S&P license fee	22,480,686	19,060,993	18,052,857
SEC registration fee	—	—	500,000
Legal and audit services	131,502	128,941	246,250
Other expenses	985,568	799,386	842,504
Total expenses	75,582,180	65,568,762	66,713,248
Trustee expense waiver	(4,970,832)	(11,108,781)	(15,133,657)
Net expenses	70,611,348	54,459,981	51,579,591
Trustee earnings credits	(18,950,100)	(8,560,492)	(2,730,415)
Net expenses after Trustee earnings credits	51,661,248	45,899,489	48,849,176
Net Investment Income	1,180,792,703	995,302,694	1,041,055,615
Realized and Unrealized Gain (Loss) on Investments
Net realized gain (loss) on:
Investment transactions – unaffiliated issuers	8,384,712,286	2,976,847,607	4,542,652,646
Investment transactions – affiliated issuers	12,487,253	(12,302,877)	190,138
Net change in unrealized appreciation (depreciation) on:
Investment transactions – unaffiliated issuers	451,101,267	2,090,504,058	(83,695,376)
Investment transactions – affiliated issuers	(3,623,083)	8,531,665	9,218,142
Net Realized and Unrealized Gain/(Loss) on Investments	8,844,677,723	5,063,580,453	4,468,365,550
Net increase (decrease) in net assets resulting from operations	$10,025,470,426	$6,058,883,147	$5,509,421,165

See accompanying notes to financial statements.

SPDR Trust Series 1
Statements of Changes in Net Assets

	For the Year Ended September 30, 2007	For the Year Ended September 30, 2006	For the Year Ended September 30, 2005
Increase (decrease) in net assets resulting from operations:
Net investment income	$1,180,792,703	$995,302,694	$1,041,055,615
Net realized gain (loss) on investment transactions	8,397,199,539	2,964,544,730	4,542,842,784
Net change in unrealized appreciation (depreciation)	447,478,184	2,099,035,723	(74,477,234)
Net increase/(decrease) in net assets resulting from operations	10,025,470,426	6,058,883,147	5,509,421,165
Net equalization credits and charges	115,289,393	64,697,330	45,350,560
Distributions to unitholders from net investment income	(1,323,001,746)	(1,059,134,562)	(1,085,600,597)
Net increase (decrease) in net assets from issuance and redemption of SPDRs	12,234,823,506	5,492,844,774	(3,156,501,800)
Net increase (decrease) in net assets during period	21,052,581,579	10,557,290,689	1,312,669,328
Net assets at beginning of period	57,585,884,975	47,028,594,286	45,715,924,958
Net assets end of period*	$78,638,466,554	$57,585,884,975	$47,028,594,286
* Includes undistributed (distribution in excess of) net investment income	$(354,299,342)	$(212,090,299)	$(147,564,863)

See accompanying notes to financial statements.

SPDR Trust Series 1
Financial Highlights
Selected data for a SPDR outstanding during the year

	For the Year Ended 9/30/2007	For the Year Ended 9/30/2006	For the Year Ended 9/30/2005	For the Year Ended 9/30/2004	For the Year Ended 9/30/2003
Net asset value, beginning of year	$133.53	$122.85	$111.78	$99.87	$81.78
Investment Operations:
Net investment income	2.66 (4)	2.32 (4)	2.40 (3)	1.81	1.55
Net realized and unrealized gain (loss) on investments	18.75	10.54	10.97	11.71	18.11
Total from investment operations	21.41	12.86	13.37	13.52	19.66
Net equalization credits and charges	0.26	0.15	0.10	0.18	(0.02)
Less distributions from:
Net investment income	(2.72)	(2.33)	(2.40)	(1.79)	(1.55)
Net asset value, end of year	$152.48	$133.53	$122.85	$111.78	$99.87
Total investment return(5)	16.31%	10.64%	12.11%	13.62%	24.13%
Ratios and supplemental data
Ratio to average net assets:
Net investment income	1.86%	1.83%	2.02%	1.63%	1.67%
Total expenses(1)	0.08%	0.08%	0.10%	0.11%	0.12%
Total expenses excluding Trustee earnings credit	0.11%	0.10%	0.10%	0.11%	0.12%
Total expenses excluding Trustee earnings credit and fee waivers	0.12%	0.12%	0.13%	0.13%	0.13%
Portfolio turnover rate(2)	2.95%	3.70%	6.01%	2.23%	1.76%
Net assets, end of year (000’s)	$78,638,467	$57,585,885	$47,028,594	$45,715,925	$36,054,568

(1)	Net of expenses reimbursed by the Trustee.
(2)	Portfolio turnover ratio excludes securities received or delivered from processing creations or redemptions of SPDRs.
(3)	Net investment income per unit reflects receipt of a special one time dividend from a portfolio holding. The effect of this dividend amounted to $0.40 per share.

See accompanying notes to financial statements.

SPDR Trust Series 1
Financial Highlights
Selected data for a SPDR outstanding during the year

(4)	Per share numbers have been calculated using the average shares method.
(5)	Total return is calculated assuming a purchase of shares at net asset value per share on the first day and a sale at net asset value per share on the last day of each period reported. Distributions are assumed, for the purposes of this calculation, to be reinvested at the net asset value per share on the respective payment dates of each Fund. Total return for a period of less than one year is not annualized. Broker commission charges are not included in the calculation.

See accompanying notes to financial statements.

SPDR Trust Series 1
Notes to Financial Statements
September 30, 2007

NOTE 1—ORGANIZATION

SPDR Trust Series 1 (the ‘‘Trust’’) is a unit investment trust created under the laws of the State of New York and registered under the Investment Company Act of 1940. The Trust was created to provide investors with the opportunity to purchase a security representing a proportionate undivided interest in a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, which comprise the Standard & Poor’s 500 Composite Price Index (the ‘‘S&P Index’’). Each unit of fractional undivided interest in the Trust is referred to as a Standard & Poor’s Depositary Receipt (‘‘SPDR’’). The Trust commenced operations on January 22, 1993 upon the initial issuance of 150,000 SPDRs (equivalent to three ‘‘Creation Units’’—see Note 4) in exchange for a portfolio of securities assembled to reflect the intended portfolio composition of the Trust.

Under the Trust Agreement, the Sponsor and Trustee (each as defined below) are indemnified against certain liabilities arising out of the performance of their duties to the Trust. Additionally, in the normal course of business, the Trust enters into contracts with service providers that contain general indemnification clauses. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust that have not yet occurred. However, based on experience the Trust expects the risk of loss to be remote.

NOTE 2—SIGNIFICANT ACCOUNTING POLICIES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires the Trustee to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from these estimates. The following is a summary of significant accounting policies followed by the Trust.

Security Valuation

Portfolio securities are valued based on the closing sale price on the exchange which is deemed to be the principal market for the security, except for securities listed on the NASDAQ which are valued at the NASDAQ official close price. If there is no closing sale price available, valuation will be determined by the Trustee in good faith based on available information.

In September, 2006, Statement of Financial Accounting Standards No. 157, Fair Value Measurements (‘‘SFAS 157’’), was issued and is effective for

SPDR Trust Series 1
Notes to Financial Statements
September 30, 2007

fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Trustee is currently evaluating the impact, if any, the adoption of SFAS 157 will have on the Trust’s financial statements. The Trustee does not anticipate SFAS 157 will have a material impact on the Funds’ financial statements.

Reclassification

Certain prior year amounts on the Statements of Operations and the Financial Highlights have been reclassified to conform to the current year presentation.

Investment Risk

The Trust invests in various investments which are exposed to risks, such as market risk. Due to the level of risk associated with certain investments it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

Investment Transactions

Investment transactions are recorded on the trade date. Realized gains and losses from the sale or disposition of securities are recorded on the identified cost basis. Dividend income is recorded on the ex-dividend date.

Distributions to Unitholders

The Trust declares and distributes dividends from net investment income to its unitholders quarterly. The Trust will distribute net realized capital gains, if any, at least annually.

Equalization

The Trust follows the accounting practice known as ‘‘Equalization’’ by which a portion of the proceeds from sales and costs of reacquiring the Trust’s units, equivalent on a per unit basis to the amount of distributable net investment income on the date of the transaction, is credited or charged to undistributed net investment income. As a result, undistributed net investment income per unit is unaffected by sales or reacquisitions of the Trust’s units.

Federal Income Tax

The Trust has qualified and intends to qualify as a ‘‘regulated investment company’’ under Subchapter M of the Internal Revenue Code of 1986, as

SPDR Trust Series 1
Notes to Financial Statements
September 30, 2007

amended. By so qualifying and electing, the Trust will not be subject to federal income taxes to the extent it distributes its taxable income, including any net realized capital gains, for each fiscal year. In addition, by distributing during each calendar year substantially all of its net investment income and capital gains, if any, the Trust will not be subject to federal excise tax. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for income equalization, in-kind transactions and losses deferred due to wash sales. Net investment income per unit calculations in the financial highlights for all years presented exclude these differences.

During 2007, the Trust reclassified $9,332,873,621 of non-taxable security gains realized in the in-kind redemption of Creation Units (Note 4) as an increase to paid in surplus in the Statement of Assets and Liabilities. At September 30, 2007, the Trust had capital loss carryforwards of $58,816,996, $403,831,303, $472,492,447, $1,530,834,020, $445,024,832, $380,379,645, $1,174,140,896, and $1,056,971,322 which will expire on September 30, 2008, September 30, 2009, September 30, 2010, September 30, 2011, September 30, 2012, September 30, 2013, September 30, 2014 and September 30, 2015, respectively. The Trust incurred losses of $832,594,401 during the period November 1, 2006 through September 30, 2007 that were deferred for tax purposes until fiscal 2008.

The tax character of distributions paid during the year ended September 30, 2007 was $1,323,001,746 of ordinary income. The tax character of distributions paid during the year ended September 30, 2006 was $1,059,134,562 of ordinary income. The tax character of distributions paid during the year ended September 30, 2005 was $1,085,600,597 of ordinary income.

As of September 30, 2007, the components of distributable earnings (excluding unrealized appreciation/(depreciation)) on a tax basis were undistributed ordinary income of $49,463,432 and undistributed long term capital gain of $0.

In December 2006, the SEC issued the staff guidance (‘‘SEC Letter’’) that delayed the implementation of the Financial Accounting Standards Board’s (‘‘FASB’’) Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes’’ (‘‘FIN 48’’) and clarified its application. FIN 48 was originally released by the FASB in July 2006. FIN 48 mandates a two-part test for recognition of a tax benefit in the financial statements of any company (including an investment company) that follows generally accepted accounting principles. First, the company must determine that it has a greater than 50% likelihood of

SPDR Trust Series 1
Notes to Financial Statements
September 30, 2007

sustaining its position based on the ‘‘technical merits’’ of the position. Second, the company must determine the amount of benefit that may be recognized by considering all of the potential outcomes and measuring the probability that each will occur. The SEC Letter clarifies the types of guidance upon which investment companies can rely in determining the technical merits of a tax position. In addition, the SEC Letter permits investment companies to delay the implementation of FIN 48 until the last NAV calculation in the first required financial reporting period for fiscal years beginning after December 15, 2006. In the case of the Trust, this is September 30, 2008. At this time, the Trustee is evaluating the implications of FIN 48 and its impact, if any, to the financial statements has not yet been determined.

NOTE 3—TRANSACTIONS WITH THE TRUSTEE AND SPONSOR

In accordance with the Trust Agreement, State Street Bank and Trust Company (the ‘‘Trustee’’) maintains the Trust’s accounting records, acts as custodian and transfer agent to the Trust, and provides administrative services, including filing of all required regulatory reports. The Trustee is also responsible for determining the composition of the portfolio of securities which must be delivered and/or received in exchange for the issuance and/or redemption of Creation Units of the Trust, and for adjusting the composition of the Trust’s portfolio from time to time to conform to changes in the composition and/or weighting structure of the S&P 500 Index. For these services, the Trustee received a fee at the following annual rates for the year ended September 30, 2007:

Net asset value of the Trust	Fee as a percentage of net asset value of the Trust
$0 – $499,999,999	10/100 of 1% per annum plus or minus the Adjustment Amount
$500,000,000 – $2,499,999,999	8/100 of 1% per annum plus or minus the Adjustment Amount
$2,500,000,000 – and above	6/100 of 1% per annum plus or minus the Adjustment Amount

The Adjustment Amount is the sum of (a) the excess or deficiency of transaction fees received by the Trustee, less the expenses incurred in processing orders for creation and redemption of SPDRs and (b) the amounts earned by the Trustee with respect to the cash held by the Trustee for the benefit of the Trust. During the year ended September 30, 2007, the Adjustment Amount reduced the Trustee’s fee by $18,950,100. The Adjustment Amount included an excess of net transaction fees from processing orders of $794,669 and a Trustee earnings credit of $18,155,431.

SPDR Trust Series 1
Notes to Financial Statements
September 30, 2007

Effective November 1, 2006, the Trustee changed the method of computing the Adjustment Amount to the Trustee Fee such that all income earned with respect to cash held for the benefit of the Trust is credited against the Trustee’s Fee. In addition, during the period from December 1, 2006 through December 31, 2006, the Trustee applied incremental cash balance credits of $5,918,238.

The Trustee voluntarily agreed to waive a portion of its fee, as needed, for one year through February 1, 2008. From October 1, 2006 to January 31, 2007, the Trustee waived a portion of its fee so that the total operating expenses would not exceed 10/100 of 1% per annum of the daily net asset value. Effective February 1, 2007, the Trust waived a portion of its fee so that the total operating expenses would not exceed 9.45/100 of 1% per annum of the daily net asset value. The total amount of such reimbursement by the Trustee for the year ended September 30, 2007 was $4,970,832. The Trustee has not entered into an agreement with the Trust to recapture waived fees in subsequent periods.

Standard and Poor’s (‘‘S&P’’) and State Street Global Markets, LLC (‘‘SSGM’’) have entered into a License Agreement. The License Agreement grants SSGM, an affiliate of the Trustee, a license to use the S&P 500 Index as a basis for determining the composition of the Portfolio and to use certain trade names and trademarks of S&P in connection with the Portfolio. The Trustee on behalf of the Trust, the American Stock Exchange LLC (the ‘‘AMEX’’), and PDR Services LLC (the ‘‘Sponsor’’) have each received a sublicense from SSGM for the use of the S&P 500 Index and such trade names and trademarks in connection with their rights and duties with respect to the Trust. The Trust pays an annual sub-license fee to S&P equal to the greater of: (i) 0.03% of the daily average net assets of the Trust plus a volume based fee ranging from $0.03 to $0.04 per round lot trade of the average daily trading volume, or (ii) $125,000, the minimum annual fee.

Transactions with Affiliated Issuers

Certain investments made by the Trust represent securities affiliated with the Trustee. Investments in State Street Corp., the holding company of State Street Bank and Trust Company, were made according to its representative portion of the S&P 500 Index. The market value of these investments at September 30, 2007 is listed in the Schedule of Investments.

SPDR Trust Series 1
Notes to Financial Statements
September 30, 2007

NOTE 4—TRUST TRANSACTIONS IN SPDRS

Transactions in SPDRS were as follows:

	Year Ended September 30, 2007		Year Ended September 30, 2006		Year Ended September 30, 2005
	SPDRs	Amount	SPDRs	Amount	SPDRs	Amount
SPDRs sold	1,838,900,000	$269,830,592,741	707,000,000	$89,665,093,167	625,250,000	$75,185,061,183
Dividend reinvestment SPDRS issued	80,264	11,506,562	96,447	12,194,198	73,825	8,743,709
SPDRs redeemed	(1,754,500,000)	(257,491,986,404)	(658,650,000)	(84,119,745,261)	(651,500,000)	(78,304,956,132)
Net income equalization	—	(115,289,393)	—	(64,697,330)	—	(45,350,560)
Net increase (decrease)	84,480,264	$12,234,823,506	48,446,447	$5,492,844,774	(26,176,175)	$(3,156,501,800)

With the exception of the Trust’s dividend reinvestment plan, SPDRs are issued and redeemed by the Trust only in Creation Unit size aggregations of 50,000 SPDRs. Such transactions are only permitted on an in-kind basis, with a separate cash payment which is equivalent to the undistributed net investment income per SPDR (income equalization) and a balancing cash component to equate the transaction to the net asset value per unit of the Trust on the transaction date. A transaction fee of $3,000 is charged in connection with each creation or redemption of Creation Units through the SPDR Clearing Process per Participating party per day, regardless of the number of Creation Units created or redeemed. Transaction fees are received by the Trustee and used to offset the expense of processing orders.

NOTE 5—INVESTMENT TRANSACTIONS

For the year ended September 30, 2007, the Trust had in-kind contributions, in-kind redemptions, purchases and sales of investment securities of $151,576,149,798, $139,503,503,027, $2,829,005,645, and $1,862,691,539, respectively. At September 30, 2007, the cost of investments for federal income tax purposes was $85,560,782,411, accordingly, gross unrealized appreciation was $1,390,535,886 and gross unrealized depreciation was $8,518,228,046, resulting in net unrealized depreciation of $7,127,692,160.

Tax Information (unaudited)

For Federal income tax purposes, the percentage of Trust distributions which qualify for the corporate dividends received deduction for the fiscal year ended September 30, 2007 is 98.07%.

For the fiscal year ended September 30, 2007 certain dividends paid by the Trust may be designated as qualified dividend income and subject to maximum

SPDR Trust Series 1
Notes to Financial Statements
September 30, 2007

tax rate of 15%, as provided for the Jobs and Growth Tax Relief Reconciliation Act of 2003. Complete information will be reported in conjunction with your 2007 Form 1099-DIV.

FREQUENCY DISTRIBUTION OF DISCOUNTS AND PREMIUMS
Bid/Ask Price vs. Net Asset Value
as of September 30, 2007

	Bid/Ask Price Above NAV			Bid/Ask Price Below NAV
	50 - 99 BASIS POINTS	100 - 199 BASIS POINTS	> 200 BASIS POINTS	50 - 99 BASIS POINTS	100 - 199 BASIS POINTS	> 200 BASIS POINTS
2007	0	0	0	0	0	0
2006	0	0	0	0	0	0
2005	0	0	0	0	0	0
2004	0	0	0	1	0	0
2003	0	0	0	0	0	0

Comparison of Total Returns Based on NAV and Bid/Ask Price (1)

Cumulative Total Return	One Year	Five Year	Ten Year
SPDR Trust Series 1
Return Based on NAV	16.31%	103.68%	86.75%
Return Based on Bid/Ask Price	16.33%	104.23%	87.49%
S&P 500 Index	16.44%	105.13%	88.96%

Average Annual Total Return	One Year	Five Year	Ten Year
SPDR Trust Series 1
Return Based on NAV	16.31%	15.29%	6.45%
Return Based on Bid/Ask Price	16.33%	15.35%	6.49%
S&P 500 Index	16.44%	15.45%	6.57%

(1)	Currently, the Bid/Ask Price is calculated based on the best bid and best offer on the AMEX at 4:00 p.m. However, prior to April 3, 2001, the calculation of the Bid/Ask Price was based on the midpoint of the best bid and best offer at the close of trading on the AMEX, ordinarily 4:15 p.m.

SPDR Trust Series 1
Schedule of Investments
September 30, 2007

Common Stocks	Shares	Value
3M Co.	4,211,562	$394,117,972
Abbott Laboratories	8,998,822	482,516,836
Abercrombie & Fitch Co. (Class A)	507,740	40,974,618
ACE, Ltd.	1,883,201	114,065,485
Adobe Systems, Inc.*	3,394,138	148,188,065
Advanced Micro Devices, Inc. *	3,112,394	41,083,601
AES Corp. *	3,860,771	77,369,851
Aetna, Inc.	2,992,125	162,382,624
Affiliated Computer Services, Inc. (Class A) *	569,975	28,635,544
AFLAC, Inc.	2,835,365	161,729,220
Agilent Technologies, Inc. *	2,326,657	85,807,110
Air Products & Chemicals, Inc.	1,272,879	124,436,651
Akamai Technologies, Inc. *	951,571	27,338,635
Alcoa, Inc.	5,002,090	195,681,761
Allegheny Energy, Inc. *	930,480	48,626,885
Allegheny Technologies, Inc.	578,294	63,583,425
Allergan, Inc.	1,778,565	114,664,086
Allied Waste Industries, Inc. *	1,366,685	17,425,234
Allstate Corp.	3,409,975	195,016,470
ALLTEL Corp.	2,045,413	142,524,378
Altera Corp.	2,036,405	49,036,632
Altria Group, Inc.	12,253,285	851,970,906
Amazon.com, Inc. *	1,795,837	167,282,217
Ambac Financial Group, Inc.	594,086	37,373,950
Ameren Corp.	1,164,795	61,151,737
American Capital Strategies, Ltd.	995,928	42,556,003
American Electric Power Co., Inc.	2,289,670	105,507,994
American Express Co.	6,866,716	407,676,929
American International Group, Inc.	15,046,386	1,017,888,013
American Standard Cos., Inc.	1,008,307	35,915,895
Ameriprise Financial, Inc.	1,408,282	88,876,677
AmerisourceBergen Corp.	1,099,726	49,850,580
Amgen, Inc. *	6,297,028	356,222,874
Anadarko Petroleum Corp.	2,671,838	143,611,292
Analog Devices, Inc.	1,957,604	70,786,961
Anheuser-Busch Cos., Inc.	4,404,649	220,188,404
Aon Corp.	1,706,873	76,484,979
Apache Corp.	1,908,257	171,857,625
Apartment Investment & Management Co. (Class A)	552,060	24,914,468
Apollo Group, Inc. (Class A) *	799,258	48,075,369
Apple, Inc. *	5,061,335	777,117,376
Applera Corp. — Applied Biosystems Group	1,053,858	$36,505,641
Applied Materials, Inc.	8,039,854	166,424,978
Archer-Daniels-Midland Co.	3,786,414	125,254,575
Archstone-Smith Trust	1,286,816	77,389,114
Ashland, Inc.	319,248	19,221,922
Assurant, Inc.	579,047	30,979,015
AT&T, Inc.	35,512,305	1,502,525,625
Autodesk, Inc. *	1,315,546	65,737,834
Automatic Data Processing, Inc.	3,196,184	146,800,731
AutoNation, Inc. *	840,000	14,884,800
AutoZone, Inc. *	285,105	33,112,095
AvalonBay Communities, Inc.	453,612	53,553,433
Avaya, Inc. *	2,612,571	44,309,204
Avery Dennison Corp.	525,412	29,958,992
Avon Products, Inc.	2,555,821	95,919,962
Baker Hughes, Inc.	1,876,102	169,543,338
Ball Corp.	588,503	31,632,036
Bank of America Corp.	25,737,332	1,293,815,680
Bank of New York Mellon Corp.	6,534,597	288,437,112
Barr Pharmaceuticals, Inc. *	609,166	34,667,637
Bausch & Lomb, Inc.	308,462	19,741,568
Baxter International, Inc.	3,772,654	212,324,967
BB&T Corp.	3,118,548	125,958,154
Bear Stearns Cos., Inc.	694,060	85,237,509
Becton, Dickinson & Co.	1,406,090	115,369,684
Bed Bath & Beyond, Inc. *	1,600,433	54,606,774
Bemis Co., Inc.	600,165	17,470,803
Best Buy Co., Inc.	2,317,089	106,632,436
Big Lots, Inc. *	646,891	19,303,227
Biogen Idec, Inc. *	1,650,653	109,487,813
BJ Services Co.	1,708,890	45,371,030
Black & Decker Corp.	388,518	32,363,549
BMC Software, Inc. *	1,203,976	37,600,170
Boeing Co.	4,551,018	477,811,380
Boston Properties, Inc.	688,042	71,487,564
Boston Scientific Corp. *	7,738,469	107,951,643
Bristol-Myers Squibb Co.	11,344,870	326,959,153
Broadcom Corp. (Class A) *	2,671,983	97,367,061
Brown-Forman Corp. (Class B)	462,333	34,633,365
Brunswick Corp.	537,615	12,289,879
Burlington Northern Santa Fe Corp.	1,759,042	142,781,439
C.R. Bard, Inc.	589,543	51,991,797
CA, Inc.	2,363,466	60,788,346
Campbell Soup Co.	1,250,565	46,270,905
Capital One Financial Corp.	2,367,191	157,252,498
Cardinal Health, Inc.	2,110,347	131,959,998
Carnival Corp.	2,543,692	123,191,004

(*) Non-income producing security

The accompanying notes are an integral part of these financial statements.

SPDR Trust Series 1
Schedule of Investments (continued)
September 30, 2007

Common Stocks	Shares	Value
Caterpillar, Inc.	3,735,820	$293,000,363
CB Richard Ellis Group, Inc. (Class A)*	1,041,320	28,990,349
CBS Corp. (Class B)	4,254,482	134,016,183
Celgene Corp. *	2,178,939	155,380,140
CenterPoint Energy, Inc.	1,774,360	28,442,991
Centex Corp.	694,629	18,456,293
CenturyTel, Inc.	647,964	29,948,896
C.H. Robinson Worldwide, Inc.	984,538	53,450,568
Charles Schwab Corp.	5,454,058	117,807,653
Chesapeake Energy Corp.	2,381,016	83,954,624
Chevron Corp.	12,459,199	1,165,931,842
Chubb Corp.	2,359,005	126,537,028
Ciena Corp.*	474,587	18,072,273
CIGNA Corp.	1,682,585	89,664,955
Cincinnati Financial Corp.	987,489	42,768,149
Cintas Corp.	781,858	29,006,932
Circuit City Stores, Inc.	831,235	6,575,069
Cisco Systems, Inc. *	35,447,819	1,173,677,287
CIT Group, Inc.	1,129,217	45,394,523
Citigroup, Inc.	28,948,434	1,351,023,415
Citizens Communications Co.	1,884,640	26,988,045
Citrix Systems, Inc. *	1,037,991	41,851,797
Clear Channel Communications, Inc.	2,861,388	107,130,367
Clorox Co.	871,567	53,156,871
CME Group, Inc.	320,246	188,096,488
CMS Energy Corp.	1,258,839	21,173,672
Coach, Inc. *	2,135,141	100,928,115
Coca-Cola Co.	11,635,553	668,695,231
Coca-Cola Enterprises, Inc.	1,577,343	38,203,247
Cognizant Technology Solutions Corp. (Class A) *	816,445	65,127,818
Colgate-Palmolive Co.	2,958,302	210,986,099
Comcast Corp. (Class A) *	18,013,610	435,569,090
Comerica, Inc.	921,612	47,260,263
Commerce Bancorp, Inc.	1,105,807	42,883,195
Computer Sciences Corp. *	981,849	54,885,359
Compuware Corp. *	1,832,029	14,692,873
ConAgra Foods, Inc.	2,938,188	76,774,852
ConocoPhillips	9,472,621	831,411,945
CONSOL Energy, Inc.	1,040,373	48,481,382
Consolidated Edison, Inc.	1,573,791	72,866,523
Constellation Brands, Inc. (Class A) *	1,162,056	28,133,376
Constellation Energy Group, Inc.	1,041,610	89,359,722
Convergys Corp. *	794,097	13,785,524
Cooper Industries, Ltd. (Class A)	1,046,096	53,445,045
Corning, Inc.	9,100,345	224,323,504
Costco Wholesale Corp.	2,622,330	$160,932,392
Countrywide Financial Corp.	3,464,724	65,864,403
Coventry Health Care, Inc.*	907,768	56,472,247
Covidien, Ltd. *	2,865,519	118,919,038
CSX Corp.	2,522,097	107,769,205
Cummins, Inc.	603,251	77,149,770
CVS Caremark Corp.	8,630,444	342,024,496
D.R. Horton, Inc.	1,545,998	19,804,234
Danaher Corp.	1,369,854	113,300,624
Darden Restaurants, Inc.	833,741	34,900,398
Dean Foods Co.	770,797	19,716,987
Deere & Co.	1,303,806	193,510,887
Dell, Inc. *	13,143,369	362,756,984
Developers Diversified Realty Corp.	743,944	41,564,151
Devon Energy Corp.	2,562,376	213,189,683
Dillard’s, Inc. (Class A)	349,287	7,624,935
DIRECTV Group, Inc. *	4,531,753	110,030,963
Discover Financial Services *	3,098,036	64,439,149
Dominion Resources, Inc.	1,703,180	143,578,074
Dover Corp.	1,159,139	59,058,132
Dow Chemical Co.	5,486,123	236,232,456
Dow Jones & Co., Inc.	378,629	22,604,151
DTE Energy Co.	1,011,891	49,016,000
Du Pont (E.I.) de Nemours & Co.	5,332,278	264,267,698
Duke Energy Corp.	7,283,234	136,123,643
Dynegy, Inc. (Class A) *	2,866,586	26,487,255
E*TRADE Financial Corp. *	2,432,787	31,772,198
Eastman Chemical Co.	485,202	32,377,529
Eastman Kodak Co.	1,634,546	43,740,451
Eaton Corp.	852,990	84,480,130
eBay, Inc. *	6,527,247	254,693,178
Ecolab, Inc.	1,027,954	48,519,429
Edison International	1,884,444	104,492,420
El Paso Corp.	4,054,500	68,804,865
Electronic Arts, Inc. *	1,786,498	100,026,023
Electronic Data Systems Corp.	2,946,665	64,355,164
Eli Lilly & Co.	5,706,650	324,879,584
Embarq Corp.	874,332	48,612,859
EMC Corp. *	12,086,903	251,407,582
Emerson Electric Co.	4,593,119	244,445,793
ENSCO International, Inc.	864,370	48,491,157
Entergy Corp.	1,141,594	123,623,214
EOG Resources, Inc.	1,414,873	102,337,764
Equifax, Inc.	839,186	31,989,770
Equity Residential Properties Trust	1,665,762	70,561,678
Estee Lauder Cos., Inc. (Class A)	672,971	28,574,349
E.W. Scripps Co. (Class A)	478,671	20,104,182
Exelon Corp.	3,891,452	293,259,823
Express Scripts, Inc. *	1,568,111	87,531,956

(*) Non-income producing security

The accompanying notes are an integral part of these financial statements.

SPDR Trust Series 1
Schedule of Investments (continued)
September 30, 2007

Common Stocks	Shares	Value
Exxon Mobil Corp.	32,298,611	$2,989,559,434
Family Dollar Stores, Inc.	883,528	23,466,504
Fannie Mae	5,633,929	342,599,222
Federated Investors, Inc. (Class B)	483,018	19,175,815
FedEx Corp.	1,778,685	186,317,254
Fidelity National Information Services, Inc.	926,167	41,094,030
Fifth Third Bancorp	3,176,740	107,627,951
First Horizon National Corp.	718,114	19,144,919
FirstEnergy Corp.	1,818,429	115,179,293
Fiserv, Inc. *	994,705	50,590,696
Fluor Corp.	501,596	72,219,792
Ford Motor Co. *	11,938,796	101,360,378
Forest Laboratories, Inc. *	1,850,493	69,004,884
Fortune Brands, Inc.	884,187	72,052,399
FPL Group, Inc.	2,338,382	142,360,696
Franklin Resources, Inc.	958,208	122,171,520
Freddie Mac	3,814,017	225,065,143
Freeport-McMoRan Copper & Gold, Inc.	2,169,671	227,576,791
Gannett Co., Inc.	1,353,046	59,128,110
Gap, Inc.	3,146,087	58,013,844
General Dynamics Corp.	2,335,846	197,308,912
General Electric Co.	59,610,422	2,467,871,471
General Growth Properties, Inc.	1,431,921	76,779,604
General Mills, Inc.	2,030,683	117,799,921
General Motors Corp.	3,271,429	120,061,444
Genuine Parts Co.	982,700	49,135,000
Genworth Financial, Inc. (Class A)	2,562,683	78,751,249
Genzyme Corp. *	1,519,514	94,149,087
Gilead Sciences, Inc. *	5,373,253	219,604,850
Goldman Sachs Group, Inc.	2,377,986	515,404,686
Goodrich Corp.	723,821	49,386,307
Goodyear Tire & Rubber Co. *	1,171,035	35,611,174
Google, Inc. (Class A) *	1,342,028	761,292,224
H&R Block, Inc.	1,858,589	39,364,915
H.J. Heinz Co.	1,897,781	87,677,482
Halliburton Co.	5,276,932	202,634,189
Harley-Davidson, Inc.	1,501,647	69,391,108
Harman International Industries, Inc.	381,093	32,972,166
Harrah’s Entertainment, Inc.	1,074,459	93,402,721
Hartford Financial Services Group, Inc.	1,842,447	170,518,470
Hasbro, Inc.	993,925	27,710,629
Hercules, Inc.	646,156	13,582,199
Hershey Co.	1,011,858	46,960,330
Hess Corp.	1,575,614	104,825,599
Hewlett-Packard Co.	15,012,587	747,476,707
Hilton Hotels Corp.	2,256,032	104,882,928
Home Depot, Inc.	9,702,347	$314,744,137
Honeywell International, Inc.	4,361,837	259,398,446
Hospira, Inc. *	909,909	37,715,728
Host Hotels & Resorts, Inc.	3,008,382	67,508,092
Hudson City Bancorp, Inc.	2,795,772	42,998,973
Humana, Inc. *	972,701	67,972,346
Huntington Bancshares, Inc.	2,122,748	36,044,261
IAC/InterActiveCorp *	1,291,007	38,304,178
Illinois Tool Works, Inc.	2,387,250	142,375,590
IMS Health, Inc.	1,131,759	34,677,096
Ingersoll-Rand Co., Ltd. (Class A)	1,764,467	96,110,517
Integrys Energy Group, Inc.	433,454	22,205,848
Intel Corp.	33,985,392	878,862,237
IntercontinentalExchange, Inc. *	403,480	61,288,612
International Business Machines Corp.	7,907,908	931,551,562
International Flavors & Fragrances, Inc.	438,934	23,202,051
International Game Technology	1,924,291	82,936,942
International Paper Co.	2,579,949	92,542,771
Interpublic Group of Cos., Inc. *	2,714,572	28,177,257
Intuit, Inc. *	1,950,843	59,110,543
ITT Corp.	1,047,593	71,162,992
J.C. Penney Co., Inc.	1,287,589	81,594,515
Jabil Circuit, Inc.	995,994	22,748,503
Janus Capital Group, Inc.	1,203,293	34,029,126
JDS Uniphase Corp. *	1,194,329	17,867,162
Johnson & Johnson	16,854,287	1,107,326,656
Johnson Controls, Inc.	1,132,885	133,805,047
Jones Apparel Group, Inc.	654,868	13,837,361
JPMorgan Chase & Co.	19,806,226	907,521,275
Juniper Networks, Inc. *	2,982,886	109,203,456
KB HOME	435,275	10,907,992
Kellogg Co.	1,542,055	86,355,080
KeyCorp	2,292,613	74,120,178
Kimberly-Clark Corp.	2,467,951	173,398,237
Kimco Realty Corp.	1,463,428	66,161,580
King Pharmaceuticals, Inc. *	1,380,592	16,180,538
KLA-Tencor Corp.	1,126,211	62,820,050
Kohl’s Corp. *	1,873,626	107,414,979
Kraft Foods, Inc. (Class A)	9,412,768	324,834,624
Kroger Co.	4,110,075	117,219,339
L-3 Communications Holdings, Inc.	715,712	73,102,824
Laboratory Corp. of America Holdings *	703,993	55,073,372
Legg Mason, Inc.	754,797	63,621,839
Leggett & Platt, Inc.	1,033,581	19,803,412

(*) Non-income producing security

The accompanying notes are an integral part of these financial statements.

SPDR Trust Series 1
Schedule of Investments (continued)
September 30, 2007

Common Stocks	Shares	Value
Lehman Brothers Holdings, Inc.	3,092,577	$190,904,778
Lennar Corp. (Class A)	794,852	18,003,398
Leucadia National Corp.	991,628	47,816,302
Lexmark International, Inc. (Class A) *	565,964	23,504,485
Limited Brands, Inc.	1,993,039	45,620,663
Lincoln National Corp.	1,585,027	104,564,231
Linear Technology Corp.	1,284,597	44,948,049
Liz Claiborne, Inc.	600,493	20,614,925
Lockheed Martin Corp.	2,048,382	222,228,963
Loews Corp.	2,612,400	126,309,540
Lowe’s Cos., Inc.	8,734,572	244,742,707
LSI Logic Corp. *	4,437,371	32,925,293
M&T Bank Corp.	450,374	46,591,190
Macy’s, Inc.	2,672,799	86,384,864
Manor Care, Inc.	419,550	27,019,020
Marathon Oil Corp.	4,020,748	229,263,051
Marriott International, Inc. (Class A)	1,902,120	82,685,156
Marsh & McLennan Cos., Inc.	3,219,222	82,090,161
Marshall & Ilsley Corp.	1,462,616	64,018,702
Masco Corp.	2,246,340	52,047,698
Mattel, Inc.	2,216,445	51,997,800
MBIA, Inc.	759,908	46,392,383
McCormick & Co., Inc.	752,103	27,053,145
McDonald’s Corp.	6,908,227	376,291,125
McGraw-Hill Cos., Inc.	2,023,409	103,011,752
McKesson Corp.	1,729,844	101,697,529
MeadWestvaco Corp.	1,039,375	30,692,744
Medco Health Solutions, Inc. *	1,671,667	151,101,980
Medtronic, Inc.	6,680,685	376,857,441
MEMC Electronic Materials, Inc. *	1,303,681	76,734,664
Merck & Co., Inc.	12,666,176	654,714,637
Meredith Corp.	235,639	13,502,115
Merrill Lynch & Co., Inc.	5,058,786	360,590,266
MetLife, Inc.	4,339,922	302,622,761
MGIC Investment Corp.	496,190	16,031,899
Microchip Technology, Inc.	1,275,280	46,318,170
Micron Technology, Inc. *	4,335,531	48,124,394
Microsoft Corp.	46,997,018	1,384,532,150
Millipore Corp. *	301,664	22,866,131
Molex, Inc.	810,631	21,830,293
Molson Coors Brewing Co. (Class B)	392,479	39,118,382
Monsanto Co.	3,145,891	269,728,694
Monster Worldwide, Inc. *	732,720	24,956,443
Moody’s Corp.	1,351,962	68,138,885
Morgan Stanley	6,103,443	384,516,909
Motorola, Inc.	13,339,621	247,183,177
Murphy Oil Corp.	1,075,194	$75,145,309
Mylan Laboratories, Inc.	1,364,238	21,773,238
Nabors Industries, Ltd. *	1,597,294	49,148,736
National City Corp.	3,719,829	93,330,510
National Semiconductor Corp.	1,391,704	37,743,012
National-Oilwell Varco, Inc. *	1,029,295	148,733,127
NCR Corp. *	1,033,372	51,461,926
Network Appliance, Inc. *	2,136,290	57,487,564
New York Times Co. (Class A)	826,166	16,325,040
Newell Rubbermaid, Inc.	1,586,248	45,715,667
Newmont Mining Corp. (Holding Co.)	2,606,509	116,589,148
News Corp. (Class A)	13,433,927	295,412,055
Nicor, Inc.	249,064	10,684,846
NIKE, Inc. (Class B)	2,183,023	128,056,129
NiSource, Inc.	1,554,003	29,743,617
Noble Corp.	1,553,247	76,186,765
Nordstrom, Inc.	1,156,435	54,225,237
Norfolk Southern Corp.	2,273,378	118,011,052
Northern Trust Corp.	1,084,799	71,889,630
Northrop Grumman Corp.	2,015,229	157,187,862
Novell, Inc. *	1,946,561	14,871,726
Novellus Systems, Inc. *	753,614	20,543,518
Nucor Corp.	1,771,541	105,353,543
NVIDIA Corp. *	3,152,464	114,245,295
Occidental Petroleum Corp.	4,813,763	308,465,933
Office Depot, Inc. *	1,634,347	33,700,235
OfficeMax, Inc.	406,453	13,929,144
Omnicom Group, Inc.	1,932,722	92,944,601
Oracle Corp. *	23,068,889	499,441,447
PACCAR, Inc.	1,436,688	122,477,652
Pactiv Corp. *	801,916	22,982,913
Pall Corp.	709,554	27,601,651
Parker-Hannifin Corp.	677,029	75,712,153
Patterson Cos., Inc. *	788,594	30,447,614
Paychex, Inc.	1,945,393	79,761,113
Peabody Energy Corp.	1,532,488	73,360,201
Pepsi Bottling Group, Inc.	759,211	28,219,873
PepsiCo, Inc.	9,441,564	691,688,979
PerkinElmer, Inc.	731,104	21,355,548
Pfizer, Inc.	40,336,652	985,424,408
PG&E Corp.	2,022,521	96,676,504
Pinnacle West Capital Corp.	563,831	22,276,963
Pitney Bowes, Inc.	1,283,486	58,295,934
Plum Creek Timber Co., Inc.	1,041,458	46,615,660
PNC Financial Services Group, Inc.	1,988,411	135,410,789
Polo Ralph Lauren Corp.	350,982	27,288,851
PPG Industries, Inc.	938,005	70,866,278
PPL Corp.	2,224,304	102,985,275
Praxair, Inc.	1,837,240	153,887,222

(*) Non-income producing security

The accompanying notes are an integral part of these financial statements.

SPDR Trust Series 1
Schedule of Investments (continued)
September 30, 2007

Common Stocks	Shares	Value
Precision Castparts Corp.	795,947	$117,784,237
Principal Financial Group, Inc	1,540,107	97,165,351
Procter & Gamble Co.	18,234,250	1,282,597,145
Progress Energy, Inc.	1,476,067	69,153,739
Progressive Corp.	4,282,343	83,120,278
ProLogis	1,480,313	98,218,768
Prudential Financial, Inc.	2,703,341	263,792,015
Public Service Enterprise Group, Inc.	1,454,505	127,981,895
Public Storage, Inc.	697,451	54,854,521
Pulte Homes, Inc.	1,219,637	16,599,260
QLogic Corp. *	914,932	12,305,835
QUALCOMM, Inc.	9,645,142	407,603,701
Quest Diagnostics, Inc.	921,723	53,247,938
Questar Corp.	980,658	51,513,965
Qwest Communications International, Inc. *	9,064,697	83,032,625
R.R. Donnelley & Sons Co.	1,232,776	45,070,291
RadioShack Corp.	762,428	15,751,762
Raytheon Co.	2,571,176	164,092,452
Regions Financial Corp.	4,181,936	123,283,473
Reynolds American, Inc.	971,956	61,806,682
Robert Half International, Inc.	971,875	29,020,188
Rockwell Automation, Inc.	948,271	65,914,317
Rockwell Collins, Inc.	976,359	71,313,261
Rohm & Haas Co.	830,125	46,213,059
Rowan Cos., Inc.	621,159	22,721,996
Ryder System, Inc.	345,833	16,945,817
SAFECO Corp.	609,875	37,336,548
Safeway, Inc.	2,550,943	84,461,723
SanDisk Corp. *	1,319,490	72,703,899
Sara Lee Corp.	4,306,877	71,881,777
Schering-Plough Corp.	9,401,511	297,369,793
Schlumberger, Ltd.	6,936,028	728,282,940
Sealed Air Corp.	926,801	23,689,034
Sears Holdings Corp. *	471,391	59,960,935
Sempra Energy	1,516,678	88,149,325
Sherwin-Williams Co.	629,638	41,373,513
Sigma-Aldrich Corp.	760,199	37,052,099
Simon Property Group, Inc.	1,292,824	129,282,400
SLM Corp.	2,364,931	117,466,123
Smith International, Inc.	1,154,575	82,436,655
Snap-on, Inc.	332,780	16,485,921
Solectron Corp. *	5,187,730	20,232,147
Southern Co.	4,319,031	156,694,445
Southwest Airlines Co.	4,528,639	67,023,857
Sovereign Bancorp, Inc.	2,122,949	36,175,051
Spectra Energy Corp.	3,597,705	88,071,818
Sprint Nextel Corp.	16,756,641	318,376,179
St. Jude Medical, Inc. *	1,997,439	88,027,137
Stanley Works	464,358	26,064,415
Staples, Inc.	4,135,981	88,882,232
Starbucks Corp. *	4,344,654	$113,829,935
Starwood Hotels & Resorts Worldwide, Inc.	1,242,425	75,477,319
State Street Corp.(a)	2,305,648	157,152,968
Stryker Corp.	1,392,962	95,780,067
Sun Microsystems, Inc. *	20,783,733	116,596,742
Sunoco, Inc.	702,639	49,732,788
SunTrust Banks, Inc.	2,068,831	156,548,442
SUPERVALU, Inc.	1,207,241	47,094,471
Symantec Corp. *	5,344,457	103,575,577
Synovus Financial Corp.	1,849,138	51,868,321
Sysco Corp.	3,586,221	127,633,605
T. Rowe Price Group, Inc.	1,514,785	84,358,377
Target Corp.	4,943,283	314,244,500
TECO Energy, Inc.	1,188,558	19,528,008
Tektronix, Inc.	464,332	12,880,570
Tellabs, Inc. *	2,553,903	24,313,157
Temple-Inland, Inc.	626,445	32,969,800
Tenet Healthcare Corp. *	2,683,567	9,016,785
Teradyne, Inc. *	1,119,379	15,447,430
Terex Corp. *	587,701	52,317,143
Tesoro Corp.	934,652	43,012,685
Texas Instruments, Inc.	8,289,378	303,308,341
Textron, Inc.	1,441,124	89,652,324
Thermo Electron Corp. *	2,425,883	140,021,967
Tiffany & Co.	806,383	42,214,150
Time Warner, Inc.	21,895,449	402,000,444
TJX Cos., Inc.	2,620,851	76,188,139
Torchmark Corp.	581,783	36,256,717
Transocean, Inc. *	1,664,435	188,164,377
Travelers Cos., Inc.	3,879,931	195,315,727
Tribune Co.	561,532	15,341,054
TXU Corp.	2,635,532	180,454,876
Tyco Electronics, Ltd.	2,865,519	101,525,338
Tyco International, Ltd.	2,867,121	127,128,145
Tyson Foods, Inc. (Class A)	1,419,263	25,333,845
U.S. Bancorp	10,180,898	331,184,612
Union Pacific Corp.	1,563,925	176,817,360
Unisys Corp. *	1,950,624	12,913,131
United Parcel Service, Inc. (Class B)	6,167,509	463,179,926
United States Steel Corp.	705,638	74,755,290
United Technologies Corp.	5,753,352	463,029,769
UnitedHealth Group, Inc.	7,804,096	377,952,369
Unum Group	2,090,102	51,144,796
UST, Inc.	927,708	46,014,317
V.F. Corp.	501,690	40,511,468
Valero Energy Corp.	3,170,856	213,018,106
Varian Medical Systems, Inc. *	750,893	31,454,908
VeriSign, Inc. *	1,394,199	47,040,274
Verizon Communications, Inc.	16,814,327	744,538,400
Viacom, Inc. (Class B) *	4,004,152	156,041,803

(*) Non-income producing security

The accompanying notes are an integral part of these financial statements.

SPDR Trust Series 1
Schedule of Investments (continued)
September 30, 2007

Common Stocks	Shares	Value
Vornado Realty Trust	751,384	$82,163,840
Vulcan Materials Co.	548,730	48,919,279
W.W. Grainger, Inc.	428,970	39,117,774
Wachovia Corp.	11,078,947	555,609,192
Wal-Mart Stores, Inc.	14,056,856	613,581,764
Walgreen Co.	5,800,706	274,025,351
Walt Disney Co.	11,505,436	395,671,944
Washington Mutual, Inc.	5,149,953	181,844,840
Waste Management, Inc.	3,098,733	116,946,183
Waters Corp. *	591,754	39,600,178
Watson Pharmaceuticals, Inc. *	580,776	18,817,142
Weatherford International, Ltd. *	1,971,045	132,414,803
WellPoint, Inc. *	3,548,284	280,030,573
Wells Fargo & Co.	19,421,287	691,786,243
Wendy’s International, Inc.	540,857	18,881,318
Western Union Co.	4,456,828	93,459,683
Weyerhaeuser Co.	1,247,615	90,202,564
Whirlpool Corp.	443,517	$39,517,365
Whole Foods Market, Inc.	795,138	38,929,956
Williams Cos., Inc.	3,441,767	117,226,584
Windstream Corp.	2,707,145	38,224,887
Wm. Wrigley Jr. Co.	1,252,586	80,453,599
Wyeth	7,782,897	346,728,061
Wyndham Worldwide Corp.	1,129,442	37,000,520
Xcel Energy, Inc.	2,359,154	50,816,177
Xerox Corp. *	5,447,471	94,459,147
Xilinx, Inc.	1,723,702	45,057,570
XL Capital, Ltd. (Class A)	1,081,502	85,654,958
XTO Energy, Inc.	2,226,451	137,683,730
Yahoo!, Inc. *	7,815,074	209,756,586
Yum! Brands, Inc.	3,035,281	102,683,556
Zimmer Holdings, Inc.*	1,366,907	110,705,798
Zions Bancorp	638,710	43,860,216
Total Common Stocks (Cost $85,439,135,452)		$78,433,090,251

(*)	Non-income producing security
(a)	Affiliated Issuer. See following table for more information.

Security Description	Number of Shares Held at 9/30/06	Shares Purchased for the Year Ended 9/30/07	Shares Sold for the Year Ended 9/30/07	Number of Shares Held at 9/30/07	Income Earned for the Year Ended 9/30/07	Realized Gain on Shares Sold During the Year Ended 9/30/07	Dividend Receivable at 9/30/07
State Street Corp. (Cost $158,506,359)	1,580,244	4,513,222	3,787,818	2,305,648	$1,534,780	$12,487,253	$522,924

The accompanying notes are an integral part of these financial statements.

THE TRUST

The Trust, an exchange traded fund or ‘‘ETF’’, is a registered investment company which both (a) continuously issues and redeems ‘‘in-kind’’ its shares, known as SPDRs, only in large lot sizes called Creation Units at their once-daily NAV and (b) lists SPDRs individually for trading on the AMEX at prices established throughout the trading day, like any other listed equity security trading in the secondary market on the Exchange.

Creation of Creation Units

Portfolio Deposits may be made through the SPDR Clearing Process or outside the SPDR Clearing Process only by a person who executed a Participant Agreement with the Distributor and the Trustee. The Distributor shall reject any order that is not submitted in proper form. A creation order is deemed received by the Distributor on the date on which it is placed (‘‘Transmittal Date’’) if (a) such order is received by the Distributor not later than the Closing Time on such Transmittal Date and (b) all other procedures set forth in the Participant Agreement are properly followed. The Transaction Fee is charged at the time of creation of a Creation Unit, and an additional amount not to exceed three (3) times the Transaction Fee applicable for one Creation Unit is charged for creations outside the SPDR Clearing Process, in part due to the increased expense associated with settlement.

The Trustee, at the direction of the Sponsor, may increase *, reduce or waive the Transaction Fee (and/or the additional amounts charged in connection with creations and/or redemptions outside the SPDR Clearing Process) for certain lot-size creations and/or redemptions of Creation Units. The Sponsor has the right to vary the lot-size of Creation Units subject to such an increase, a reduction or waiver. The existence of any such variation shall be disclosed in the then current SPDR Prospectus.

The Trustee makes available to NSCC** before the commencement of trading on each Business Day a list of the names and required number of shares of each Index Security in the current Portfolio Deposit as well as the amount of the Dividend Equivalent Payment for the previous Business Day. The identity and weightings of the Index Securities to be delivered as part of a Portfolio Deposit are determined daily, reflect the relative weighting of the current S&P 500 Index and, together with the Cash Component, have a value

*	Such increase is subject to the 10 Basis Point Limit.
**	As of December 31, 2007, the Depository Trust and Clearing Corporation (‘‘DTCC’’) owned 100% of the issued and outstanding shares of common stock of NSCC. Also, as of such date, the Exchange no longer owned any of the issued and outstanding shares of common stock of DTCC (‘‘DTCC Shares’’), and the Trustee owned 6.10% of DTCC Shares.

equal to the NAV of the Trust on a per Creation Unit basis at the close of business on the day of the creation request. The identity of each Index Security required for a Portfolio Deposit, as in effect on September 30, 2007, is set forth in the above Schedule of Investments. The Sponsor makes available (a) on each Business Day, the Dividend Equivalent Payment effective through and including the previous Business Day, per outstanding SPDR, and (b) every 15 seconds throughout the day at the Exchange a number representing, on a per SPDR basis, the sum of the Dividend Equivalent Payment effective through and including the previous Business Day, plus the current value of the stock portion of a Portfolio Deposit as in effect on such day (which value occasionally includes a cash in lieu amount to compensate for the omission of a particular Index Security from such Portfolio Deposit). This information is calculated based upon the best information available to the Sponsor and may be calculated by other persons designated to do so by the Sponsor. The inability of the Sponsor to provide such information will not in itself result in a halt to the trading of SPDRs on the Exchange.

Upon receipt of one or more Portfolio Deposits, following placement with the Distributor of an order to create SPDRs, the Trustee (a) delivers one or more Creation Units to DTC, (b) removes the SPDR position from its account at DTC and allocates it to the account of the DTC Participant acting on behalf of the investor creating Creation Unit(s), (c) increases the aggregate value of the Portfolio, and (d) decreases the fractional undivided interest in the Trust represented by each SPDR.

Under certain circumstances, (a) a portion of the stock portion of a Portfolio Deposit may consist of contracts to purchase certain Index Securities or (b) a portion of the Cash Component may consist of cash in an amount required to enable the Trustee to purchase such Index Securities. If there is a failure to deliver Index Securities that are the subject of such contracts to purchase, the Trustee will acquire such Index Securities in a timely manner. To the extent the price of any such Index Security increases or decreases between the time of creation and the time of its purchase and delivery, SPDRs will represent fewer or more shares of such Index Security. Therefore, price fluctuations during the period from the time the cash is received by the Trustee to the time the requisite Index Securities are purchased and delivered will affect the value of all SPDRs.

Procedures For Creation of Creation Units

All creation orders must be placed in Creation Units and must be received by the Distributor by no later than the closing time of the regular trading session on the NYSE (‘‘Closing Time’’) (ordinarily 4:00 p.m. New York time) in each case on the date such order is placed in order for creation to be effected based on the NAV of the Trust as determined on such date. Orders must be transmitted by telephone, through the Internet or by other transmission method(s) acceptable to the Distributor and the Trustee, pursuant to procedures set forth in the Participant Agreement and described in this prospectus. In addition, orders submitted through the Internet must also comply with the terms and provisions of the State Street Fund Connect Buy-Side User Agreement and other applicable agreements and documents, including but not limited to the applicable Fund Connect User Guide or successor documents. Severe economic or market disruptions or changes, or telephone or other communication failure, may impede the ability to reach the Distributor, the Trustee, a Participating Party or a DTC Participant.

SPDRs may be created in advance of receipt by the Trustee of all or a portion of the Portfolio Deposit. In these circumstances, the initial deposit has a value greater than the NAV of the SPDRs on the date the order is placed provided in proper form, because in addition to available Index Securities, cash collateral must be deposited with the Trustee in an amount equal to the sum of (a) the Cash Component, plus (b) 115% of the market value of the undelivered Index Securities (‘‘Additional Cash Deposit’’). The Trustee holds such Additional Cash Deposit as collateral in an account separate and apart from the Trust. The order is deemed received on the Business Day on which the order is placed if the order is placed in proper form before the Closing Time, on such date and federal funds in the appropriate amount are deposited with the Trustee by 1:00 p.m., New York time, on the settlement date for the undelivered Index Securities.

If the order is not placed in proper form by the Closing Time or federal funds in the appropriate amount are not received by 1:00 p.m. New York time on the settlement date, the order may be deemed to be rejected and the investor shall be liable to the Trust for any losses resulting therefrom. An additional amount of cash must be deposited with the Trustee, pending delivery of the missing Index Securities to the extent necessary to maintain the additional amount of cash on deposit with the Trustee at least equal to 115% of the daily marked to market value of the missing Index Securities. In the event that such additional cash is not deposited, the Trustee may use the Additional Cash Deposit to purchase the missing Index Securities. The Participant Agreement for any Participating Party intending to follow these procedures will contain terms and conditions permitting the Trustee to buy the missing portion(s) of the Portfolio Deposit at any time and will subject the Participating Party to liability for any shortfall between the cost to the Trust of purchasing such stocks and the value of such collateral. The Participating Party is liable to the Trust for the costs incurred by the Trust in connection with any such purchases. The Trust will have no liability for any such shortfall. The Trustee will return any unused portion of the Additional Cash Deposit once all of the missing Index Securities have been properly received or purchased by the Trustee and deposited into the Trust. In addition, a Transaction Fee of $4,000 is charged in all such cases. The delivery of Creation Units so created will occur no later than the third (3rd) Business Day following the day on which the purchase order is deemed received.

All questions as to the number of shares of each Index Security, the amount of the Cash Component and the validity, form, eligibility (including time of receipt) and acceptance for deposit of any Index Securities to be delivered are resolved by the Trustee. The Trustee, the Distributor and the Trust each may reject a creation order in the event that its acceptance would appear to result in the Participant or a Beneficial Owner owning 80% or more of the current outstanding SPDRs. The Trustee may also reject a creation order if (a) the Portfolio Deposit is not in proper form; (b) acceptance of the Portfolio Deposit would have certain adverse tax consequences; (c) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; (d) the acceptance of the Portfolio Deposit would otherwise have an adverse effect on the Trust or the rights of Beneficial Owners; or (e) circumstances outside the control of the Trustee make it for all practical purposes impossible to process creations of SPDRs. The Trustee and the Sponsor are under no duty to give notification of any defects or irregularities in the delivery of Portfolio Deposits or any component thereof and neither of them shall incur any liability for the failure to give any such notification.

Placement of Creation Orders Using SPDR Clearing Process

Creation Units created through the SPDR Clearing Process must be delivered through a Participating Party that has executed a Participant Agreement. The Participant Agreement authorizes the Trustee to transmit to the Participating Party such trade instructions as are necessary to effect the creation order. Pursuant to the trade instructions from the Trustee to NSCC, the Participating Party agrees to transfer the requisite Index Securities (or contracts to purchase such Index Securities that are expected to be delivered through the SPDR Clearing Process in a ‘‘regular way’’ manner by the third NSCC Business Day) and the Cash Component to the Trustee, together with such additional information as may be required by the Trustee.

Placement of Creation Orders Outside SPDR Clearing Process

Creation Units created outside the SPDR Clearing Process must be delivered through a DTC Participant that has executed a Participant Agreement and has stated in its order that it is not using the SPDR Clearing Process and that creation will instead be effected through a transfer of stocks and cash. The requisite number of Index Securities must be delivered through DTC to the account of the Trustee by no later than 11:00 a.m. of the next Business Day immediately following the Transmittal Date. The Trustee, through the Federal Reserve Bank wire transfer system, must receive the Cash Component no later than 2:00 p.m. on the next Business Day immediately following the Transmittal Date. If the Trustee does not receive both the requisite Index Securities and the Cash Component in a timely fashion, the order will be cancelled. Upon written notice to the Distributor, the cancelled order may be resubmitted the following Business Day using a Portfolio Deposit as newly constituted to reflect the current NAV of the Trust. The delivery of SPDRs so created will occur no later than the third (3rd) Business Day following the day on which the creation order is deemed received by the Distributor.

Securities Depository; Book-Entry-Only System

DTC acts as securities depository for SPDRs. SPDRs are represented by one or more global securities, registered in the name of Cede & Co., as nominee for DTC and deposited with, or on behalf of, DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC* was created to hold securities of its participants (‘‘DTC Participants’’) and to facilitate the clearance and settlement of securities transactions among the DTC Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC system also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (‘‘Indirect Participants’’).

Upon the settlement date of any creation, transfer or redemption of SPDRs, DTC credits or debits, on its book-entry registration and transfer system, the amount of SPDRs so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged are designated by the Trustee to NSCC, in the case of a creation or redemption through the SPDR Clearing Process, or by the Trustee and the DTC Participant, in the case of a creation or redemption outside of the SPDR Clearing Process. Beneficial ownership of SPDRs is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Ownership of beneficial interests in SPDRs (owners of such beneficial interests are referred to herein as ‘‘Beneficial Owners’’) is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants) and on the records of DTC Participants (with respect to Indirect Participants and Beneficial Owners that are not DTC Participants). Beneficial Owners are

*	As of December 31, 2007, DTCC owned 100% of the issued and outstanding shares of the common stock of DTC.

expected to receive from or through the DTC Participant a written confirmation relating to their purchase of SPDRs. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability of certain investors to acquire beneficial interests in SPDRs.

As long as Cede & Co., as nominee of DTC, is the registered owner of SPDRs, references to the registered or record owner of SPDRs shall mean Cede & Co. and shall not mean the Beneficial Owners of SPDRs. Beneficial Owners of SPDRs are not entitled to have SPDRs registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holders thereof under the Trust Agreement. Accordingly, each Beneficial Owner must rely on the procedures of DTC, the DTC Participant and any Indirect Participant through which such Beneficial Owner holds its interests, to exercise any rights under the Trust Agreement.

The Trustee recognizes DTC or its nominee as the owner of all SPDRs for all purposes except as expressly set forth in the Trust Agreement. Pursuant to the agreement between the Trustee and DTC (‘‘Depository Agreement’’), DTC is required to make available to the Trustee upon request and for a fee to be charged to the Trust a listing of the SPDR holdings of each DTC Participant. The Trustee inquires of each such DTC Participant as to the number of Beneficial Owners holding SPDRs, directly or indirectly, through the DTC Participant. The Trustee provides each such DTC Participant with copies of such notice, statement or other communication, in the form, number and at the place as the DTC Participant may reasonably request, in order that said notice, statement or communication may be transmitted by the DTC Participant, directly or indirectly, to the Beneficial Owners. In addition, the Trust pays to each such DTC Participant a fair and reasonable amount as reimbursement for the expense attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

Distributions are made to DTC or its nominee, Cede & Co. DTC or Cede & Co., upon receipt of any payment of distributions in respect of SPDRs, is required immediately to credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in SPDRs, as shown on the records of DTC or its nominee. Payments by DTC Participants to Indirect Participants and Beneficial Owners of SPDRs held through such DTC Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a ‘‘street name,’’ and will be the responsibility of such DTC Participants. Neither the Trustee nor the Sponsor has or will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in SPDRs, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants.

DTC may discontinue providing its service with respect to SPDRs at any time by giving notice to the Trustee and the Sponsor and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Trustee and the Sponsor shall take action either to find a replacement for DTC to perform its functions at a comparable cost or, if such a replacement is unavailable, to terminate the Trust.

REDEMPTION OF SPDRS

SPDRs are redeemable only in Creation Units. Creation Units are redeemable in kind only and are not redeemable for cash except as described under ‘‘Summary—Highlights—Termination of the Trust.’’

Procedures For Redemption of Creation Units

Redemption orders must be placed with a Participating Party (for redemptions through the SPDR Clearing Process) or DTC Participant (for redemptions outside the SPDR Clearing Process), as applicable, in the form required by such Participating Party or DTC Participant. A particular broker may not have executed a Participant Agreement, and redemption orders may have to be placed by the broker through a Participating Party or a DTC Participant who has executed a Participant Agreement. At any given time, there may be only a limited number of broker-dealers that have executed a Participant Agreement. Redeemers should afford sufficient time to permit (a) proper submission of the order by a Participating Party or DTC Participant to the Trustee and (b) the receipt of the SPDRs to be redeemed and any Excess Cash Amounts by the Trustee in a timely manner. Orders for redemption effected outside the SPDR Clearing Process are likely to require transmittal by the DTC Participant earlier on the Transmittal Date than orders effected using the SPDR Clearing Process. These deadlines vary by institution. Persons redeeming outside the SPDR Clearing Process are required to transfer SPDRs through DTC and the Excess Cash Amounts, if any, through the Federal Reserve Bank wire transfer system in a timely manner.

Requests for redemption may be made on any Business Day to the Trustee and not to the Distributor. In the case of redemptions made through the SPDR Clearing Process, the Transaction Fee is deducted from the amount delivered to the redeemer. In the case of redemptions outside the SPDR Clearing Process, the Transaction Fee plus an additional amount not to exceed three (3) times the Transaction Fee applicable for one Creation Unit per Creation Unit redeemed, and such amount is deducted from the amount delivered to the redeemer.

The Trustee transfers to the redeeming Beneficial Owner via DTC and the relevant DTC Participant(s) a portfolio of stocks for each Creation Unit delivered, generally identical in weighting and composition to the stock portion of a Portfolio Deposit as in effect (a) on the date a request for redemption is deemed received by the Trustee or (b) in the case of the termination of the Trust, on the date that notice of the termination of the Trust is given. The Trustee also transfers via the relevant DTC Participant(s) to the redeeming Beneficial Owner a ‘‘Cash Redemption Payment,’’ which on any given Business Day is an amount identical to the amount of the Cash Component and is equal to a proportional amount of the following: dividends on the Portfolio Securities for the period through the date of redemption, net of expenses and liabilities for such period including, without limitation, (i) taxes or other governmental charges against the Trust not previously deducted if any, and (ii) accrued fees of the Trustee and other expenses of the Trust, as if the Portfolio Securities had been held for the entire accumulation period for such distribution, plus or minus the Balancing Amount. The redeeming Beneficial Owner must deliver to the Trustee any amount by which the amount payable to the Trust by such Beneficial Owner exceeds the amount of the Cash Redemption Payment (‘‘Excess Cash Amounts’’). For redemptions through the SPDR Clearing Process, the Trustee effects a transfer of the Cash Redemption Payment and stocks to the redeeming Beneficial Owner by the third (3rd) NSCC Business Day following the date on which request for redemption is deemed received. For redemptions outside the SPDR Clearing Process, the Trustee transfers the Cash Redemption Payment and the stocks to the redeeming Beneficial Owner by the third (3rd) Business Day following the date on which the request for redemption is deemed received. The Trustee will cancel all SPDRs delivered upon redemption.

If the Trustee determines that an Index Security is likely to be unavailable or available in insufficient quantity for delivery by the Trust upon redemption, the Trustee may elect to deliver the cash equivalent value of any such Index Securities, based on its market value as of the Evaluation Time on the date such redemption is deemed received by the Trustee as a part of the Cash Redemption Payment in lieu thereof.

If a redeemer is restricted by regulation or otherwise from investing or engaging in a transaction in one or more Index Securities, the Trustee may elect to deliver the cash equivalent value based on the market value of any such Index Securities as of the Evaluation Time on the date of the redemption as a part of the Cash Redemption Payment in lieu thereof. In such case, the investor will pay the Trustee the standard Transaction Fee, and may pay an additional amount equal to the actual amounts incurred in connection with such transaction(s) but in any case not to exceed three (3) times the Transaction Fee applicable for one Creation Unit.

The Trustee upon the request of a redeeming investor, may elect to redeem Creation Units in whole or in part by providing such redeemer, with a portfolio of stocks differing in exact composition from Index Securities but not differing in NAV from the then-current Portfolio Deposit. Such a redemption is likely to be made only if it were determined that it would be appropriate in order to maintain the Trust’s correspondence to the composition and weighting of the S&P 500 Index.

The Trustee may sell Portfolio Securities to obtain sufficient cash proceeds to deliver to the redeeming Beneficial Owner. To the extent cash proceeds are received by the Trustee in excess of the required amount, such cash proceeds shall be held by the Trustee and applied in accordance with the guidelines applicable to Misweighting.

All redemption orders must be transmitted to the Trustee by telephone or other transmission method acceptable to the Trustee so as to be received by the Trustee not later than the Closing Time on the Transmittal Date, pursuant to procedures set forth in the Participant Agreement. Severe economic or market disruption or changes, or telephone or other communication failure, may impede the ability to reach the Trustee, a Participating Party, or a DTC Participant.

The calculation of the value of the stocks and the Cash Redemption Payment to be delivered to the redeeming Beneficial Owner is made by the Trustee according to the procedures set forth under ‘‘Valuation’’ and is computed as of the Evaluation Time on the Business Day on which a redemption order is deemed received by the Trustee. Therefore, if a redemption order in proper form is submitted to the Trustee by a DTC Participant not later than the Closing Time on the Transmittal Date, and the requisite SPDRs are delivered to the Trustee prior to DTC Cut-Off Time on such Transmittal Date, then the value of the stocks and the Cash Redemption Payment to be delivered to the Beneficial Owner is determined by the Trustee as of the Evaluation Time on such Transmittal Date. If, however, a redemption order is submitted not later than the Closing Time on a Transmittal Date but either (a) the requisite SPDRs are not delivered by DTC Cut-Off Time on the next Business Day immediately following such Transmittal Date or (b) the redemption order is not submitted in proper form, then the redemption order is not deemed received as of such Transmittal Date. In such case, the value of the stocks and the Cash Redemption Payment to be delivered to the Beneficial Owner is computed as of the Evaluation Time on the Business Day that such order is deemed received by the Trustee, i.e., the Business Day on which the SPDRs are delivered through DTC to the Trustee by DTC Cut-Off Time on such Business Day pursuant to a properly submitted redemption order.

The Trustee may suspend the right of redemption, or postpone the date of payment of the NAV for more than five (5) Business Days following the date on which the request for redemption is deemed received by the Trustee (a) for any period during which the NYSE is closed, (b) for any period during which an emergency exists as a result of which disposal or evaluation of the Portfolio Securities is not reasonably practicable, (c) or for such other period as the SEC may by order permit for the protection of Beneficial Owners. Neither the

Sponsor nor the Trustee is liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Placement of Redemption Orders Using SPDR Clearing Process

A redemption order made through the SPDR Clearing Process is deemed received on the Transmittal Date if (a) such order is received by the Trustee not later than the Closing Time on such Transmittal Date and (b) all other procedures set forth in the Participant Agreement are properly followed. The order is effected based on the NAV of the Trust as determined as of the Evaluation Time on the Transmittal Date. A redemption order made through the SPDR Clearing Process and received by the Trustee after the Closing Time will be deemed received on the next Business Day immediately following the Transmittal Date. The Participant Agreement authorizes the Trustee to transmit to NSCC on behalf of the Participating Party such trade instructions as are necessary to effect the Participating Party’s redemption order. Pursuant to such trade instructions from the Trustee to NSCC, the Trustee transfers the requisite stocks (or contracts to purchase such stocks which are expected to be delivered in a ‘‘regular way’’ manner) by the third (3rd) NSCC Business Day following the date on which the request for redemption is deemed received, and the Cash Redemption Payment.

Placement of Redemption Orders Outside SPDR Clearing Process

A DTC Participant who wishes to place an order for redemption of SPDRs to be effected outside the SPDR Clearing Process need not be a Participating Party, but its order must state that the DTC Participant is not using the SPDR Clearing Process and that redemption will instead be effected through transfer of SPDRs directly through DTC. An order is deemed received by the Trustee on the Transmittal Date if (a) such order is received by the Trustee not later than the Closing Time on such Transmittal Date, (b) such order is preceded or accompanied by the requisite number of SPDRs specified in such order, which delivery must be made through DTC to the Trustee no later than 11:00 a.m. on the next Business Day immediately following such Transmittal Date (‘‘DTC Cut-Off Time’’) and (c) all other procedures set forth in the Participant Agreement are properly followed. Any Excess Cash Amounts owed by the Beneficial Owner must be delivered no later than 2:00 p.m. on the next Business Day immediately following the Transmittal Date.

The Trustee initiates procedures to transfer the requisite stocks (or contracts to purchase such stocks) that are expected to be delivered within three Business Days and the Cash Redemption Payment to the redeeming Beneficial Owner by the third Business Day following the Transmittal Date.

THE PORTFOLIO

Because the objective of the Trust is to provide investment results that, before expenses, generally correspond to the price and yield performance of the S&P 500 Index, the Portfolio at any time will consist of as many of Index Securities as is practicable. It is anticipated that cash or cash items (other than dividends held for distribution) normally would not be a substantial part of the Trust’s net assets. Although the Trust may at any time fail to own certain of Index Securities, the Trust will be substantially invested in Index Securities and the Sponsor believes that such investment should result in a close correspondence between the investment performance of the S&P 500 Index and that derived from ownership of SPDRs.

Portfolio Securities Conform to the S&P 500 Index

The S&P 500 Index is a float-adjusted capitalization weighted index of 500 securities calculated under the auspices of the S&P Index Committee of S&P. At any moment in time, the value of the S&P 500 Index equals the aggregate market value of the available float shares outstanding in each of the component 500 Index Securities, evaluated at their respective last sale prices on the NYSE, the Exchange or The NASDAQ Stock Market, Inc. (‘‘NASDAQ’’), divided by a scaling factor (‘‘divisor’’) which yields a resulting index value in the reported magnitude.

Periodically (typically, several times per quarter), S&P may determine that total shares outstanding have changed in one or more component Index Securities due to secondary offerings, repurchases, conversions or other corporate actions. Second, periodically S&P may determine that the available float shares of one or more of the Index Securities may have changed due to corporate actions, purchases or sales of securities by holders or other events. Additionally, the S&P Committee may periodically (ordinarily, several times per quarter) replace one or more Index Securities due to mergers, acquisitions, bankruptcies, or other market conditions, or if the issuers of such Index Securities fail to meet the criteria for inclusion in the S&P 500 Index. In 2007, there were 40 company changes to the S&P 500 Index. Ordinarily, whenever there is a change in shares outstanding or a change in an Index Security of the S&P 500 Index, S&P adjusts the divisor to ensure that there is no discontinuity in the value of the S&P 500 Index.

The Trust is not managed and therefore the adverse financial condition of an issuer does not require the sale of stocks from the Portfolio. The Trustee on a non-discretionary basis adjusts the composition of the Portfolio to conform to changes in the composition and/or weighting structure of Index Securities. To the extent that the method of determining the S&P 500 Index is changed by S&P in a manner that would affect the adjustments provided for herein, the Trustee and the Sponsor have the right to amend the Trust Agreement, without the consent of DTC or Beneficial Owners, to conform the adjustments to such changes and to maintain the objective of tracking the S&P 500 Index.

The Trustee aggregates certain of these adjustments and makes conforming changes to the Portfolio at least monthly. The Trustee directs its stock transactions only to brokers or dealers, which may include affiliates of the Trustee, from whom it expects to obtain the most favorable prices or execution of orders. Adjustments are made more frequently in the case of significant changes to the S&P 500 Index. Specifically, the Trustee is required to adjust the composition of the Portfolio whenever there is a change in the identity of any Index Security (i.e., a substitution of one security for another) within three (3) Business Days before or after the day on which the change is scheduled to take effect. If the transaction costs incurred by the Trust in adjusting the Portfolio would exceed the expected variation between the composition of the Portfolio and the S&P 500 Index (‘‘Misweighting’’), it may not be efficient identically to replicate the share composition of the S&P 500 Index. Minor Misweighting generally is permitted within the guidelines set forth below. The Trustee is required to adjust the composition of the Portfolio at any time that the weighting of any stock in the Portfolio varies in excess of one hundred and fifty percent (150%) of a specified percentage, which percentage varies from 8/100 of 1% to 2/100 of 1%, depending on the NAV of the Trust (in each case, ‘‘Misweighting Amount’’), from the weighting of the Index Security in the S&P 500 Index.

The Trustee examines each stock in the Portfolio on each Business Day, comparing its weighting to the weighting of the corresponding Index Security, based on prices at the close of the market on the preceding Business Day (a ‘‘Weighting Analysis’’). If there is a Misweighting in any stock in the Portfolio in excess of one hundred and fifty percent (150%) of the applicable Misweighting Amount, the Trustee calculates an adjustment to the Portfolio in order to bring the Misweighting within the Misweighting Amount, based on prices at the close of the market on the day on which such Misweighting occurs. Also, on a monthly basis, the Trustee performs a Weighting Analysis for each stock in the Portfolio, and in any case where there exists a Misweighting exceeding one hundred percent (100%) of the applicable Misweighting Amount, the Trustee calculates an adjustment to the Portfolio in order to bring the Misweighting within the applicable Misweighting Amount, based on prices at the close of the market on the day on which such Misweighting occurs. In the case of any adjustment to the Portfolio because of a Misweighting, the purchase or sale of stock necessitated by the adjustment is made within three (3) Business Days of the day on which such Misweighting is determined. In addition to the foregoing adjustments, the Trustee may make additional periodic adjustments to Portfolio Securities that may be misweighted by an amount within the applicable Misweighting Amount.

The foregoing guidelines with respect to Misweighting also apply to any Index Security that (a) is likely to be unavailable for delivery or available in insufficient quantity for delivery or (b) cannot be delivered to the Trustee due to restrictions prohibiting a creator from engaging in a transaction involving such Index Security. Upon receipt of an order for a Creation Unit that involves such an Index Security, the Trustee determines whether the substitution of cash for the stock would cause a Misweighting in the Portfolio. If a Misweighting results, the Trustee will purchase the required number of shares of the Index Security on the opening of the market on the following Business Day. If a Misweighting does not result and the Trustee does not hold cash in excess of the permitted amounts, the Trustee may hold the cash or, if such excess would result, make the required adjustments to the Portfolio.

As a result of the purchase and sale of stock in accordance with these requirements, or the creation of Creation Units, the Trust may hold some amount of residual cash (other than cash held temporarily due to timing differences between the sale and purchase of stock or cash delivered in lieu of Index Securities or undistributed income or undistributed capital gains). This amount may not exceed for more than two (2) consecutive Business Days 5/10th of 1 percent of the value of the Portfolio. If the Trustee has made all required adjustments and is left with cash in excess of 5/10th of 1 percent of the value of the Portfolio, the Trustee will use such cash to purchase additional Index Securities that are under-weighted in the Portfolio as compared to their relative weightings in the S&P 500 Index, although the Misweighting of such Index Securities may not be in excess of the applicable Misweighting Amount.

All portfolio adjustments are made as described herein unless such adjustments would cause the Trust to lose its status as a ‘‘regulated investment company’’ under Subchapter M of the Code. Additionally, the Trustee is required to adjust the composition of the Portfolio at any time to insure the continued qualification of the Trust as a regulated investment company.

The Trustee relies on industry sources for information as to the composition and weightings of Index Securities. If the Trustee becomes incapable of obtaining or processing such information or NSCC is unable to receive such information from the Trustee on any Business Day, the Trustee shall use the composition and weightings of Index Securities for the most recently effective Portfolio Deposit for the purposes of all adjustments and determinations (including, without limitation, determination of the stock portion of the Portfolio Deposit) until the earlier of (a) such time as current information with respect to Index Securities is available or (b) three (3) consecutive Business Days have elapsed. If such current information is not available and three (3) consecutive Business Days have elapsed, the composition and weightings of Portfolio Securities (as opposed to Index Securities) shall be used for the purposes of all adjustments and determinations (including, without limitation, determination of the stock portion of the Portfolio Deposit) until current information with respect to Index Securities is available.

If the Trust is terminated, the Trustee shall use the composition and weightings of Portfolio Securities as of such notice date for the purpose and determination of all redemptions or other required uses of the basket.

From time to time S&P may adjust the composition of the S&P 500 Index because of a merger or acquisition involving one or more Index Securities. In such cases, the Trust, as shareholder of an issuer that is the object of such merger or acquisition activity, may receive various offers from would-be acquirors of the issuer. The Trustee is not permitted to accept any such offers until such time as it has been determined that the stocks of the issuer will be removed from the S&P 500 Index. As stocks of an issuer are often removed from the S&P 500 Index only after the consummation of a merger or acquisition of such issuer, in selling the securities of such issuer the Trust may receive, to the extent that market prices do not provide a more attractive alternative, whatever consideration is being offered to the shareholders of such issuer that have not tendered their shares prior to such time. Any cash received in such transactions is reinvested in Index Securities in accordance with the criteria set forth above. Any stocks received as a part of the consideration that are not Index Securities are sold as soon as practicable and the cash proceeds of such sale are reinvested in accordance with the criteria set forth above.

Adjustments to the Portfolio Deposit

On each Business Day (each such day an ‘‘Adjustment Day’’), the number of shares and identity of each Index Security in a Portfolio Deposit are adjusted in accordance with the following procedure. At the close of the market the Trustee calculates the NAV of the Trust. The NAV is divided by the number of outstanding SPDRs multiplied by 50,000 SPDRs in one Creation Unit, resulting in an NAV per Creation Unit (‘‘NAV Amount’’). The Trustee then calculates the number of shares (without rounding) of each of the component stocks of the S&P 500 Index in a Portfolio Deposit for the following Business Day (‘‘Request Day’’), so that (a) the market value at the close of the market on the Adjustment Day of the stocks to be included in the Portfolio Deposit on Request Day, together with the Dividend Equivalent Payment effective for requests to create or redeem on the Adjustment Day, equals the NAV Amount and (b) the identity and weighting of each of the stocks in a Portfolio Deposit mirrors proportionately the identity and weightings of the stocks in the S&P 500 Index, each as in effect on Request Day. For each stock, the number resulting from such calculation is rounded to the nearest whole share, with a fraction of 0.50 being rounded up. The identities and weightings of the stocks so calculated constitute the stock portion of the Portfolio Deposit effective on Request Day and thereafter until the next subsequent Adjustment Day, as well as Portfolio Securities to be delivered by the Trustee in the event of request for redemption on the Request Day and thereafter until the following Adjustment Day.

In addition to the foregoing adjustments, if a corporate action such as a stock split, stock dividend or reverse split occurs with respect to any Index Security that does not result in an adjustment to the S&P 500 Index divisor, the Portfolio Deposit shall be adjusted to take into account the corporate action in each case rounded to the nearest whole share.

On the Request Day and on each day that a request for the creation or redemption is deemed received, the Trustee calculates the market value of the stock portion of the Portfolio Deposit as in effect on the Request Day as of the close of the market and adds to that amount the Dividend Equivalent Payment effective for requests to create or redeem on Request Day (such market value and Dividend Equivalent Payment are collectively referred to herein as ‘‘Portfolio Deposit Amount’’). The Trustee then calculates the NAV Amount, based on the close of the market on the Request Day. The difference between the NAV Amount so calculated and the Portfolio Deposit Amount is the ‘‘Balancing Amount’’. The Balancing Amount serves the function of compensating for any differences between the value of the Portfolio Deposit Amount and the NAV Amount at the close of trading on Request Day due to, for example, (a) differences in the market value of the securities in the Portfolio Deposit and the market value of the Securities on Request Day and (b) any variances from the proper composition of the Portfolio Deposit.

On any Adjustment Day on which (a) no change in the identity and/or share weighting of any Index Security is scheduled to take effect that would cause the S&P 500 Index divisor to be adjusted after the close of the market on that Business Day,* and (b) no stock split, stock dividend or reverse stock split with respect to any Index Security has been declared to take effect on the corresponding Request Day, the Trustee may forego making any adjustment to the stock portion of the Portfolio Deposit and to use the composition and weightings of Index Securities for the most recently effective Portfolio Deposit for the Request Day following such Adjustment Day. In addition, the Trustee may calculate the adjustment to the number of shares and identity of Index Securities in a Portfolio Deposit as described above except that such calculation would be employed two (2) Business Days rather than one (1) Business Day before the Request Day.

The Dividend Equivalent Payment and the Balancing Amount in effect at the close of business on the Request Date are collectively referred to as the Cash Component or the Cash Redemption Payment. If the Balancing Amount is a positive number (i.e., if the NAV Amount exceeds the Portfolio Deposit Amount) then, with respect to creation, the Balancing Amount increases the Cash Component of the then effective Portfolio Deposit transferred to the Trustee by the creator. With respect to redemptions, the Balancing Amount is added to the cash transferred to the redeemer by the Trustee. If the Balancing Amount is a negative number (i.e., if the NAV Amount is less than the Portfolio Deposit Amount) then, with respect to creation, this amount decreases the Cash Component of the then effective Portfolio Deposit to be

*	S&P publicly announces changes in the identity and/or weighting of Index Securities in advance of the actual change. The announcements regarding changes in the index components are made after the close of trading on such day.

transferred to the Trustee by the creator or, if such cash portion is less than the Balancing Amount, the difference must be paid by the Trustee to the creator. With respect to redemptions, the Balancing Amount is deducted from the cash transferred to the redeemer or, if such cash is less than the Balancing Amount, the difference must be paid by the redeemer to the Trustee.

If the Trustee has included the cash equivalent value of one or more Index Securities in the Portfolio Deposit because the Trustee has determined that such Index Securities are likely to be unavailable or available in insufficient quantity for delivery, or if a creator or redeemer is restricted from investing or engaging in transactions in one or more of such Index Securities, the Portfolio Deposit so constituted shall determine the Index Securities to be delivered in connection with the creation of SPDRs in Creation Unit size aggregations and upon the redemption of SPDRs until the time the stock portion of the Portfolio Deposit is subsequently adjusted.

THE S&P 500 INDEX

The S&P 500 Index is composed of five hundred (500) selected stocks, all of which are listed on the Exchange, the NYSE or NASDAQ, and spans over 24 separate industry groups. As of December 31, 2007, the five largest industry groups comprising the S&P 500 Index were: Energy (12.9%), Capital Goods (9.3%), Diversified Financials (8.5%), Pharmaceuticals, Biotechnology and Life Sciences (7.8%) and Technology Hardware & Equipment (7.6%). Since 1968, the S&P 500 Index has been a component of the U.S. Commerce Department’s list of Leading Indicators that track key sectors of the U.S. economy. Current information regarding the market value of the S&P 500 Index is available from market information services. The S&P 500 Index is determined, comprised and calculated without regard to the Trust.

S&P is not responsible for and does not participate in the creation or sale of SPDRs or in the determination of the timing, pricing, or quantities and proportions of purchases or sales of Index Securities or Portfolio Securities. The information in this Prospectus concerning S&P and the S&P 500 Index has been obtained from sources that the Sponsor believes to be reliable, but the Sponsor takes no responsibility for the accuracy of such information.

The following table shows the actual performance of the S&P 500 Index for the years 1960 through 2007. Stock prices fluctuated widely during this period and were higher at the end than at the beginning. The results shown should not be considered representative of the income yield or capital gain or loss that may be generated by the S&P 500 Index in the future. The results should not be considered representative of the performance of the Trust.

Year	Calendar Year-End Index Value*	Calendar Year-End Index Value 1960=100	Change in Index for Calendar Year	Calendar Year-End Yield**
1960	58.11	100.00	—%	3.47%
1961	71.55	123.13	23.13	2.98
1962	63.10	108.59	−11.81	3.37
1963	75.02	129.10	18.89	3.17
1964	84.75	145.84	12.97	3.01
1965	92.43	159.06	9.06	3.00
1966	80.33	138.24	−13.09	3.40
1967	96.47	166.01	20.09	3.20
1968	103.86	178.73	7.66	3.07
1969	92.06	158.42	−11.36	3.24
1970	92.15	158.58	0.10	3.83
1971	102.09	175.68	10.79	3.14
1972	118.05	203.15	15.63	2.84
1973	97.55	167.87	−17.37	3.06
1974	68.56	117.98	−29.72	4.47
1975	90.19	155.21	31.55	4.31
1976	107.46	184.93	19.15	3.77
1977	95.10	163.66	−11.50	4.62
1978	96.11	165.39	1.06	5.28
1979	107.94	185.75	12.31	5.47
1980	135.76	233.63	25.77	5.26
1981	122.55	210.89	−9.73	5.20
1982	140.64	242.02	14.76	5.81
1983	164.93	283.82	17.27	4.40
1984	167.24	287.80	1.40	4.64
1985	211.28	363.59	26.33	4.25
1986	242.17	416.75	14.62	3.49
1987	247.08	425.19	2.03	3.08
1988	277.72	477.92	12.40	3.64
1989	353.40	608.15	27.25	3.45
1990	330.22	568.26	−6.56	3.61
1991	417.09	717.76	26.31	3.24
1992	435.71	749.80	4.46	2.99
1993	464.45	802.70	7.06	2.78
1994	459.27	790.34	−1.54	2.82
1995	615.93	1,059.92	34.11	2.56
1996	740.74	1,274.70	20.26	2.19
1997	970.43	1,669.99	31.01	1.77
1998	1,229.23	2,115.35	26.67	1.49
1999	1,469.25	2,528.39	19.53	1.14
2000	1,320.28	2,272.04	−10.14	1.19
2001	1,148.08	1,975.70	−13.04	1.36
2002	879.82	1,514.06	−23.37	1.81
2003	1,111.92	1,913.47	26.38	1.63
2004	1,211.92	2,085.56	8.99	1.72
2005	1,248.29	2,148.15	3.00	1.86
2006	1,418.30	2,440.72	13.62	1.81
2007	1,468.36	2,526.86	3.53	1.89

*	Source: S&P. Year-end index values shown do not reflect reinvestment of dividends nor costs, such as brokerage charges and transaction costs.
**	Source: S&P. Yields are obtained by dividing the aggregate cash dividends by the aggregate market value of the stocks in the S&P 500 Index.

LICENSE AGREEMENT

The License Agreement grants State Street Global Markets, LLC, an affiliate of the Trustee (‘‘SSGM’’), a license to use the S&P 500 Index as a basis for determining the composition of the Portfolio and to use certain trade names and trademarks of S&P in connection with the Portfolio. The Trustee on behalf of the Trust, the Sponsor and the Exchange have each received a sublicense from SSGM for the use of the S&P 500 Index and certain trade names and trademarks in connection with their rights and duties with respect to the Trust. The License Agreement may be amended without the consent of any of the Beneficial Owners of SPDRs. Currently, the License Agreement is scheduled to terminate on December 31, 2017, but its term may be extended beyond such date without the consent of any of the Beneficial Owners of SPDRs.

None of the Trust, the Trustee, the Exchange, the Sponsor, SSGM, the Distributor, DTC, NSCC, any Authorized Participant, any Beneficial Owner of SPDRs or any other person is entitled to use any rights whatsoever under the foregoing licensing arrangements or to use the trademarks ‘‘Standard & Poor’s’’, ‘‘S&P’’, ‘‘S&P 500.’’ ‘‘Standard & Poor’s 500’’ or ‘‘500’’ or to use the S&P 500 Index except as specifically described in the License Agreement or sublicenses or as may be specified in the Trust Agreement.

The Trust is not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation or warranty, express or implied, to the Trust, the Trustee, the Distributor, DTC or Beneficial Owners of SPDRs regarding the advisability of investing in Index Securities or unit investment trusts generally or in the Trust particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to the Trust is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, comprised and calculated by S&P without regard to the Trust or the Beneficial Owners of SPDRs. S&P has no obligation to take the needs of the Trust or the Beneficial Owners of SPDRs into consideration in determining, comprising or calculating the S&P 500 Index. S&P is not responsible for and has not participated in any determination or calculation made with respect to issuance or redemption of SPDRs. S&P has no obligation or liability in connection with the administration, marketing or trading of SPDRs.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE SPONSOR, THE TRUST, BENEFICIAL OWNERS OF SPDRS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT, OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND

EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

EXCHANGE LISTING

SPDRs are listed on the Exchange. The Trust is not required to pay a listing fee to the Exchange. Transactions involving SPDRs in the public trading market are subject to customary brokerage charges and commissions.

There can be no assurance that SPDRs will always be listed on the Exchange. The Trust will be terminated if SPDRs are delisted. The Exchange will consider the suspension of trading in or removal from listing of SPDRs if: (a) the Trust has more than 60 days remaining until termination and there are fewer than 50 record and/or beneficial holders of SPDRs for 30 or more consecutive trading days; (b) the value of the S&P 500 Index is no longer calculated or available and a new index is substituted or the S&P 500 Index is replaced with a new index, unless such new index meets the requirements of the Exchange’s rules; or (c) such other event occurs or condition exists which, in the opinion of the Exchange, makes further dealings on the Exchange inadvisable. The Exchange also must halt trading if required intraday valuation information is not disseminated for longer than one Business Day.

SPDRs also are listed and traded on the Singapore Exchange Securities Trading Limited (‘‘SGX’’) in connection with a joint venture created by the Exchange and the SGX. In the future, SPDRs may be listed and traded on other non-U.S. exchanges pursuant to similar arrangements.

The Sponsor’s aim in designing SPDRs was to provide investors with a security whose initial market value would approximate one-tenth (1/10th) the value of the S&P 500 Index. Of course, the market value of a SPDR is affected by a variety of factors, including capital gains distributions made, and expenses incurred, by the Trust, and therefore, over time, a SPDR may no longer approximate 1/10th the value of the S&P 500 Index. The market price of a SPDR should reflect its share of the dividends accumulated on Portfolio Securities and may be affected by supply and demand, market volatility, sentiment and other factors.

FEDERAL INCOME TAXES

The following is a summary of the material U.S. federal income tax considerations applicable to an investment in SPDRs. The summary is based on the laws in effect on the date of this Prospectus and existing judicial and administrative interpretations thereof, all of which are subject to change, possibly with retroactive effect. In addition, this summary assumes that Beneficial Owners hold SPDRs as capital assets within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the ‘‘Code’’), and do not hold SPDRs in connection with a trade or business. This summary does not address all potential U.S. federal income tax considerations possibly applicable to an investment in SPDRs or to any Beneficial Owner who or that is (a) treated as a partnership (or other pass-through entity) for U.S. federal income tax purposes, (b) holding SPDRs through a partnership (or other pass-through entity), or (c) otherwise subject to special tax rules. Prospective Beneficial Owners are urged to consult their own tax advisors with respect to the specific tax consequences of investing in SPDRs.

Tax Treatment of the Trust

For the fiscal year ended September 30, 2007, the Trust believes that it qualified for tax treatment as a ‘‘regulated investment company’’ under the Code. The Trust intends to continue to so qualify. To qualify as a regulated investment company, the Trust must, among other things, (a) derive in each taxable year at least ninety percent (90%) of its gross income from dividends, interest, gains from the sale or other disposition of stock, securities or foreign currencies, or certain other sources, (b) meet certain asset diversification tests, and (c) distribute in each year at least ninety percent (90%) of its investment company taxable income. If the Trust qualifies as a regulated investment company, the Trust will not be subject, in general, to federal income tax if and to the extent the Trust distributes its income in a timely manner. Any undistributed income may be subject to tax, including a four percent (4%) excise tax on certain undistributed income in the event that the Trust does not distribute to the Beneficial Owners in a timely manner at least ninety-eight percent (98%) of its taxable income (including capital gains).

If the Trust fails to qualify as a regulated investment company for any year, the Trust will be subject to corporate-level income tax in that year on all of its taxable income, regardless of whether the Trust makes any distributions to the Beneficial Owners. In addition, any distributions from a non-qualifying Trust will be taxable to a Beneficial Owner generally as ordinary dividends to the extent of the Trust’s current and accumulated earnings and profits, possibly eligible for (a) in the case of a non-corporate Beneficial Owner (i.e., an individual, trust or estate), treatment as a qualifying dividend (as discussed below) subject to tax at preferential capital gains rates or (b) in the case of a corporate Beneficial Owner, a dividends-received deduction.

To meet the distribution requirements necessary to qualify as a regulated investment company (as outlined above), the Trust may be required to make distributions in excess of the yield performance of the Portfolio Securities.

Tax Treatment of the Beneficial Owners

Distributions.    Distributions of the Trust’s net investment income (other than, as discussed below, qualifying dividend income) and net short-term capital gains are taxable as ordinary income to the extent of the Trust’s current or accumulated earnings and profits. Distributions of the Trust’s net long-term capital gains in excess of net short-term capital losses are taxable as long-term capital gain to the extent of the Trust’s current or accumulated earnings and profits, regardless of a Beneficial Owner’s holding period in the Trust’s shares. Distributions of qualifying dividend income are taxable as long-term capital gain to the extent of the Trust’s current or accumulated earnings and profits, provided that the Beneficial Owner meets certain holding period and other requirements with respect to the Trust’s shares and the Trust meets certain holding period and other requirements with respect to its dividend-paying stocks.

Distributions in excess of the Trust’s current or accumulated earnings and profits are treated as a return of capital, which reduce a Beneficial Owner’s tax basis in SPDRs. Return-of-capital distributions may result if, for example, Trust distributions are derived from cash amounts deposited in connection with Portfolio Deposits, rather than dividends actually received by the Trust on the Portfolio Securities. Return-of-capital distributions may be more likely to occur in periods during which the number of outstanding SPDRs fluctuates significantly.

Because the taxability of a distribution depends upon the Trust’s current and accumulated earnings and profits, a distribution received shortly after an acquisition of SPDRs may be taxable, even though, as an economic matter, the distribution represents a return of a Beneficial Owner’s initial investment.

The Trust intends to distribute its long-term capital gains at least annually. However, by providing written notice to Beneficial Owners no later than sixty (60) days after its year-end, the Trust may elect to retain some or all of its long-term capital gains and designate the retained amount as a ‘‘deemed distribution.’’ In that event, the Trust pays income tax on the retained long-term capital gain, and each Beneficial Owner recognizes a proportionate share of the Trust’s undistributed long-term capital gain. In addition, each Beneficial Owner can claim a refundable tax credit for the Beneficial Owner’s proportionate share of the Trust’s income taxes paid on the undistributed long-term capital gain and increase the tax basis of the SPDRs by an amount equal to sixty-five percent (65%) of the Beneficial Owner’s proportionate share of the Trust’s undistributed long-term capital gains.

Long-term capital gains of non-corporate Beneficial Owners are taxed at a maximum rate of fifteen percent (15%) for taxable years beginning on or before December 31, 2010. In addition, for those taxable years, Trust distributions of qualifying dividend income to non-corporate Beneficial Owners qualify for taxation at long-term capital gain rates. Under current law, the taxation of qualifying dividend income at long-term capital gain rates will no longer apply for taxable years beginning after December 31, 2010.

Sales and Redemptions.    In general, any capital gain or loss realized upon a sale of a SPDR is treated generally as a long-term gain or loss if the SPDR has been held for more than one year. Any capital gain or loss realized upon a sale of a SPDR held for one year or less is generally treated as a short-term gain or loss, except that any capital loss on the sale of SPDR held for six months or less is treated as long-term capital loss to the extent that capital gain dividends were paid with respect to the SPDR.

An in-kind redemption of a SPDR does not result in the recognition of taxable gain or loss by the Trust. Upon an in-kind redemption of a SPDR, a Beneficial Owner recognizes gain or loss, in an amount equal to the difference between the sum of the aggregate fair market value (as determined on the redemption date) of the stocks and cash received as a result of the SPDR redemption and the Beneficial Owner’s basis in the redeemed SPDR. Stocks received upon a SPDR redemption (which will be comprised of the stock portion of the Portfolio Deposit in effect on the date of redemption) generally have an initial tax basis equal to their respective market values on the date of redemption. The Internal Revenue Service (‘‘IRS’’) may assert that any resulting loss may not be deducted by a Beneficial Owner on the basis that there has been no material change in such Beneficial Owner’s economic position or that the transaction has no significant economic or business utility apart from the anticipated tax consequences.

Portfolio Deposits.    In general, the Trust recognizes no gain or loss on the issue of Creation Units in exchange for Portfolio Deposits. However, the person transferring the Portfolio Deposit to the Trust generally recognizes gain or loss with respect to the stocks included in the Portfolio Deposit, in an amount equal to the difference between the amount realized in respect of the stock and such person’s basis in the stock. The particular amount realized with respect to each stock included in a Portfolio Deposit is determined by allocating the total fair market value (as determined on the transfer date of the Portfolio Deposit) of the SPDRs received, less any cash paid to the Trust or plus any cash received from the Trust, in connection with the Portfolio Deposit, among all of the stocks included in the Portfolio Deposit based on their relative fair market values (as determined on the transfer date of the Portfolio Deposit). The IRS may assert that a person transferring a Portfolio Deposit may not be able to deduct a resulting loss on the grounds that there has been no material change in such person’s economic position or that the transaction has no significant economic or business utility or purpose apart from the anticipated tax consequences.

Back-Up Withholding.    The Trust may be required to report certain information on a Beneficial Owner to the IRS and withhold federal income tax (known as ‘‘backup withholding’’) at a twenty-eight percent (28%) rate from all taxable distributions and redemption proceeds payable to the Beneficial Owner if the Beneficial Owner fails to provide the Trust with a correct taxpayer identification or a completed exemption certificate (e.g., in the case of a Foreign Beneficial Owner (as defined below), an IRS Form W-8BEN) or if the IRS notifies the Trust that a Beneficial Owner is subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be credited against a Beneficial Owner’s federal income tax liability. The amount of any backup withholding from a payment to a Beneficial Owner is allowed as a credit against the Beneficial Owner’s U.S. federal income tax liability and may entitle the Beneficial Owner to a refund of tax upon prompt filing of a valid refund claim.

Special Considerations for Foreign Beneficial Owners.    If a Beneficial Owner is not a U.S. citizen or resident or is otherwise treated as a foreign person for U.S. federal income tax purposes (a ‘‘Foreign Beneficial Owner’’), the Trust’s ordinary income dividends (including distributions of net short-term capital gains and other amounts that would not be subject to U.S. withholding tax if paid directly to the Foreign Beneficial Owner) will be subject, in general, to withholding tax at a rate of thirty percent (30%) or at a lower rate established under an applicable tax treaty. However, for Trust tax years beginning on or before December 31, 2007, interest-related dividends and short-term capital gain dividends generally will not be subject to withholding tax; provided that the Foreign Beneficial Owner furnishes the Trust with a completed IRS Form W-8BEN (or acceptable substitute documentation) establishing the Foreign Beneficial Owner’s status as foreign and that the Trust does not have actual knowledge or reason to know that the Foreign Beneficial Owner would be subject to withholding tax if the Foreign Beneficial Owner were to receive the related amounts directly rather than as dividends from the Trust.

In general, gain on a sale of a SPDR will be exempt from federal income tax (including withholding at the source) unless, in the case of an individual Foreign Beneficial Owner, such individual Foreign Beneficial Owner is physically present in the United States for one hundred eighty three (183) days or more during the taxable year and meets certain other requirements.

To claim a credit or refund for any Trust-level taxes on any undistributed long-term capital gains (as discussed above) or any taxes collected through back-up withholding, a foreign Beneficial Owner must obtain a U.S. taxpayer identification number and file a federal income tax return even if the Foreign Beneficial Owner would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. income tax return.

ERISA Considerations

In considering the advisability of an investment in SPDRs, fiduciaries of pension, profit sharing or other tax-qualified retirement plans (including Keogh Plans) and funded welfare plans (collectively, ‘‘Plans’’) subject to the fiduciary responsibility requirements of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), should consider whether an investment in SPDRs (a) is permitted by the documents and instruments governing the Plan, (b) is made solely in the interest of participants and beneficiaries of the Plans, (c) is consistent with the prudence and diversification requirements of ERISA, and that the acquisition and holding of SPDRs does not result in a non-exempt ‘‘prohibited transaction’’ under Section 406 of ERISA or Section 4975 of the Code. Individual retirement account (‘‘IRA’’) investors should consider that an IRA may make only such investments as are authorized by the IRA’s governing instruments and that IRAs are subject to the prohibited transaction rules of Section 4975 of the Code.

As described in the preceding paragraph, ERISA imposes certain duties on Plan fiduciaries, and ERISA and/or Section 4975 of the Code prohibit certain transactions involving ‘‘plan assets’’ between Plans or IRAs and persons who have certain specified relationships to the Plan or IRA (that is, ‘‘parties in interest’’ as defined in ERISA or ‘‘disqualified persons’’ as defined in the Code). The fiduciary standards and prohibited transaction rules that apply to an investment in SPDRs by a Plan will not apply to transactions involving the Trust’s assets because the Trust is an investment company registered under the Investment Company Act of 1940. As such, the Trust’s assets are not deemed to be ‘‘plan assets’’ under ERISA and U.S. Department of Labor regulations by virtue of Plan and/or IRA investments in SPDRs.

Employee benefit plans that are government plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code. The fiduciaries of governmental plans should, however, consider the impact of their respective state pension codes or other applicable law on investments in SPDRs and the considerations discussed above, to the extent such considerations apply.

CONTINUOUS OFFERING OF SPDRs

Creation Units are offered continuously to the public by the Trust through the Distributor. Persons making Portfolio Deposits and creating Creation Units receive no fees, commissions or other form of compensation or inducement of any kind from the Sponsor or the Distributor, and no such person has any obligation or responsibility to the Sponsor or Distributor to effect any sale or resale of SPDRs.

Because new SPDRs can be created and issued on an ongoing basis, at any point during the life of the Trust, a ‘‘distribution’’, as such term is used in the

Securities Act of 1933 (‘‘1933 Act’’), may be occurring. Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which could render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, a broker-dealer firm or its client may be deemed a statutory underwriter if it takes Creation Units after placing a creation order with the Distributor, breaks them down into the constituent SPDRs and sells the SPDRs directly to its customers; or if it chooses to couple the creation of a supply of new SPDRs with an active selling effort involving solicitation of secondary market demand for SPDRs. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to categorization as an underwriter.

Dealers who are not ‘‘underwriters’’ but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with SPDRs that are part of an ‘‘unsold allotment’’ within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

The Sponsor intends to qualify SPDRs in states selected by the Sponsor and through broker-dealers who are members of FINRA. Investors intending to create or redeem Creation Units in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

DIVIDEND REINVESTMENT SERVICE

The Trust has made the Service available for use by Beneficial Owners through DTC Participants for reinvestment of their cash proceeds. Some DTC Participants may not elect to utilize the Service; therefore, an interested SPDR investor may wish to contact such investor’s broker to ascertain the availability of the Service through such broker. Each broker may require investors to adhere to specific procedures and timetables in order to participate in the Service and such investors should ascertain from their broker such necessary details.

Distributions reinvested in additional SPDRs through the Service are nevertheless taxable dividends to Beneficial Owners to the same extent as if received in cash.

The Trustee generally uses the cash proceeds of dividends received from all Beneficial Owners participating in reinvestment through the Service to obtain Index Securities necessary to create the requisite number of SPDRs at the close of business on each SPDR distribution date. Any cash balance remaining after the requisite number of SPDRs has been created is distributed, on a pro rata basis, to all Beneficial Owners who participated in the Service. Brokerage commissions, if any, incurred in obtaining Index Securities necessary to create additional SPDRs with the cash from the distributions is an expense of the Trust.*

EXPENSES OF THE TRUST

Ordinary operating expenses of the Trust currently accrue at an annual rate of 0.0945%. Future accruals will depend primarily on the level of the Trust’s net assets and the level of Trust expenses. The Trustee has agreed to waive a portion of its fee until February 1, 2009. Thereafter, the Trustee may discontinue this voluntary waiver policy. The Trustee’s fee waiver will be calculated after earnings credits are applied. The amount of the earnings credit will be equal to the then current Federal Funds Rate, as reported in nationally distributed publications, multiplied by each day’s daily cash balance in the Trust’s cash account, reduced by the amount of reserves for that account required by the Federal Reserve Board of Governors. Therefore, there is no guarantee that the Trust’s ordinary operating expenses will not exceed 0.0945% of the Trust’s daily NAV.

Until further notice, the Sponsor has undertaken that it will not permit the ordinary operating expenses of the Trust, as calculated by the Trustee, to exceed an amount that is 18.45/100 of 1% (0.1845%) per annum of the daily NAV of the Trust. To the extent the ordinary operating expenses of the Trust do exceed such 0.1845% amount, the Sponsor will reimburse the Trust for, or assume, the excess. The Sponsor retains the ability to be repaid by the Trust for expenses so reimbursed or assumed to the extent that subsequently during the fiscal year expenses fall below the 0.1845% per annum level on any given day. For purposes of this undertaking, ordinary operating expenses of the Trust do not include taxes, brokerage commissions and any extraordinary non-recurring expenses, including the cost of any litigation to which the Trust or the Trustee may be a party. The Sponsor may discontinue this undertaking or renew it for a specified period of time, or may choose to reimburse or assume certain Trust expenses in later periods to keep Trust expenses at a level it believes to be attractive to investors. In any event, on any day and during any period over the life of the Trust, total fees and expenses of the Trust may exceed 0.1845% per annum.

*	It is difficult to estimate the annual dollar amount of brokerage commissions that might be incurred in connection with the Service during any fiscal year. The Trustee estimates that during fiscal year 2007, the approximate amount of annual brokerage commissions incurred in implementing the Service was less than $0.001 per SPDR.

Subject to any applicable cap, the Sponsor may charge the Trust a special fee for certain services the Sponsor may provide to the Trust which would otherwise be provided by the Trustee in an amount not to exceed the actual cost of providing such services. The Sponsor or the Trustee from time to time may voluntarily assume some expenses or reimburse the Trust so that total expenses of the Trust are reduced. Neither the Sponsor nor the Trustee is obligated to do so and either one or both parties may discontinue such voluntary assumption of expenses or reimbursement at any time without notice.

The following charges are or may be accrued and paid by the Trust: (a) the Trustee’s fee; (b) fees payable to transfer agents for the provision of transfer agency services; (c) fees of the Trustee for extraordinary services performed under the Trust Agreement; (d) various governmental charges; (e) any taxes, fees and charges payable by the Trustee with respect to SPDRs (whether in Creation Units or otherwise); (f) expenses and costs of any action taken by the Trustee or the Sponsor to protect the Trust and the rights and interests of Beneficial Owners of SPDRs (whether in Creation Units or otherwise); (g) indemnification of the Trustee or the Sponsor for any losses, liabilities or expenses incurred by it in the administration of the Trust; (h) expenses incurred in contacting Beneficial Owners of SPDRs during the life of the Trust and upon termination of the Trust; and (i) other out-of-pocket expenses of the Trust incurred pursuant to actions permitted or required under the Trust Agreement.

In addition, the following expenses are or may be charged to the Trust: (a) reimbursement to the Sponsor of amounts paid by it to S&P in respect of annual licensing fees pursuant to the License Agreement; (b) federal and state annual registration fees for the issuance of SPDRs; and (c) expenses of the Sponsor relating to the printing and distribution of marketing materials describing SPDRs and the Trust (including, but not limited to, associated legal, consulting, advertising, and marketing costs and other out-of-pocket expenses such as printing). Pursuant to the provisions of an exemptive order, the expenses set forth in this paragraph may be charged to the Trust by the Trustee in an amount equal to the actual costs incurred, but in no case shall such charges exceed 20/100 of 1% (0.20%) per annum of the daily NAV of the Trust.

If the income received by the Trust in the form of dividends and other distributions on Portfolio Securities is insufficient to cover Trust expenses, the Trustee may make advances to the Trust to cover such expenses. Otherwise, the Trustee may sell Portfolio Securities in an amount sufficient to pay such expenses. The Trustee may reimburse itself in the amount of any such advance, together with interest thereon at a percentage rate equal to the then current overnight federal funds rate, by deducting such amounts from (a) dividend payments or other income of the Trust when such payments or other income is received, (b) the amounts earned or benefits derived by the Trustee on cash held by the Trustee for the benefit of the Trust, and (c) the sale of Portfolio

Securities. Notwithstanding the foregoing, if any advance remains outstanding for more than forty-five (45) Business Days, the Trustee may sell Portfolio Securities to reimburse itself for such advance and any accrued interest thereon. These advances will be secured by a lien on the assets of the Trust in favor of the Trustee. The expenses of the Trust are reflected in the NAV of the Trust.

For services performed under the Trust Agreement, the Trustee is paid a fee at an annual rate of 6/100 of 1% to 10/100 of 1% of the NAV of the Trust, as shown below, such percentage amount to vary depending on the NAV of the Trust, plus or minus the Adjustment Amount. The compensation is computed on each Business Day based on the NAV of the Trust on such day, and the amount thereof is accrued daily and paid monthly. To the extent that the amount of the Trustee’s compensation, before any adjustment in respect of the Adjustment Amount, is less than specified amounts, the Sponsor has agreed to pay the amount of any such shortfall. The Trustee also may waive all or a portion of such fee.

Trustee Fee Scale

Net Asset Value of the Trust	Fee as a Percentage of Net Asset Value of the Trust
$0-$499,999,999	10/100 of 1% per annum plus or minus the Adjustment Amount*
$500,000,000-$2,499,999,999	8/100 of 1% per annum plus or minus the Adjustment Amount*
$2,500,000,000 and above	6/100 of 1% per annum plus or minus the Adjustment Amount*

*	The fee indicated applies to that portion of the NAV of the Trust that falls in the size category indicated.

As of September 30, 2007, and as of December 31, 2007, the NAV of the Trust was $78,638,466,554 and $96,532,264,189, respectively. No representation is made as to the actual NAV of the Trust on any future date, as it is subject to change at any time due to fluctuations in the market value of the Portfolio, or to creations or redemptions made in the future.

The Adjustment Amount is calculated at the end of each quarter and applied against the Trustee’s fee for the following quarter. ‘‘Adjustment Amount’’ is an amount which is intended, depending upon the circumstances, either to (a) reduce the Trustee’s fee by the amount that the Transaction Fees paid on creation and redemption exceed the costs of those activities, and by the amount of excess earnings on cash held for the benefit of the Trust** or (b) increase the Trustee’s fee by the amount that the Transaction Fee (plus additional amounts paid in connection with creations or redemptions outside the SPDR Clearing Process), paid on creations or redemptions, falls short of

**	The excess earnings on cash amount is currently calculated, and applied, on a monthly basis.

the actual costs of these activities. If in any quarter the Adjustment Amount exceeds the fee payable to the Trustee as set forth above, the Trustee uses such excess amount to reduce other Trust expenses, subject to certain federal tax limitations. To the extent that the amount of such excess exceeds the Trust’s expenses for such quarter, any remaining excess is retained by the Trustee as part of its compensation. If in any quarter the costs of processing creations and redemptions exceed the amounts charged as a Transaction Fee (plus the additional amounts paid in connection with creations or redemptions outside the SPDR Clearing Process) net of the excess earnings, if any, on cash held for the benefit of the Trust, the Trustee will augment the Trustee’s fee by the resulting Adjustment Amount. The net Adjustment Amount is usually a credit to the Trust. The amount of the earnings credit will be equal to the then current Federal Funds Rate, as reported in nationally distributed publications, multiplied by each day’s daily cash balance in the Trust’s cash account, reduced by the amount of reserves for that account required by the Federal Reserve Board of Governors.

VALUATION

The NAV of the Trust is computed as of the Evaluation Time shown under ‘‘Summary—Essential Information’’ on each Business Day. The NAV of the Trust on a per SPDR basis is determined by subtracting all liabilities (including accrued expenses and dividends payable) from the total value of the Portfolio and other assets and dividing the result by the total number of outstanding SPDRs. For the most recent NAV information, please go to www.spdretfs.com.

The value of the Portfolio is determined by the Trustee in good faith in the following manner. If Portfolio Securities are listed on one or more national securities exchanges, such evaluation is generally based on the closing sale price on that day (unless the Trustee deems such price inappropriate as a basis for evaluation) on the exchange which is deemed to be the principal market thereof or, if there is no such appropriate closing price on such exchange at the last sale price (unless the Trustee deems such price inappropriate as a basis for evaluation). If the stocks are not so listed or, if so listed and the principal market therefor is other than on such exchange or there is no such closing price available, such evaluation shall generally be made by the Trustee in good faith based on the closing price on the over-the-counter market (unless the Trustee deems such price inappropriate as a basis for evaluation) or if there is no such appropriate closing price, (a) on current bid prices, (b) if bid prices are not available, on the basis of current bid prices for comparable stocks, (c) by the Trustee’s appraising the value of the stocks in good faith on the bid side of the market, or (d) by any combination thereof.

ADMINISTRATION OF THE TRUST

Distributions to Beneficial Owners

The regular quarterly ex-dividend date for SPDRs is the third Friday in each of March, June, September and December, unless such day is not a Business Day, in which case the ex-dividend date is the immediately preceding Business Day (‘‘Ex-Dividend Date’’). Beneficial Owners reflected on the records of DTC and the DTC Participants on the second Business Day following the Ex-Dividend Date (‘‘Record Date’’) are entitled to receive an amount representing dividends accumulated on Portfolio Securities through the quarterly dividend period which ends on the Business Day preceding such Ex-Dividend Date (including stocks with ex-dividend dates falling within such quarterly dividend period), net of fees and expenses, accrued daily for such period. For the purposes of all dividend distributions, dividends per SPDR are calculated at least to the nearest 1/1000th of $0.01. The payment of dividends is made on the last Business Day in the calendar month following each Ex-Dividend Date (‘‘Dividend Payment Date’’). Dividend payments are made through DTC and the DTC Participants to Beneficial Owners then of record with funds received from the Trustee.

Dividends payable to the Trust in respect of Portfolio Securities are credited by the Trustee to a non-interest bearing account as of the date on which the Trust receives such dividends. Other moneys received by the Trustee in respect of the Portfolio, including but not limited to the Cash Component, the Cash Redemption Payment, all moneys realized by the Trustee from the sale of options, warrants or other similar rights received or distributed in respect of Portfolio Securities as dividends or distributions and capital gains resulting from the sale of Portfolio Securities are credited by the Trustee to a non-interest bearing account. All funds collected or received are held by the Trustee without interest until distributed in accordance with the provisions of the Trust Agreement. To the extent the amounts credited to the account generate interest income or an equivalent benefit to the Trustee, such interest income or benefit is used to reduce the Trustee’s annual fee.

Any additional distributions the Trust may need to make so as to continue to qualify as a ‘‘regulated investment company’’ would consist of (a) an increase in the distribution scheduled for January to include any amount by which estimated Trust investment company taxable income and net capital gains for a year exceeds the amount of Trust taxable income previously distributed with respect to such year or, if greater, the minimum amount required to avoid imposition of such excise tax, and (b) a distribution soon after actual annual investment company taxable income and net capital gains of the Trust have been computed, of the amount, if any, by which such actual income exceeds the distributions already made. The NAV of the Trust is reduced in direct proportion to the amount of such additional distributions. The magnitude of the additional distributions, if any, depends upon a number of factors, including the level of redemption activity experienced by the Trust. Because substantially all proceeds from the sale of stocks in connection with adjustments to the Portfolio are used to purchase shares of Index Securities, the Trust may have no cash or insufficient cash with which to pay such additional distributions. In that case, the Trustee has to sell shares of Portfolio Securities sufficient to produce the cash required to make such additional distributions. In selecting the stocks to be sold to produce cash for such distributions, the Trustee chooses among the stocks that are over-weighted in the Portfolio relative to their weightings in the S&P 500 Index first and then from among all other stocks in such a manner to maintain the weightings of Portfolio Securities within the applicable Misweighting Amount.

As specified in the Trust Agreement, the Trustee may declare special dividends if the Trustee deems such action necessary or advisable to preserve the status of the Trust as a regulated investment company or to avoid imposition of income or excise taxes on undistributed income or deems such action otherwise advantageous to the Trust. The Trust Agreement also permits the Trustee to vary the frequency with which periodic distributions are made (e.g., from quarterly to monthly) if it is determined by the Sponsor and the Trustee that such a variance would be advisable to facilitate compliance with the rules and regulations applicable to regulated investment companies or would otherwise be advantageous to the Trust. In addition, the Trust Agreement permits the Trustee to change the regular ex-dividend date for SPDRs to another date within the month or quarter if it is determined by the Sponsor and the Trustee that such a change would be advantageous to the Trust. Notice of any such variance or change shall be provided to Beneficial Owners via DTC and the DTC Participants.

As soon as practicable after notice of termination of the Trust, the Trustee will distribute via DTC and the DTC Participants to each Beneficial Owner redeeming Creation Units before the termination date specified in such notice a portion of Portfolio Securities and cash as described above. Otherwise, the Trustee will distribute to each Beneficial Owner (whether in Creation Unit size aggregations or otherwise), as soon as practicable after termination of the Trust, such Beneficial Owner’s pro rata share of the NAV of the Trust.

All distributions are made by the Trustee through DTC and the DTC Participants to Beneficial Owners as recorded on the book entry system of DTC and the DTC Participants.

The settlement date for the creation of SPDRs or the purchase of SPDRs in the secondary market must occur on or before the Record Date in order for such creator or purchaser to receive a distribution on the next Dividend Payment Date. If the settlement date for such creation or a secondary market purchase occurs after the Record Date, the distribution will be made to the prior securityholder or Beneficial Owner as of such Record Date.

Any Beneficial Owner interested in acquiring additional SPDRs with proceeds received from distributions described above may elect dividend reinvestment through DTC Participants by means of the Service, if such service is available through the Beneficial Owner’s broker.

Statements to Beneficial Owners; Annual Reports

With each distribution, the Trustee furnishes for distribution to Beneficial Owners a statement setting forth the amount being distributed, expressed as a dollar amount per SPDR.

Promptly after the end of each fiscal year, the Trustee furnishes to the DTC Participants for distribution to each person who was a Beneficial Owner of SPDRs at the end of such fiscal year, an annual report of the Trust containing financial statements audited by independent accountants of nationally recognized standing and such other information as may be required by applicable laws, rules and regulations.

Rights of Beneficial Owners

Beneficial Owners may sell SPDRs in the secondary market, but must accumulate enough SPDRs to constitute a full Creation Unit in order to redeem through the Trust. The death or incapacity of any Beneficial Owner does not operate to terminate the Trust nor entitle such Beneficial Owner’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust.

Beneficial Owners shall not (a) have the right to vote concerning the Trust, except with respect to termination and as otherwise expressly set forth in the Trust Agreement, (b) in any manner control the operation and management of the Trust, or (c) be liable to any other person by reason of any action taken by the Sponsor or the Trustee. The Trustee has the right to vote all of the voting stocks in the Trust. The Trustee votes the voting stocks of each issuer in the same proportionate relationship as all other shares of each such issuer are voted to the extent permissible and, if not permitted, abstains from voting.

Amendments to the Trust Agreement

The Trust Agreement may be amended from time to time by the Trustee and the Sponsor without the consent of any Beneficial Owners (a) to cure any ambiguity or to correct or supplement any provision that may be defective or inconsistent or to make such other provisions as will not adversely affect the interests of Beneficial Owners; (b) to change any provision as may be required by the SEC; (c) to add or change any provision as may be necessary or advisable for the continuing qualification of the Trust as a ‘‘regulated investment company’’ under the Code; (d) to add or change any provision as may be necessary or advisable if NSCC or DTC is unable or unwilling to continue to perform its functions; and (e) to add or change any provision to conform the adjustments to the Portfolio and the Portfolio Deposit to changes, if any, made by S&P in its method of determining the S&P 500 Index. The Trust Agreement may also be amended by the Sponsor and the Trustee with the consent of the Beneficial Owners of 51% of the outstanding SPDRs to add provisions to, or change or eliminate any of the provisions of, the Trust Agreement or to modify the rights of Beneficial Owners; although, the Trust Agreement may not be amended without the consent of the Beneficial Owners of all outstanding SPDRs if such amendment would (a) permit the acquisition of any securities other than those acquired in accordance with the terms and conditions of the Trust Agreement; (b) reduce the interest of any Beneficial Owner in the Trust; or (c) reduce the percentage of Beneficial Owners required to consent to any such amendment.

Promptly after the execution of an amendment, the Trustee receives from DTC, pursuant to the terms of the Depository Agreement, a list of all DTC Participants holding SPDRs. The Trustee inquires of each such DTC Participant as to the number of Beneficial Owners for whom such DTC Participant holds SPDRs, and provides each such DTC Participant with sufficient copies of a written notice of the substance of such amendment for transmittal by each such DTC Participant to Beneficial Owners.

Termination of the Trust Agreement

The Trust Agreement provides that the Sponsor has the discretionary right to direct the Trustee to terminate the Trust if at any time the NAV of the Trust is less than $350,000,000, as such dollar amount shall be adjusted for inflation in accordance with the CPI-U. This adjustment is to take effect at the end of the fourth year following the Initial Date of Deposit and at the end of each year thereafter and to be made so as to reflect the percentage increase in consumer prices as set forth in the CPI-U for the twelve month period ending in the last month of the preceding fiscal year.

The Trust may be terminated (a) by the agreement of the Beneficial Owners of 66 2/3% of outstanding SPDRs; (b) if DTC is unable or unwilling to continue to perform its functions as set forth under the Trust Agreement and a comparable replacement is unavailable; (c) if NSCC no longer provides clearance services with respect to SPDRs, or if the Trustee is no longer a participant in NSCC; (d) if S&P ceases publishing the S&P 500 Index; (e) if the License Agreement is terminated; or (f) if SPDRs are delisted from the Exchange. The Trust will also terminate by its terms on the Termination Date.

The Trust will terminate if either the Sponsor or the Trustee resigns or is removed and a successor is not appointed. The dissolution of the Sponsor or its ceasing to exist as a legal entity for any cause whatsoever, however, will not cause the termination of the Trust Agreement or the Trust unless the Trustee deems termination to be in the best interests of Beneficial Owners.

Prior written notice of the termination of the Trust must be given at least twenty (20) days before termination of the Trust to all Beneficial Owners. The notice must set forth the date on which the Trust will be terminated, the period during which the assets of the Trust will be liquidated, the date on which Beneficial Owners of SPDRs (whether in Creation Unit size aggregations or otherwise) will receive in cash the NAV of the SPDRs held, and the date upon which the books of the Trust shall be closed. The notice shall further state that, as of the date thereof and thereafter, neither requests to create additional Creation Units nor Portfolio Deposits will be accepted, that no additional SPDRs will be created for the purpose of reinvesting dividend distributions, and that, as of the date thereof and thereafter, the portfolio of stocks delivered upon redemption shall be identical in composition and weighting to Portfolio Securities as of such date rather than the stock portion of the Portfolio Deposit as in effect on the date request for redemption is deemed received. Beneficial Owners of Creation Units may, in advance of the Termination Date, redeem in kind directly from the Trust.

Within a reasonable period after the Termination Date, the Trustee shall, subject to any applicable provisions of law, use its best efforts to sell all of the Portfolio Securities not already distributed to redeeming Beneficial Owners of Creation Units. The Trustee shall not be liable for or responsible in any way for depreciation or loss incurred because of any such sale. The Trustee may suspend such sales upon the occurrence of unusual or unforeseen circumstances, including but not limited to a suspension in trading of a stock, the closing or restriction of trading on a stock exchange, the outbreak of hostilities, or the collapse of the economy. The Trustee shall deduct from the proceeds of sale its fees and all other expenses and transmit the remaining amount to DTC for distribution, together with a final statement setting forth the computation of the gross amount distributed. SPDRs not redeemed before termination of the Trust will be redeemed in cash at NAV based on the proceeds of the sale of Portfolio Securities, with no minimum aggregation of SPDRs required.

SPONSOR

The Sponsor is a Delaware limited liability company incorporated on April 6, 1998 with offices c/o the American Stock Exchange, LLC, 86 Trinity Place, New York, New York 10006. The Sponsor’s Internal Revenue Service Employer Identification Number is 52-2127241. The Exchange is the sole member of the Sponsor and the Exchange is a ‘‘control person’’ of the Sponsor as such term is defined in the Securities Act of 1933. On January 17, 2008, NYSE Euronext announced that it has entered into a definitive agreement to acquire the American Stock Exchange LLC, subject to approval by members of the Exchange and customary regulatory approvals.

The Sponsor, at its own expense, may from time to time provide additional promotional incentives to brokers who sell SPDRs to the public. In certain instances, these incentives may be provided only to those brokers who meet certain threshold requirements for participation in a given incentive program, such as selling a significant number of SPDRs within a specified period.

If at any time the Sponsor fails to undertake or perform or becomes incapable of undertaking or performing any of the duties required under the Trust Agreement, or resigns, or becomes bankrupt or its affairs are taken over by public authorities, the Trustee may appoint a successor Sponsor, agree to act as Sponsor itself, or may terminate the Trust Agreement and liquidate the Trust. Notice of the resignation or removal of the Sponsor and the appointment of a successor shall be mailed by the Trustee to DTC and the DTC Participants for distribution to Beneficial Owners. Upon a successor Sponsor’s execution of a written acceptance of appointment as Sponsor of the Trust, the successor Sponsor becomes vested with all of the rights, powers, duties and obligations of the original Sponsor. Any successor Sponsor may be compensated at rates deemed by the Trustee to be reasonable.

The Sponsor may resign by executing and delivering to the Trustee an instrument of resignation. Such resignation shall become effective upon the appointment of a successor Sponsor and the acceptance of appointment by the successor Sponsor, unless the Trustee either agrees to act as Sponsor or terminates the Trust Agreement and liquidates the Trust. The dissolution of the Sponsor or its ceasing to exist as a legal entity for any cause whatsoever will not cause the termination of the Trust Agreement or the Trust unless the Trustee deems termination to be in the best interests of the Beneficial Owners of SPDRs.

The Trust Agreement provides that the Sponsor is not liable to the Trustee, the Trust or to the Beneficial Owners of SPDRs for taking any action, or for refraining from taking any action, made in good faith or for errors in judgment, but is liable only for its own gross negligence, bad faith, willful misconduct or willful malfeasance in the performance of its duties or its reckless disregard of its obligations and duties under the Trust Agreement. The Sponsor is not liable or responsible in any way for depreciation or loss incurred by the Trust because of the sale of any Portfolio Securities. The Trust Agreement further provides that the Sponsor and its directors, subsidiaries, shareholders, officers, employees, and affiliates under common control with the Sponsor shall be indemnified from the assets of the Trust and held harmless against any loss, liability or expense incurred without gross negligence, bad faith, willful misconduct or willful malfeasance on the part of any such party in the performance of its duties or reckless disregard of its obligations and duties under the Trust Agreement, including the payment of the costs and expenses of defending against any claim or liability.

TRUSTEE

The Trustee is a bank and trust company organized under the laws of the Commonwealth of Massachusetts with its principal place of business at One

Lincoln Street, Boston, Massachusetts 02111. The Trustee’s Internal Revenue Service Employer Identification Number is 04-1867445. The Trustee is subject to supervision and examination by the Massachusetts Division of Banks and the Federal Reserve Bank of Boston.

Information regarding Cash Redemption Payment amounts, number of outstanding SPDRs and Transaction Fees may be obtained from the Trustee at the toll-free number: 1-800-545-4189. Complete copies of the Trust Agreement and a list of the parties that have executed a Participant Agreement may be obtained from the Trustee’s principal office.

The Trustee may resign and be discharged of the Trust created by the Trust Agreement by executing a notice of resignation in writing and filing such notice with the Sponsor and mailing a copy of the notice of resignation to all DTC Participants reflected on the records of DTC as owning SPDRs for distribution to Beneficial Owners as provided above not less than sixty (60) days before the date such resignation is to take effect. Such resignation becomes effective upon the appointment of and the acceptance of the Trust by a successor Trustee. The Sponsor, upon receiving notice of such resignation, is obligated to use its best efforts to appoint a successor Trustee promptly. If no successor is appointed within sixty (60) days after the date such notice of resignation is given, the Trust shall terminate.

If the Trustee becomes incapable of acting as such or is adjudged bankrupt or is taken over by any public authority, the Sponsor may discharge the Trustee and appoint a successor Trustee as provided in the Trust Agreement. The Sponsor shall mail notice of such discharge and appointment via the DTC Participants to Beneficial Owners. Upon a successor Trustee’s execution of a written acceptance of an appointment as Trustee for the Trust, the successor Trustee becomes vested with all the rights, powers, duties and obligations of the original Trustee. A successor Trustee must be (a) a trust company, corporation or national banking association organized, doing business under the laws of the United States or any state thereof; (b) authorized under such laws to exercise corporate trust powers; and (c) at all times have an aggregate capital, surplus and undivided profit of not less than $50,000,000.

Beneficial Owners of 51% of the then outstanding SPDRs may at any time remove the Trustee by written instrument(s) delivered to the Trustee and the Sponsor. The Sponsor shall thereupon use its best efforts to appoint a successor Trustee as described above.

The Trust Agreement limits Trustee’s liabilities. It provides, among other things, that the Trustee is not liable for (a) any action taken in reasonable reliance on properly executed documents or for the disposition of monies or stocks or for the evaluations required to be made thereunder, except by reason of its own gross negligence, bad faith, willful malfeasance, willful misconduct, or reckless disregard of its duties and obligations; (b) depreciation or loss incurred by reason of the sale by the Trustee of any Portfolio Securities; (c) any action the Trustee takes where the Sponsor fails to act; and (d) any taxes or other governmental charges imposed upon or in respect of Portfolio Securities or upon the interest thereon or upon it as Trustee or upon or in respect of the Trust which the Trustee may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction.

The Trustee and its directors, subsidiaries, shareholders, officers, employees, and affiliates under common control with the Trustee will be indemnified from the assets of the Trust and held harmless against any loss, liability or expense incurred without gross negligence, bad faith, willful misconduct, willful malfeasance on the part of such party or reckless disregard of its duties and obligations, arising out of, or in connection with its acceptance or administration of the Trust, including the costs and expenses (including counsel fees) of defending against any claim or liability.

DEPOSITORY

DTC is a limited purpose trust company and member of the Federal Reserve System.

LEGAL OPINION

The legality of the SPDRs offered hereby has been passed upon by Katten Muchin Rosenman LLP, New York, New York, as counsel for the Sponsor.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements as of September 30, 2007 included in this Prospectus have been so included in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, 125 High Street, Boston, Massachusetts, given on the authority of said firm as experts in auditing and accounting.

CODE OF ETHICS

The Trust and the Sponsor have adopted a code of ethics regarding personal securities transactions by employees. Subject to certain conditions and standards, the code permits employees to invest in SPDRs for their own accounts. The code is designed to prevent fraud, deception and misconduct against the Trust and to provide reasonable standards of conduct. The code is on file with the SEC and you may obtain a copy by visiting the SEC at the address listed on the back cover of this prospectus. The code is also available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov. A copy may be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov, or by writing the SEC at the address listed on the back cover of this prospectus.

INFORMATION AND COMPARISONS RELATING TO TRUST,
SECONDARY MARKET TRADING, NET ASSET SIZE, PERFORMANCE AND TAX TREATMENT

Information regarding various aspects of the Trust, including the net asset size thereof, as well as the secondary market trading, the performance and the tax treatment of SPDRs, may be included from time to time in advertisements, sales literature and other communications and in reports to current or prospective Beneficial Owners. Any such performance-related information will reflect only past performance of SPDRs, and no guarantees can be made of future results.

Specifically, information may be provided to investors regarding the ability to engage in short sales of SPDRs. Selling short refers to the sale of securities which the seller does not own, but which the seller arranges to borrow before effecting the sale. Institutional investors may be advised that lending their SPDRs to short sellers may generate stock loan credits that may supplement the return they can earn from an investment in SPDRs. These stock loan credits may provide a useful source of additional income for certain institutional investors who can arrange to lend SPDRs. Potential short sellers may be advised that a short rebate (functionally equivalent to partial use of proceeds of the short sale) may reduce their cost of selling short.

In addition, information may be provided to prospective or current investors comparing and contrasting the tax efficiencies of conventional mutual funds with SPDRs. Both conventional mutual funds and the Trust may be required to recognize capital gains incurred as a result of adjustments to the composition of the S&P 500 Index and therefore to their respective portfolios. From a tax perspective, however, a significant difference between a conventional mutual fund and the Trust is the process by which their shares are redeemed. In cases where a conventional mutual fund experiences redemptions in excess of subscriptions (‘‘net redemptions’’) and has insufficient cash available to fund such net redemptions, such fund may have to sell stocks held in its portfolio to raise and pay cash to redeeming shareholders. A mutual fund will generally experience a taxable gain or loss when it sells such portfolio stocks in order to pay cash to redeeming fund shareholders. In contrast, the redemption mechanism for SPDRs typically does not involve selling the portfolio stocks. Instead, the Trust delivers the actual portfolio of stocks in an in-kind exchange to any person redeeming SPDRs shares in Creation Unit size aggregations. While this in-kind exchange is a taxable transaction to the redeeming entity (usually a broker/dealer) making the exchange, it generally does not constitute a taxable transaction at the Trust level and, consequently, there is no realization of taxable gain or loss by the Trust with respect to such in-kind exchanges. In a period of market appreciation of the S&P 500 Index and, consequently, appreciation of the portfolio stocks held in the Trust, this in-kind redemption mechanism has the effect of eliminating the recognition and distribution of those net unrealized gains at the Trust level. Although the same result would obtain for conventional mutual funds utilizing an in-kind redemption mechanism, the opportunities to redeem fund shares by delivering portfolio stocks in-kind are limited in most mutual funds.

Investors may be informed that, while no unequivocal statement can be made as to the net tax impact on a conventional mutual fund resulting from the purchases and sales of its portfolio stocks over a period of time, conventional funds that have accumulated substantial unrealized capital gains, if they experience net redemptions and do not have sufficient available cash, may be required to make taxable capital gains distributions that are generated by changes in such fund’s portfolio. In contrast, the in-kind redemption mechanism of SPDRs may make them more tax efficient investments under most circumstances than comparable conventional mutual fund shares. As discussed above, this in-kind redemption feature tends to lower the amount of annual net capital gains distributions to SPDRs holders as compared to their conventional mutual fund counterparts. Since shareholders are generally required to pay income tax on capital gains distributions, the smaller the amount of such distributions, the less taxes that are payable currently. To the extent that the Trust is not required to recognize capital gains, the SPDRs holder is able, in effect, to defer tax on such gains until he sells or otherwise disposes of his shares, or the Trust terminates. If such holder retains his shares until his death, under current law the tax basis of such shares would be adjusted to their then fair market value.

One important difference between SPDRs and conventional mutual fund shares is that SPDRs are available for purchase or sale on an intraday basis on the AMEX. An investor who buys shares in a conventional mutual fund will buy or sell shares at a price at or related to the closing NAV per share, as determined by the fund. In contrast, SPDRs are not offered for purchase or redeemed for cash at a fixed relationship to closing NAV. The tables below illustrate the distribution relationship of SPDRs closing prices to NAV for the period 1/29/93 (the first trading date of the Trust) through 12/31/07, the distribution relationships of high, low and closing prices over the same period, and distribution of bid/ask spreads for 2007. These tables should help investors evaluate some of the advantages and disadvantages of SPDRs relative to funds sold and redeemed at prices related to closing NAV. Specifically, the tables illustrate in an approximate way the risks of buying or selling SPDRs at prices less favorable than closing NAV and, correspondingly, the opportunities to buy or sell at prices more favorable than closing NAV.

The investor may wish to evaluate the opportunity to buy or sell on an intraday basis versus the assurance of a transaction at or related to closing NAV. To assist investors in making this comparison, the table immediately below illustrates the distribution of percentage ranges between the high and the low price each day and between each extreme daily value and the closing NAV for all trading days from 1/29/93 through 12/31/07. The investor may wish to compare these ranges with the average bid/ask spread on SPDRs and add any commissions charged by a broker. The trading ranges for this period will not necessarily be typical of trading ranges in future years and the bid/ask spread on SPDRs may vary materially over time and may be significantly greater at times in the future. There is some evidence, for example, that the bid/ask spread will widen in markets that are more volatile and narrow when markets are less volatile. Consequently, the investor should expect wider bid/ask spreads to be associated with wider daily spread ranges.

Daily Percentage Price Ranges: Average and Frequency Distribution for
SPDR Trust and S&P Composite Stock Price Index:
Highs and Lows vs. Close*
(from 1/29/93** through 12/31/2007)

S&P 500 COMPOSITE STOCK PRICE INDEX

	Daily % Price Range		Intraday High Value Above Closing Value		Intraday Low Value Below Closing Value
Range	Frequency	% of Total	Frequency	% of Total	Frequency	% of Total
0—.25%	3	0.08%	1,539	40.94%	1,076	28.62%
.25—.5%	370	9.84%	723	19.23%	913	24.29%
.5—1%	1,388	36.92%	782	20.80%	955	25.41%
1—1.5%	956	25.43%	356	9.47%	426	11.33%
1.5—2%	527	14.02%	184	4.89%	210	5.59%
2—2.5%	254	6.76%	94	2.50%	95	2.53%
2.5—3%	133	3.54%	40	1.06%	38	1.01%
3—3.5%	60	1.60%	22	0.59%	20	0.53%
>3.5%	68	1.81%	19	0.51%	26	0.69%
Total	3,759	100%	3,759	100%	3,759	100%

Average Daily Range: 1.2519%

SPDR TRUST

	Daily % Price Range		Intraday High Value Above Closing Value		Intraday Low Value Below Closing Value
Range	Frequency	% of Total	Frequency	% of Total	Frequency	% of Total
0—.25%	21	0.56%	1,366	36.34%	996	26.50%
.25—.5%	367	9.76%	822	21.87%	969	25.78%
.5—1%	1,252	33.31%	826	21.97%	983	26.15%
1—1.5%	1,007	26.79%	388	10.32%	453	12.05%
1.5—2%	564	15.00%	156	4.15%	187	4.97%
2—2.5%	271	7.21%	112	2.98%	86	2.29%
2.5—3%	137	3.64%	49	1.30%	45	1.20%
3—3.5%	68	1.81%	21	0.56%	20	0.53%
>3.5%	72	1.92%	19	0.51%	20	0.53%
Total	3,759	100%	3,759	100%	3,759	100%

Average Daily Range: 1.2882%

*	Source: Bloomberg
**	The first day of trading on the AMEX

Frequency Distribution of Discounts and Premiums for SPDR Trust:
Closing AMEX Price vs. Net Asset Value (NAV) as of 12/31/07*

Range		Calendar Quarter Ending 3/31/2007	Calendar Quarter Ending 6/30/2007	Calendar Quarter Ending 9/30/2007	Calendar Quarter Ending 12/31/2007	Calendar Year 2007	From 1/29/1993 through 12/31/2007
> 200	Days	—	—	—	—	—	—
Basis Points	%	—	—	—	—	—	—
150—200	Days	—	—	—	—	—	—
Basis Points	%	—	—	—	—	—	—
100—150	Days	—	—	—	—	—	1
Basis Points	%	—	—	—	—	—	0.0%
50—100	Days	—	1	—	—	1	21
Basis Points	%	—	1.6%	—	—	0.4%	0.6%
25—50	Days	—	1	1	3	5	190
Basis Points	%	—	1.6%	1.6%	4.7%	2.0%	5.1%
0—25	Days	33	31	23	27	114	1615
Basis Points	%	54.1%	49.2%	36.5%	42.2%	45.4%	43.0%
Total Days	Days	33	33	24	30	120	1827
at Premium	%	54.1%	52.4%	38.1%	46.9%	47.8%	48.6%
Closing Price	Days	2	2	4	—	8	52
Equal to NAV	%	3.3%	3.2%	6.3%	—	3.2%	1.4%
Total Days	Days	26	28	35	34	123	1880
at Discount	%	42.6%	44.4%	55.6%	53.1%	49.0%	50.0%
0— -25	Days	22	27	32	31	112	1560
Basis Points	%	36.1%	42.9%	50.8%	48.4%	44.6%	41.5%
-25— -50	Days	4	0	1	3	8	262
Basis Points	%	6.6%	0.0%	1.6%	4.7%	3.2%	7.0%
-50— -100	Days	—	1	2	—	3	55
Basis Points	%	—	1.6%	3.2%	—	1.2%	1.5%
-100— -150	Days	—	—	—	—	—	1
Basis Points	%	—	—	—	—	—	0.0%
-150— -200	Days	—	—	—	—	—	1
Basis Points	%	—	—	—	—	—	0.0%
<-200	Days	—	—	—	—	—	1
Basis Points	%	—	—	—	—	—	0.0%

Close was within 0.25% of NAV better than 85% of the time from 1/29/93
(the first day of trading on the AMEX) through 12/31/07.

* Source: American Stock Exchange LLC

SPDR BID/ASK SPREAD DISTRIBUTION (2007 Only)*

Range ($)	% of Total
0.01—0.05	64.07%
0.05—0.10	32.80%
0.10—0.15	2.65%
0.15—0.20	0.36%
0.20—0.25	0.04%
0.25—0.50	0.06%
> 0.50	0.00%
Total	100.00%

The price range of shares for 2007 was from $136.75 to $157.52; consequently, $0.10 was from 0.07% to 0.06% of the share price.

*	Source: American Stock Exchange LLC

Frequency Distribution of Discounts and Premiums for the SPDR Trust:
Bid/Ask Price vs. Net Asset Value (NAV) as of 12/31/07*

Range		Calendar Quarter Ending 3/31/2007	Calendar Quarter Ending 6/30/2007	Calendar Quarter Ending 9/30/2007	Calendar Quarter Ending 12/31/2007	Calendar Year 2007
>50	Days	—	—	—	—
Basis Points	%	—	—	—	—
25—50	Days	—	—	1	3	4
Basis Points	%	—	—	1.6%	4.7%	1.6%
0—25	Days	25	28	27	28	108
Basis Points	%	41.7%	45.2%	42.9%	43.8%	43.4%
Total Days	Days	25	28	28	31	112
at Premium	%	41.7%	45.2%	44.4%	48.4%	45.0%
Closing Price	Days	3	1	1	0	5
Equal to NAV	%	5.0%	1.6%	1.6%	0.0%	2.0%
Total Days	Days	32	33	34	33	132
at Discount	%	53.3%	53.2%	54.0%	51.6%	53.0%
0— -25	Days	32	33	33	32	130
Basis Points	%	53.3%	53.2%	52.4%	50.0%	52.2%
-25— -50	Days	—	—	1	1	2
Basis Points	%	—	—	1.6%	1.6%	0.8%
< -50	Days	—	—	—	—	—
Basis Points	%	—	—	—	—	—

Close was within 0.25% of NAV better than 97% of the time from 1/29/93
(the first day of trading on the AMEX) through 12/31/2007.

* Source: American Stock Exchange LLC

Comparison of Total Returns Based on NAV and Bid/Ask Price(1)
as of 12/31/07*

The table below is provided to compare the Trust’s total pre-tax returns at NAV with the total pre-tax returns based on bid/ask price and the performance of the S&P 500 Index. Past performance is not necessarily an indication of how the Trust will perform in the future.

Cumulative Total Return

	1 Year	5 Year	10 Year
SPDR Trust Series 1
Return Based on NAV(2)(3)	5.39%	81.58%	75.55%
Return Based on Bid/Ask Price(2)(3)	5.80%	82.37%	76.33%
S&P 500 Index	5.49%	82.86%	77.56%

Average Annual Total Return

	1 Year	5 Year	10 Year
SPDR Trust Series 1
Return Based on NAV(2)(3)	5.39%	12.67%	5.79%
Return Based on Bid/Ask Price(2)(3)	5.80%	12.77%	5.84%
S&P 500 Index	5.49%	12.83%	5.91%

(1)	Currently, the Bid/Ask Price is calculated based on the best bid and best offer on the AMEX at 4:00 p.m. However, prior to April 3, 2001, the calculation of the Bid/Ask Price was based on the midpoint of the best bid and best offer at the close of trading on the AMEX, ordinarily 4:15 p.m.
(2)	Does not include the Transaction Fee which is payable to the Trustee only by persons purchasing and redeeming Creation Units as discussed above in the section of ‘‘Highlights’’ entitled ‘‘A Transaction Fee is Payable For Each Creation and For Each Redemption of Creation Units’’. If these amounts were reflected, returns would be less than those shown.
(3)	Does not include brokerage commissions and charges incurred only by persons who make purchases and sales of SPDRs in the secondary market as discussed above in the section of ‘‘Highlights’’ entitled ‘‘Brokerage Commissions on SPDRs’’. If these amounts were reflected, returns would be less than those shown.
*	Source: American Stock Exchange LLC

GLOSSARY

Page
‘‘1933 Act’’	58
‘‘10 Basis Point Limit’’	9
‘‘Additional Cash Deposit’’	36
‘‘Adjustment Amount’’	61
‘‘Adjustment Day’’	47
‘‘AMEX’’	4
‘‘Balancing Amount’’	48
‘‘Beneficial Owners’’	38
‘‘Business Day’’	3
‘‘Cash Component’’	5
‘‘Cash Redemption Payment’’	41
‘‘Closing Time’’	35
‘‘CNS’’	5
‘‘Code’’	10
‘‘Creation Units’’	4
‘‘Depository Agreement’’	39
‘‘Distributor’’	4
‘‘Dividend Equivalent Payment’’	5
‘‘Dividend Payment Date’’	62
‘‘DTC’’	10
‘‘DTCC’’	34
‘‘DTCC Shares’’	34
‘‘DTC Cut-Off Time’’	43
‘‘DTC Participants’’	38
‘‘ERISA’’	57
‘‘Evaluation Time’’	1
‘‘Ex-Dividend Date’’	63
‘‘Excess Cash Amounts’’	41
‘‘Exchange’’	4
‘‘Index Securities’’	3
‘‘Indirect Participants’’	38
‘‘IRA’’	57
‘‘IRS’’	56
‘‘License Agreement’’	i
‘‘Misweighting’’	45
‘‘Misweighting Amount’’	45
‘‘NASDAQ’’	44
‘‘NAV’’	3
‘‘NAV Amount’’	47
‘‘NSCC Business Day’’	14
‘‘NSCC’’	5
‘‘NYSE’’	3
‘‘Participant Agreement’’	5
‘‘Participating Party’’	5
‘‘Plans’’	57
‘‘Portfolio’’	3
‘‘Portfolio Deposit’’	5
‘‘Portfolio Deposit Amount’’	48
‘‘Portfolio Securities’’	3
‘‘Record Date’’	63
‘‘Request Day’’	47
‘‘S&P’’	3
‘‘S&P 500 Index’’	3
‘‘SEC’’	5
‘‘Service’’	10
‘‘SGX’’	52
‘‘SPDRs’’	3
‘‘SPDR Clearing Process’’	5
‘‘Sponsor’’	3
‘‘SSGM’’	51
‘‘Transaction Fee’’	9
‘‘Transmittal Date’’	34
‘‘Trust’’	3
‘‘Trust Agreement’’	3
‘‘Trustee’’	3
‘‘Weighting Analysis’’	45

STANDARD & POOR’S DEPOSITARY
RECEIPTS (SPDRs)
SPDR TRUST, SERIES 1

SPONSOR:
PDR SERVICES LLC

This Prospectus does not include all of the information with respect to the SPDR Trust set forth in its Registration Statement filed with the SEC in Washington, D.C. under the:

•	Securities Act of 1933 (File No. 33-46080) and
•	Investment Company Act of 1940 (File No. 811-7330).

To obtain copies from the SEC at prescribed rates—
Write:    Public Reference Section of the SEC
100 F Street, N.E., Washington, D.C. 20549
CALL:    1-800-SEC-0330
VISIT:    http://www.sec.gov

No person is authorized to give any information or make any representation about the SPDR Trust not contained in this Prospectus, and you should not rely on any other information. Read and keep both parts of this Prospectus for future reference.

PDR Services LLC has filed a registration statement on Form S-6 and Form N-8B-2 with the SEC covering SPDRs. While this Prospectus is a part of the registration statement on Form S-6, it does not contain all the exhibits filed as part of the registration statement on Form S-6. You should consider reviewing the full text of those exhibits.

Prospectus dated January 25, 2008